UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12
MRC GLOBAL INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MRC Global

2023
Notice of Virtual Annual Meeting of Stockholders & Proxy Statement

2023 Virtual Meeting of Stockholders Online Meeting Only - No Physical Meeting Location.

Experts You Can Trust

March 22, 2023

Dear Fellow Stockholders:

As chairman of MRC Global’s Board of Directors, I am proud of the Company’s strong commitment to its investors, customers, employees and sound governance. On behalf of the MRC Global Board of Directors, I thank you for your investment in our Company and your continued support.

We are pleased to invite you to the 2023 Annual Meeting of Stockholders that will be conducted virtually on Thursday, May 4, 2023, starting at 10:00 a.m. Houston, Texas time. Stockholders will be able to listen, vote and submit questions from any remote location with internet connectivity. A notice of the meeting and a Proxy Statement containing information about the matters to be acted upon are attached to this letter. Information on how to participate in this year’s virtual meeting can be found on page 1.

Your vote is important to us. Whether or not you plan to attend the meeting, please promptly vote your shares by submitting your proxy by internet or telephone or by completing, signing, dating and returning your proxy card or voting instruction form. If you decide to attend the Annual Meeting, you will be able to vote virtually, even if you have previously submitted your proxy.

Pursuant to our Corporate Governance Guidelines, Dr. Cornelis Linse will retire from our Board this year at the Annual Meeting. We wanted to thank Dr. Linse for his 13 years of services and wish him the best in his future endeavors.

Thank you for being a stockholder and for the trust and continued interest you have in MRC Global Inc.

Best regards,

/s/ Robert L. Wood

Robert L. Wood

Chairman of the Board

Notice of 2023 Virtual Annual Meeting of Stockholders

Date and Time

Thursday, May 4, 2023

10:00 a.m. Houston, Texas time

Virtual Only Meeting

No physical meeting location; See Voting Instructions for Stockholders on page 1.

Items to be Voted On

1.	Election of 8 director nominees: Deborah G. Adams, Leonard M. Anthony, George J. Damiris, Barbara J. Duganier, Ronald L. Jadin, Anne McEntee, Robert J. Saltiel, Jr. and Robert L. Wood

2.	Consider and act upon an advisory approval of a non-binding resolution approving the Company’s named executive officer compensation.

3.	Consider and act upon the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for 2023.

4.	Act on any other business that may properly come before the Annual Meeting or any reconvened meeting after adjournment.

How to Vote in Advance

Your vote is very important. Even if you intend to be present virtually at the Annual Meeting, please promptly vote in one of the following ways so that your shares may be represented and voted at the Annual Meeting:

Advance Voting Methods

Telephone – You can vote your shares by calling 800.652.VOTE (8683).

Internet – Follow online instructions on your Proxy Card and vote at www.investorvote.com/MRC

Mail - Complete, sign, date and return your proxy card or voting instruction form.

Notice

We mailed a Notice Regarding the Availability of Proxy Materials (the “Notice”) on or about March 22, 2023.

MRC Global’s Proxy Statement and 2022 Annual Report for the fiscal year ended December 31, 2022, are available at www.edocumentview.com/MRC.

Who Can Vote?

You can vote and attend the virtual Annual Meeting if you were a holder of record of the Company’s common or preferred stock at the close of business on March 10, 2023.

Voting Instructions

If you plan to participate in the virtual Annual Meeting, please see the instructions on page 1 of the Proxy Statement.

Voting by telephone or internet or by returning your proxy card or voting instruction form in advance of the 2023 Annual Meeting does not deprive you of your right to attend the virtual meeting.

By Order of the Board of Directors,

/s/ Daniel J. Churay

Daniel J. Churay

Executive Vice President – Corporate Affairs,

General Counsel and Corporate Secretary

March 22, 2023

MRC Global Inc.

1301 McKinney Street, Suite 2300

Houston, Texas 77010

i	2023 Proxy Statement

ii	2023 Proxy Statement

INSTRUCTIONS FOR THE VIRTUAL ANNUAL MEETING

Our 2023 Annual Meeting of Stockholders will be a completely virtual meeting. There will be no physical meeting location.

How Can I Participate in the Virtual Annual Meeting?

To access the virtual only Annual Meeting please click the Virtual Shareholder Meeting link or type https://www.meetnow.global/M5TXCV6 into your computer’s browser window. To log into the virtual meeting you have two options: Join as a “Guest” or Join as a “Shareholder”.

●	Join as a “Shareholder”:

Stockholders that desire either or both to ask questions at the Annual Meeting or vote during the Annual Meeting should join as a “Shareholder”. Registered and beneficial stockholders may join as a “Shareholder”. If you join as “Shareholder” you will be required to have a control number.

Registered Stockholders: If you were a registered stockholder as of the close of business on the record date for the Annual Meeting, March 10, 2023, and have your control number, you may use this control number. This control number can be found on your proxy card or notice or e-mail that registered stockholders receive. Registered stockholders who have not yet voted or wish to change a vote may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting.

Beneficial Stockholders: If you hold your shares through an intermediary, such as a bank or broker, you are a beneficial stockholder and must register in advance to attend the Annual Meeting as a “Shareholder”. To register you must submit proof of your proxy power (legal proxy) reflecting your MRC Global Inc. holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on Monday, May 1, 2023. You will receive a confirmation email from Computershare of your registration.

By mail:

Requests for beneficial stockholder registration should be directed to Computershare at the following address:

Computershare

MRC Global Inc. Legal Proxy

P. O. Box 43006

Providence, RI 02940-3006

OR

By email:

Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com. If you do not have your control number, you may not attend or ask questions at the virtual meeting as a “Shareholder”.

The list of our registered stockholders as of the close of business on the record date for the Annual Meeting, March 10, 2023, will be available online for inspection by “Shareholders” during the meeting.

●	Join as a Guest:

Either guests or stockholders may join as a “Guest”. Guests and stockholders that join as a “Guest” will be able to listen to the Annual Meeting but will be unable to ask questions, vote shares during the meeting or change previous votes cast prior to the meeting.

1	2023 Proxy Statement

NOTE ON GAAP VS. NON-GAAP MEASURES

In this Proxy Statement, we present certain financial measures that deviate from measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP measures are not necessarily better than the nearest GAAP measure but provide additional information as described below. For more complete information on the 2022 financial and operating performance of MRC Global Inc. (“MRC Global”, the “Company”, “we”, “us” or “our”), please review the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 (the “Form 10-K”) that was filed with the U.S. Securities and Exchange Commission (the “SEC”) and can be found on the internet at www.edocumentview.com/MRC. This annual report provides a complete reconciliation of certain of the non-GAAP measures as described below.

Adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure, and we define adjusted EBITDA as net income plus interest, income taxes, depreciation and amortization, amortization of intangibles and certain other expenses, including non-cash expenses (such as equity-based compensation, severance and restructuring, changes in the fair value of derivative instruments, long-lived asset impairments, including goodwill and intangible assets), inventory-related charges incremental to normal operations and plus or minus the impact of our last-in, first-out (“LIFO”) inventory costing methodology. We believe adjusted EBITDA provides investors a helpful measure for comparing our operating performance with the performance of other companies that may have different financing and capital structures or tax rates. We believe it is a useful indicator of our operating performance without regard to items, such as amortization of intangibles, which can vary substantially from company to company depending upon the nature and extent of acquisitions. Similarly, the impact of the LIFO inventory costing method can cause results to vary substantially from company to company depending upon whether they elect to utilize LIFO and depending upon which method they may elect. We believe that net income is the financial measure calculated and presented in accordance with GAAP that is most directly comparable to adjusted EBITDA. See page 35 of our Annual Report on Form 10-K for the year ended December 31, 2022, that has been filed with the SEC for a detailed reconciliation of net income to adjusted EBITDA.

Adjusted Gross Profit. Adjusted gross profit is a non-GAAP financial measure. We define adjusted gross profit as sales, less cost of sales, plus depreciation and amortization, plus amortization of intangibles plus inventory-related charges incremental to normal operations, and plus or minus the impact of our LIFO inventory costing methodology. We present adjusted gross profit because we believe it is a useful indicator of our operating performance without regard to items, such as amortization of intangibles, that can vary substantially from company to company depending upon the nature and extent of acquisitions. Similarly, the impact of the LIFO inventory costing method can cause results to vary substantially from company to company depending upon whether they elect to utilize LIFO and depending upon which method they may elect. We use adjusted gross profit as a key performance indicator in managing our business. We believe that gross profit is the financial measure calculated and presented in accordance with GAAP that is most directly comparable to adjusted gross profit. See page 33 of our Annual Report on Form 10-K for the year ended December 31, 2022, that has been filed with the SEC for a detailed reconciliation of adjusted gross profit to gross profit.

Net Debt. Net debt and related leverage metrics may be considered non-GAAP measures. We define net debt as total long-term debt, including the current portion, minus cash. We define our leverage ratio as net debt divided by adjusted EBITDA (as defined above). We believe net debt is an indicator of the extent to which the Company’s outstanding debt obligations could be satisfied by cash on hand and a useful metric for investors to evaluate the Company’s leverage position. We believe the leverage ratio is a commonly used metric that management and investors use to assess the borrowing capacity of the Company. We believe total long-term debt (including the current portion) is the financial measure calculated and presented in accordance with GAAP that is most directly comparable to net debt.

2	2023 Proxy Statement

The following table reconciles total long-term debt (including the current portion), as derived from our consolidated financial statements, with net debt (in millions) and shows the calculation of our leverage ratio:

	($ amounts in millions)
	Year Ended December 31,
	2020	2021	2022

Long-term debt, net	$379	$295	$337

Plus: current portion of long-term debt	4	2	3

Total Long-term debt	383	297	340

Less: Cash	119	48	32

Net Debt	$264	$249	$308

Adjusted EBITDA		$146	$261

Leverage ratio (net debt : adjusted EBITDA)		1.7x	1.2x

RANCE Adjusted for LIFO. Return on average net capital employed (“RANCE”) adjusted for LIFO is a non-GAAP measure. We define RANCE adjusted for LIFO as RANCE, plus or minus the impact of the benefit or expense of our LIFO accounting. We believe that RANCE, calculated in accordance with GAAP without the adjustment, is the financial measure calculated and presented in accordance with GAAP that is most directly comparable to RANCE adjusted for LIFO. RANCE adjusted for LIFO is not necessarily a better measure of return. However, we believe that it provides a good measure of our return without the impact of our LIFO accounting for inventory. Inflationary and deflationary conditions, which are beyond management’s control, create swings in LIFO expense or benefit. The following table reconciles RANCE to RANCE adjusted for LIFO.

	($ amounts in thousands)
	2020	2021	2022

Net Income (Loss) before Preferred	$(274,733)	$(14,100)	$74,853

Interest	28,376	23,205	23,982

Interest, net tax	22,417	18,332	18,946

NOPAT before Preferred	$(252,316)	$4,232	$93,799

Debt	$383,350	$297,347	$339,974

Equity	705,080	678,407	741,477

Net Capital	$1,088,430	$975,754	$1,081,451

Annual RANCE %	(19.1%)	0.4%	8.7%

LIFO	$(18,853)	$76,893	$66,335

LIFO, net tax	(14,894)	60,745	52,405

NOPAT before Preferred adj. for LIFO	$(267,210)	$64,977	$146,204

Annual RANCE % adj. for LIFO	(20.4%)	6.3%	13.5%

3	2023 Proxy Statement

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement before voting. For more complete information on the 2022 financial and operating performance of MRC Global Inc. (“MRC Global”, the “Company”, “we”, “us” or “our”), please review the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 (the “Form 10-K”) that was filed with the SEC and can be found on the internet at www.edocumentview.com/MRC.

Time of Virtual Annual Meeting

Thursday, May 4, 2023

10:00 a.m. Houston, Texas time

We will hold a virtual meeting of stockholders. Stockholders may participate virtually by typing https://www.meetnow.global/M5TXCV6 into your computer’s browser window. Please see Instructions for the virtual Annual Meeting on page 1.

Voting Matters

Stockholders are being asked to vote on the following matters at the 2023 Annual Meeting of Stockholders:

Item I.	The Election of 8 Director Nominees: Deborah G. Adams, Leonard M. Anthony, George J. Damiris, Barbara J. Duganier, Ronald L. Jadin, Anne McEntee, Robert J. Saltiel, Jr. and Robert L. Wood	Page 24

Board Recommendation: FOR each of the Company’s Nominees

Item II.	Approval, on an Advisory Basis, of the Company’s Named Executive Officer Compensation	Page 69

Board Recommendation: FOR

Item III.	Ratification of the Appointment of Ernst & Young as Independent Auditors for 2023	Page 89

Board Recommendation: FOR

4	2023 Proxy Statement

   Director Nominees

Name	Age at Annual Meeting	Director Since	Professional Background	Independent	2022-23 Committee Membership and Positions	Current Committee Membership and Positions*
Robert L. Wood	69	2015	Chairman of the Board of MRC Global Inc., Former Chairman, President and CEO of Chemtura Corporation	✓	Chairman of the Board	Chairman of the Board
Deborah G. Adams	62	2017	Former Senior Vice President of Phillips 66	✓	Compensation (Chair) Governance	Compensation (Chair) Governance
Leonard M. Anthony	68	2008	Former CEO of WCI Steel, Inc. and former CFO of Dresser-Rand Group, Inc.	✓	Governance (Chair) Audit	Audit Compensation
George J. Damiris	63	2021	Former CEO of HollyFrontier Corporation and Holly Energy Partners	✓	Compensation Governance	Compensation Governance
Barbara J. Duganier	64	2015	Former Global Chief Strategy Officer of Accenture and former Global CFO of Andersen Worldwide	✓	Audit (Chair) Governance	Governance (Chair) Audit
Ronald L. Jadin	62	2021	Former CFO of W.W. Grainger, Inc.	✓	Audit Compensation	Audit (Chair) Governance
Anne McEntee	52	2022	Former CEO of General Electric Company’s Digital Services unit of GE Renewable Energy	✓	Governance	Audit Compensation
Robert J. Saltiel, Jr.	60	2021	President & CEO of MRC Global, Former CEO of Key Energy Services, Inc. and Atwood Oceanics, Inc.		CEO	CEO

In the chart above, “Compensation” refers to the Board’s Compensation & Human Capital Committee, and “Governance” refers to the Board’s Environmental, Social, Governance & Enterprise Risk Committee.

   Preferred Stock Designated Director

Henry Cornell	67	2018	Founder and Senior Partner of Cornell Capital LLC and former Vice Chairman of the Merchant Banking Division of Goldman Sachs & Co.	Independent Director

*	Effective as of March 1, 2023

5	2023 Proxy Statement

Key Statistics about our Director Nominees

Independence	CEO Experience	Board Refreshment
88%	63%	4
7 of 8 Director Nominees are Independent, including our Chairman of the Board	5 of 8 Director Nominees are Current or Former CEOs	New Directors Have Been Added Since 2021

Gender Diversity	Overall Diversity	Average Tenure
38%	50%	5 years
3 of 8 Director Nominees are Females	4 of 8 Director Nominees are Women or from a Minority Group

	75%
	3 of 4 Board Leadership Positions (including the Chairman of the Board) are Women or Racial/Ethnic Minority

6	2023 Proxy Statement

Governance Highlights

Our Board of Directors (the “Board”) oversees the development and execution of MRC Global’s strategy. Some examples of the robust corporate governance practices and procedures that the Board has adopted are listed below.

Board Structure and Governance	✓	Eight of our nine directors and seven of our eight director nominees are independent.
	✓	75% (three of four) Board leadership positions (including the Chairman of the Board) are women or from a minority group.
	✓	Female and minority directors comprise 50% (four of eight) of our nominated directors. We have three female directors and one director that is from a minority group.
	✓	Each of the Audit, Compensation & Human Capital and Environmental, Social, Governance & Enterprise Risk (“ESG & Enterprise Risk”) Committees is comprised entirely of independent directors.
	✓	All directors attended 100% of meetings of the Board and committees of the Board on which they served.
	✓	The directors regularly hold executive sessions at each Board and committee meeting.
	✓	We have a mandatory retirement policy for directors.
	✓	Annually, we review our committee charters and Corporate Governance Guidelines.
	✓	Our non-executive Chairman is independent and separate from our CEO.
✓

All directors elected by the common stockholders are elected annually based on a plurality of the votes cast in uncontested elections, with a director resignation policy requiring a letter of resignation from a director if a director receives a greater number of “withhold” votes than “for” votes in the director’s election.

	✓	The Board and each committee annually conduct a thorough self-assessment process focused on Board or committee performance, respectively.
	✓	We are committed to Board refreshment. Since 2021, we have added four new independent directors.
	✓	Our Board and committees actively review risks and oversee risk management, including enterprise, environmental, social and governance (“ESG”) and cyber security risks.
	✓	Our Board is actively engaged in overseeing talent and long-term succession planning for senior leadership and directors.

Corporate Responsibility	✓	We have a comprehensive ethics program with standards of business conduct that help guide and promote good governance, responsible business practices and the highest standards of integrity.
	✓	Our Board and our ESG & Enterprise Risk Committee oversee management’s implementation of our ESG policies, programs and standards.

Stock Ownership	✓	We have stock ownership guidelines of 5x the annual cash retainer for our non-employee directors.
	✓	We have stock ownership guidelines of 5x base salary for the CEO and 3x base salary for other named executive officers (“NEOs”).
	✓	We prohibit hedging and pledging of our Company securities by directors and executive officers.

7	2023 Proxy Statement

2022 Financial and Operational Highlights

MRC Global is the leading global distributor of pipe, valves, fittings (“PVF”) and other infrastructure products and services to diversified energy, industrial and gas utility end-markets. We provide innovative supply chain solutions, technical product expertise and a robust digital platform to customers globally through our leading position across each of our diversified end-markets including the following sectors:

●	gas utilities (storage and distribution of natural gas)

●	downstream, industrial and energy transition (“DIET”) (crude oil refining, petrochemical and chemical processing, general industrials and energy transition projects)

●	upstream production (exploration, production and extraction of underground oil and gas)

●	midstream pipeline (gathering, processing and transmission of oil and gas)

Financial and operational highlights from fiscal year 2022 include:

Increased sales 26% to $3.36 billion, compared to $2.67 billion in 2021	Gross profit percentage of 18.1% of sales compared to 15.6% in 2021 Adjusted gross profit percentage of 21.3%, of sales, compared to 20.1% in 2021*

Net income of $51.3 million compared to prior year’s net loss of $37.7 million Adjusted EBITDA of $261 million, a 79% increase over 2021 adjusted EBITDA of $146 million*	Generated 41% of the Company’s revenue through MRCGO™ digital platform/e-commerce

Year-end backlog of $742 million compared to year-end 2021 backlog of $520 million	96% of 2022 valve sales (versus 94% in 2021) were “Low-E” valves, dramatically reducing fugitive emissions of methane and other greenhouse gases.

Ended the year with a leverage ratio of 1.2x, the lowest leverage ratio that the Company has had since its initial public offering in 2012*	The Company’s TSR for 2022 was 68%, improving from 4% in 2021.

*	See “Note on GAAP vs. Non-GAAP Measures” above for information about the non-GAAP measures: adjusted gross profit percentage, adjusted EBITDA, RANCE adjusted for LIFO, net debt and leverage ratio.

8	2023 Proxy Statement

2022 Executive Compensation Highlights

“Pay for Performance” Executive Compensation Strategy

MRC Global’s executive compensation program is designed to attract, motivate and retain our executives, including our named executive officers (NEOs), who are critical to the Company’s long-term success. Our executive compensation strategy is “pay for performance” and is focused on:

●

motivating executive officers to increase the economic value of the Company by strengthening our position as a leading global distributor of infrastructure products and value-added services provider and by aggressively pursuing profitable growth; and

●	aligning our executive officers’ interests and actions with the interests of our stockholders and key stakeholders.

We provide our executive officers with a compensation package that consists primarily of:

●	a base salary,

●	short-term incentive (“STI”) in the form of annual cash payments based upon achievement of certain performance metrics, and

●

long-term incentive (“LTI”) in the form of time-vested restricted stock units (“RSUs”) and performance share units (“PSUs”), which pay out based upon achievement of certain performance metrics over a three-year performance period.

Our Compensation & Human Capital Committee, which is composed solely of independent directors, believes in a pay for performance philosophy. While our Compensation & Human Capital Committee sets target compensation for the executive officers each year based on market practices and internal considerations, the executive officers’ realized compensation is strongly dependent on the Company’s performance relative to pre-determined and measurable financial metrics and stock price performance.

●	As illustrated in the following graphic, a substantial portion of our target compensation for executive officers is at risk.

●	For 2022 STI, NEO performance was based:

●	87.5% on the Company’s adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”) and

●	12.5% on two safety targets.

●

The 2022 LTI equity grant consisted of time vested RSUs and PSUs for NEOs. Vesting of the PSUs depends on performance based upon the Company’s total shareholder return (“TSR”) relative to companies in the OSX[1] index plus NOW Inc. plus the Russell 2000 (IWM – iShares Russell 2000 ETF) for each year in the three-year period ended December 31, 2024 as well as the full three-year period. The time vested RSUs provide retention value, and the value of the units is also tied to performance because it increases or decreases depending on our stock price at vesting. The time vested RSUs vest ratably on each anniversary of the grant date over a three-year period.

●	The performance period for the 2020 – 2022 PSUs ended with no payout to executives as the threshold targets in those PSUs were not met.

[1]	The OSX Index is the Philadelphia Oil Service Sector Index.

9	2023 Proxy Statement

Target Compensation

The following illustration represents the elements of our 2022 base compensation package at target to reflect the CEO’s compensation and an average for the other active NEOs.

10	2023 Proxy Statement

Key Features of Our Executive Compensation Program

What We Do
✓

We pay for performance – 84% of CEO ongoing pay and an average of 68% of other active NEOs 2022 target base compensation is at risk, and target total direct compensation is achieved only when performance objectives are achieved.

✓	We benchmark pay relative to the market and review the peer group used for market benchmarking on an annual basis.
✓

We set objectives for our annual STI plan that are measurable, determined in advance and aligned with stockholder interests. Our 2022 STI targets were stretch targets – Our 2022 adjusted EBITDA target was $190 million compared to 2021 adjusted EBITDA of $146 million, a 30% increase, and the 2022 safety targets were the same targets as the 2021 targets.

✓

Our LTI equity compensation plan is designed to be strongly tied to Company performance. We award PSUs to tie payouts to relative TSR. We award RSUs to tie realized value to stock price and to provide retention value.

✓	Beginning in 2021, we added a 100% cap on PSU payouts based on relative TSR if the Company’s TSR is negative.
✓

Beginning in 2022, we added a Russell 2000 ETF to the companies used in the relative TSR calculation for PSUs to better reflect our performance against the broader market and acknowledge the broader competition for investor capital.

✓	We have equity ownership guidelines that provide for significant executive officer equity ownership.
✓

We have a clawback policy in place to recoup certain compensation from the covered employees in the event of restatement of our financial statements due to theft, fraud, willful misconduct or negligence.

✓	We have a fully independent Compensation & Human Capital Committee.
✓	Our Compensation & Human Capital Committee engages a compensation consultant that is independent of management and the Company.
✓	We have an annual Say-on-Pay vote.

What We Don’t Do
No guaranteed minimum incentives
No excise tax gross ups
No re-pricing of stock options or stock appreciation rights permitted without approval from stockholders
No hedging or derivative transactions with respect to our shares by executive officers or directors permitted
No pledging of MRC Global securities by executive officers or directors permitted

We provide additional detail about our executive compensation in our “Compensation Discussion and Analysis”.

SAY-ON-PAY

85% APPROVAL	Stockholders showed support of our executive compensation programs, with 85% of the votes cast for the approval of the “say-on-pay” proposal at our 2022 annual meeting of stockholders.

11	2023 Proxy Statement

Environmental and Social Responsibility

Our focus on sustainability is an integral part of our business and helps us identify goals as we pursue business opportunities and manage our Company’s risk. To focus on ESG factors and further integrate them into our strategy and business, we appointed Emily Shields as senior vice president – sustainability (“SVP – Sustainability”), who reports to our CEO. We also have an ESG Management Committee that Ms. Shields chairs and our EVP – Corporate Affairs sponsors. The committee is comprised of executives representing various functions within our Company including operations, finance, quality, safety, corporate services, marketing, human resources, investor relations and supply chain management leaders. We believe that proper management of environmental, social and governance (ESG) factors ultimately leads to greater returns and contributes to more engaged employees, resulting in a more effective organization. The ESG Management Committee identifies and discusses ESG issues material to MRC Global’s business, including our human capital management practices and product offerings. The SVP-Sustainability reports quarterly to our Board through the Board’s ESG & Enterprise Risk Committee and oversees disclosure to investors and stakeholders through our annual ESG Report, filings with the SEC and on our Company’s website. The ESG & Enterprise Risk Committee of the Board is comprised of non-executive directors and assists the full Board in its oversight of the Company’s efforts on sustainability and ESG matters and reports to the Board on a quarterly basis. Sustainability highlights for 2022 include:

●

generating over $100 million in revenue from energy transition projects, including offshore windfarms, biofuel plant conversions, carbon capture, utilization and storage projects, renewable diesel projects, renewable natural gas facilities, hydrogen production and hydroelectricity generation

●	generating over $808 million in valve sales (96% of total valve sales) that were “Low-E” valves, which substantially reduce fugitive emissions of methane and other greenhouse gases

●	aligning our greenhouse gas (“GHG”) emissions reporting with the GHG Protocol

●	piloting a program to replace plastic shrink wrap in our packaging with a biodegradable wrap. As a result, we expect to implement this wrap in our U.S. operations.

●	enhancing our manufacturer assessment to include greater focus on ESG factors, which provides us with greater visibility into our supply chain

●

implementing a “build the bench” program to improve our long-term female, veteran and diversity representation in management. This includes a new sales and service representative training program, designed to hire and develop entry-level sales personnel positions that serve as the talent pool for promotions into management positions.

See “Environmental and Social Responsibility” below and our 2022 Environmental, Social & Governance Report on our website at https://www.mrcglobal.com, by clicking on “ESG” in the menu. Our 2023 ESG report will also be published at this link when available.

Deadlines for Submitting Stockholder Proposals for 2024 Annual Meeting of Stockholders

The Corporate Secretary of the Company must receive proposals for inclusion in our Proxy Statement for our 2024 annual meeting of stockholders in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), no later than November 23, 2023.

The Corporate Secretary of the Company must receive notice of a stockholder nomination for candidates for the Board or any other business to be considered at our 2024 annual meeting of stockholders no earlier than the close of business on January 5, 2024, and no later than the close of business on February 5, 2024. Changes to the date of our annual meeting and the date of the first announcement of such meeting may change these dates, as set forth in our bylaws and further discussed below. Copies of our bylaws are available on our website at https://www.mrcglobal.com, by clicking on “Investors” in the menu, then “Corporate Governance”, then “Documents and Charters”.

12	2023 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why am I receiving these materials?

We are furnishing this Proxy Statement to you as part of a solicitation by the Board of Directors of MRC Global Inc., a Delaware corporation, for use at our 2023 virtual Annual Meeting of Stockholders (the “Annual Meeting”) and at any reconvened meeting after an adjournment or postponement of the Annual Meeting. We will hold the Annual Meeting online only. There will be no physical meeting location. The Annual Meeting will be held on Thursday, May 4, 2023, at 10:00 a.m. Houston, Texas time. Please see Instructions for the virtual Annual Meeting on page 1.

We have two classes of stock: common stock, $.01 par value per share (“common stock”), and 6.5% Series A Convertible Perpetual Preferred Stock (“preferred stock”, and together with the common stock, “stock”). You are receiving these materials because, at the close of business on March 10, 2023 (the “Record Date”), you owned shares of stock. All stockholders of record on the Record Date are entitled to attend and vote at the Annual Meeting. Each common stockholder will have one vote on each matter for every share of common stock owned on the Record Date. On the Record Date, we had a total of 108,480,421 shares of common stock, of which 24,216,330 shares are held in treasury, resulting in 84,264,091 shares of common stock entitled to vote at the meeting. Any shares held in our treasury on the Record Date are not considered outstanding and will not be voted or considered present at the meeting. On the Record Date, we had a total of 363,000 shares of preferred stock outstanding entitled to 20,302,009 votes at the Annual Meeting, which number is equal to the number of shares of common stock into which the shares of preferred stock could be converted on the Record Date, rounded to the nearest share. Holders of the common stock and the preferred stock vote (on an as-converted basis) together on all matters as a single class.

How is MRC Global distributing proxy materials? Is MRC Global using the SEC’s “Notice and Access” rule?

Under SEC rules, we are furnishing proxy materials to our stockholders. On or about March 22, 2023, we expect to mail our stockholders (other than those who previously requested electronic or paper delivery) a Notice Regarding the Availability of Proxy Materials (the “Notice”) containing instructions on how to access the proxy materials online, and to make the materials available as of that date on www.edocumentview.com/MRC. If you receive a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the proxy materials. The Notice also instructs you on how you may submit your proxy via the internet. If you received a Notice by mail and would like to receive a copy of our proxy materials, follow the instructions contained on the Notice about how you may request to receive a copy electronically or in printed form on a one-time or ongoing basis. We encourage stockholders to take advantage of the availability of the proxy materials on the internet as we believe electronic delivery will expedite the receipt of materials while lowering costs and reducing the environmental impact of our Annual Meeting by reducing printing and mailing of full sets of materials.

In addition to this Proxy Statement and Notice, our proxy materials include our 2022 Annual Report (the “Annual Report”) (which includes the Form 10-K).

Copies of the Form 10-K, as well as other periodic filings by the Company with the SEC, are also available on our website at https://www.mrcglobal.com by clicking on “INVESTOR” and “SEC Filings”. The information included in our website is not incorporated herein by reference.

13	2023 Proxy Statement

A copy of the proxy materials, including the Annual Report, will be furnished to you free of charge upon request to our Corporate Secretary or proxy solicitor at, respectively:

MRC Global Inc. Office of the Corporate Secretary 1301 McKinney Street, Suite 2300 Houston, Texas 77010 Attention: Daniel J. Churay Telephone: (713) 655-1005 or (877) 294-7574 gc@mrcglobal.com	Morrow Sodali LLC 333 Ludlow Street, 5th Floor, South Tower Stamford, CT 06902 Telephone: (203) 658-9400

What information is contained in this Proxy Statement?

This Proxy Statement includes information about the nominees for director and other matters to be voted on at the Annual Meeting. It also:

(i)	explains the voting process and requirements;
(ii)

describes the compensation of our principal executive officer, our principal financial officer and at least our three other most highly compensated officers (collectively referred to as our “named executive officers” or “NEOs”);

(iii)	describes the compensation of our directors;
(iv)	provides information regarding our long-term incentive plan, and
(v)	provides certain other information that SEC rules require.

What matters am I voting on, how may I vote on each matter and how does the Board recommend that I vote on each matter?

The following table sets forth each of the proposals you are being asked to vote on, how you may vote on each proposal and how the Board recommends that you vote on each proposal:

Company Proposals	How may I vote?	How does the Board recommend that I vote?
I. Election of 8 director nominees: Deborah G. Adams, Leonard M. Anthony, George John Damiris, Barbara J. Duganier, Ronald L. Jadin, Anne McEntee, Robert J. Saltiel, Jr. and Robert L. Wood	You may: (i) vote FOR the election of each nominee; or (ii) WITHHOLD authority to vote for each nominee.	FOR each of the Company’s 8 director nominees
II. Approve on an advisory basis the Company’s named executive officer compensation	You may vote FOR or AGAINST the non-binding, advisory resolution approving named executive officer compensation, or you may indicate that you wish to ABSTAIN from voting on the matter.	FOR the approval of a non-binding, advisory resolution approving the Company’s named executive officer compensation
III. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2023

You may vote FOR or AGAINST

the ratification of the appointment of

Ernst & Young LLP as our independent registered accounting firm for 2023, or you may indicate that you wish to ABSTAIN from voting on the matter.

FOR the ratification of Ernst & Young LLP as our registered public accounting firm for 2023

14	2023 Proxy Statement

We are not aware of any matter to be presented at the Annual Meeting that is not included in this Proxy Statement. However, your proxy authorizes the person named on the proxy card to take action on additional matters that may properly arise. These individuals will exercise their best judgment to vote on any other matter, including a question of adjourning the Annual Meeting.

What is the difference between a stockholder of record and a stockholder who holds stock in street name?

If your shares are registered in your name with our transfer agent, Computershare Trust Company,

N.A. (“Computershare”), you are a stockholder of record.

If you hold your shares with a broker or in an account at a bank, then you are a beneficial owner of shares held in “street name”. Your broker or bank is considered the stockholder of record for purposes of voting at the Annual Meeting. Your broker or bank should provide you with instructions for directing the broker or bank how to vote your shares.

How do I vote if I am a stockholder of record?

As a stockholder of record, you may vote your shares in any one of the following ways:

Vote online at the Virtual Annual Meeting	Vote by calling toll-free 800.652.VOTE (8683)

If you receive a paper copy of the proxy materials, complete, sign, date and return the proxy card or voting instruction form	Vote online at www.investorvote.com/MRC

Unless you or your representative attend and vote online at the virtual Annual Meeting, for your vote to count the Company must receive your vote, either by telephone, internet, proxy card or voting instruction form by 11:59 p.m., Eastern Standard Time on May 3, 2023. Internet and telephone voting facilities will close at 11:59 p.m., Eastern Standard Time on May 3, 2023.

If I hold shares in street name, does my broker need instructions to vote my shares?

Under rules of the New York Stock Exchange (the “NYSE”), if you hold shares of stock in street name and do not submit specific voting instructions to your brokers, banks or other nominees, they generally will have discretion to vote your shares on routine matters such as Proposal III but will not have the discretion to vote your shares on non-routine matters, such as Proposals I and II. When the broker, bank or other nominee is unable to vote on a proposal because the proposal is not routine, and you do not provide any voting instructions, a broker non-vote occurs and, as a result, your shares will not be voted on these proposals.

Therefore:

●

on the non-routine proposals of election of directors (Proposal I) and approval, on an advisory basis, of a non-binding advisory resolution approving our executive compensation (Proposal II), your broker, bank or nominee will not be able to vote without instruction from you; and

●

on the routine proposal of ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2023 (Proposal III), your broker, bank or nominee may vote in their discretion without instruction from you.

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How do I vote my shares?

If you are a stockholder of record, you can cast your vote during the online meeting, by calling the toll-free telephone number or by using the internet as described in the instructions in the Notice. If you receive a paper copy of the proxy materials, you may also vote your shares by completing, signing, dating and returning your proxy card or voting instruction form. Your vote will be cast in accordance with the instructions authorized by telephone or internet or included on a properly signed and dated proxy card or voting instruction form, as applicable. If you are a stockholder of record, you can attend the virtual Annual Meeting virtually and vote. If you do not vote by telephone or internet, return a signed proxy card or voting instruction form or attend the virtual meeting and vote, no vote will be cast on your behalf.

You are urged to follow the instructions on your Notice, proxy card or voting instruction form to indicate how your vote is to be cast. Please see the Instructions for the virtual Annual Meeting on page 1 if you wish to attend the virtual meeting.

Pursuant to Section 212(c) of Delaware Law, stockholders may validly grant proxies over the internet. Your internet vote authorizes the proxies designated by the Company to vote your shares in the same manner as if you had returned a proxy card or voting instruction form. To vote over the internet, follow the instructions provided on your Notice. If you hold shares in street name, you are encouraged to contact your bank or broker to obtain and return the appropriate voting instruction form.

What if I return my proxy card or vote by internet or telephone but do not specify how I want to vote?

If you are a stockholder of record and sign and return your proxy card or complete the internet or telephone voting procedures, but do not specify how you want to vote your shares, we will vote them as follows:

I.

FOR the election of the 8 Company director nominees: Deborah G. Adams, Leonard M. Anthony, George J. Damiris, Barbara J. Duganier, Ronald L. Jadin, Anne McEntee, Robert J. Saltiel, Jr. and Robert L Wood

II.	FOR the approval, on an advisory basis, of a non-binding advisory resolution approving the Company’s named executive officer compensation
III.	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2023

What can I do if I change my mind after I vote my shares?

Attendance virtually in the virtual Annual Meeting will not in and of itself constitute revocation of a proxy. Any stockholder of record who authorizes his or her vote by telephone or by internet or executes and returns a proxy card may revoke the proxy before it is voted by:

●	notifying in writing the Corporate Secretary of MRC Global Inc. at 1301 McKinney Street, Suite 2300, Houston, Texas 77010, Attention: Corporate Secretary;
●	executing and returning a subsequent proxy;
●

subsequently authorizing the individuals designated by the Company to vote his or her interests by calling the toll-free telephone number or by using the internet by the telephone or internet deadline and as described in the instructions included on his or her Notice; or

●	appearing online and voting at the Annual Meeting.

For shares you hold in street name, you may change your vote by submitting new voting instructions to your broker, bank or other nominee or by obtaining a legal proxy from your broker, bank or other nominee giving you the right to vote your shares at the Annual Meeting.

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What shares are included on my proxy card?

You will receive one proxy card for all the shares of MRC Global that you hold as a stockholder of record (in certificate form or in book-entry form). If you hold your shares of MRC Global in street name, you will receive voting instructions for each account you have with a broker or bank.

How may I obtain instructions on how to attend the Annual Meeting online?

Please see Instructions for the virtual Annual Meeting on page 1. If you need assistance with these directions, please call us at 713-655-1005 or 877-294-7574 or write us at MRC Global Inc., 1301 McKinney Street, Suite 2300, Houston, Texas 77010, Attn: Corporate Secretary.

What is the quorum requirement for the Annual Meeting?

There must be a quorum to take action at the Annual Meeting (other than action to adjourn or postpone the Annual Meeting for lack of a quorum). A quorum will exist at the Annual Meeting if stockholders holding a majority of the voting powers of all of the shares entitled to vote at the Annual Meeting are present virtually or by proxy. Stockholders of record who return a proxy or vote virtually at the Annual Meeting will be considered part of the quorum. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum.

What is the voting requirement to approve each of the proposals?

The following table sets forth the voting requirement with respect to each of the proposals:

Proposal	Voting Requirement

I.Election of the 8 Company director nominees: Deborah G. Adams, Leonard M. Anthony, George J. Damiris, Barbara J. Duganier, Ronald L. Jadin, Anne McEntee, Robert J. Saltiel, Jr. and Robert L. Wood

Each director must be elected by a plurality of the votes cast. Any director who receives a greater number of “WITHHOLD” votes than “FOR” votes is expected to tender to the Board the director’s resignation promptly following the certification of election results pursuant to the Company’s Corporate Governance Guidelines. Pursuant to these guidelines, the Board must accept or reject the resignation within 90 days following the certification of election results and publicly disclose its decision.

II.Approve, on an advisory basis, a non-binding advisory resolution approving the Company’s executive officer compensation

To be approved, this proposal must be approved by a majority of the votes cast by the stockholders present in person or represented by proxy, meaning that the votes cast by the stockholders “FOR” the approval of the proposal must exceed the number of votes cast AGAINST” the approval of the proposal.

III.Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2023

To be approved, this proposal must be approved by a majority of the votes cast by the stockholders present in person or represented by proxy, meaning that the votes cast by the stockholders “FOR” the approval of the proposal must exceed the number of votes cast “AGAINST” the approval of the proposal.

Other matters that may properly come before the Annual Meeting may or may not require more than a majority vote under our bylaws, our Amended and Restated Certificate of Incorporation, the laws of Delaware or other applicable laws, depending on the nature of the matter.

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Who will count the votes?

A representative of Computershare will act as the inspector of elections and count the votes.

Where can I find the voting results of the Annual Meeting?

We will announce the preliminary voting results at the Annual Meeting. We also will disclose the final voting results in a Form 8-K filed with the SEC within four business days after the Annual Meeting.

May I propose actions for consideration at the 2024 Annual Meeting of stockholders?

Yes. For your proposal to be considered for inclusion in our Proxy Statement for the 2024 annual meeting of stockholders, we must receive your written proposal no later than November 23, 2023. If we change the date of the 2024 annual meeting of stockholders by more than 30 days from the anniversary of the date of this year’s Annual Meeting, then the deadline to submit proposals will be a reasonable time before we begin to print and mail our proxy materials. Your proposal, including the manner in which you submit it, must comply with SEC regulations regarding stockholder proposals.

If you wish to raise a proposal (including a director nomination) from the floor during our 2024 annual meeting of stockholders, we must receive a written notice of the proposal no earlier than the close of business on January 5, 2024, and no later than the close of business on February 5, 2024. If our first announcement of the date of the 2024 annual meeting of stockholders is less than 100 days prior to the meeting, then in accordance with the Bylaws, the Corporate Secretary of the Company must receive the notice by the 10th day following the announcement. If the date of the 2024 annual meeting is more than 30 days before or more than 30 days after the anniversary of the date of this year’s Annual Meeting, you must deliver the notice not earlier than the close of business on the 120th day prior to the date of the 2024 annual meeting and not later than the close of business on the later of the 90th day prior to the date of the 2024 annual meeting. Your submission must contain the additional information that our bylaws require. Proposals should be addressed to our Corporate Secretary at 1301 McKinney Street, Suite 2300, Houston, Texas 77010.

Who is paying for this proxy solicitation?

Our Board is soliciting your proxy. We expect to solicit proxies in person, by telephone or by other electronic means. We have retained Morrow Sodali LLC, 333 Ludlow Street, 5th Floor, South Tower, Stamford, CT 06902 to assist in this solicitation. We expect to pay Morrow Sodali LLC an estimated $7,500 in fees, plus expenses and disbursements.

We will pay the expenses of this proxy solicitation, including the cost of preparing, printing and mailing the Notice, this Proxy Statement and related proxy materials. These expenses may include the charges and expenses of banks, brokerage firms and other custodians, nominees or fiduciaries for forwarding proxy materials to beneficial owners of MRC Global shares.

Are you “householding” for stockholders sharing the same address?

The SEC has adopted rules that allow a company to deliver a single Notice or set of proxy materials to an address shared by two or more of its stockholders. This method of delivery, known as “householding”, permits us to realize cost savings and reduces the amount of duplicate information stockholders receive. In accordance with notices sent to stockholders sharing a single address, we are sending only one Notice (or, if requested, one set of proxy materials) to that address unless we have received contrary instructions from a stockholder at that address. Any stockholders who object to or wish to begin householding may notify the Corporate Secretary of the Company orally or in writing at the telephone number or address, as applicable, set forth above. We will deliver promptly an individual copy of the Notice and, if requested, proxy materials, to any stockholder who revokes its consent to householding upon our receipt of such revocation.

18	2023 Proxy Statement

If you would like to receive a copy of this Proxy Statement and our 2022 Annual Report, we will promptly send you a copy upon request directed to our transfer agent, Computershare. You can call Computershare toll free at 1-800-962-4284. You can call the same phone number to notify us that you wish to receive a separate Annual Report or Proxy Statement in the future or to request delivery of a single copy of any materials if you are receiving multiple copies now.

19	2023 Proxy Statement

SECURITY OWNERSHIP

Directors and Executive Officers

The following table shows, as of February 15, 2023, the number of shares of our common stock that each of our directors, each of our named executive officers (NEOs) and all of our executive officers and directors as a group beneficially own.

The rules of the SEC generally determine beneficial ownership, which generally includes voting or investment power with respect to securities. Unless indicated below, to our knowledge, the persons and entities that the table names have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of February 15, 2023, are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unvested restricted stock units (RSUs) and performance share units (PSUs) are not included to the extent they will not definitively vest within 60 days of February 15, 2023. Except as otherwise indicated, the business address for each of our beneficial owners is c/o MRC Global Inc., 1301 McKinney Street, Suite 2300, Houston, Texas 77010.

Name	Total Shares of Common Stock Beneficially Owned	Percent of Common Stock Outstanding	Shares of Unvested Restricted Stock or RSUs included in Total	Options Exercisable Included in Total

Robert J Saltiel, Jr.	150,408	*	61,042	—

Kelly Youngblood	152,016	*	—	—

Daniel J Churay(1)	152,163	*	—	60,061

Grant R. Bates(2)	86,827	*	—	8,971

Rance C. Long	49,463	*	—	9,160

Deborah G. Adams	70,313	*	10,229	—

Leonard M. Anthony	120,773	*	10,229	7,144

Henry Cornell(3)	20,380,313	19.5%	10,229	9,415

George J. Damiris	17,926	*	10,229	—

Barbara Duganier	77,938	*	10,229	—

Ronald L. Jadin	17,926	*	10,229	—

Anne McEntee	7,015	*	7,015	—

Robert L. Wood(4)	91,275	*	18,412	—

Dr. Cornelis A. Linse	88,439	*	10,229	7,144

All directors and executive officers, as a group (19 persons)	21,550,377	20.6%
*Less than 1%

(1)	Mr. Churay owns 550 shares of common stock through an Individual Retirement Account.

(2)	Mr. Bates indirectly owns 3,869 shares of our common stock through ownership by his spouse.

20	2023 Proxy Statement

(3)

Mr. Cornell directly owns 68,879 shares of common stock and indirectly owns 10 shares of common stock held by his minor son. In addition, Mr. Cornell together with Mario Investments LLC, Cornell Capital Special Situations Partners II LP, Cornell Capital GP II LP and Cornell Investment Partners LLC has beneficial ownership of the outstanding Series A Convertible Perpetual Preferred Stock convertible into 20,302,009 shares of common stock. Mr. Cornell is the sole member of Cornell Investment Partners LLC, which is the general partner of Cornell Capital GP II LP, which is the general partner of Cornell Capital Special Situations Partners II LP, which is the sole member of Mario Investments LLC. Refer to “Certain Beneficial Owners” and “Preferred Stock Issuance” for additional details.

(4)	Mr. Wood owns 3,000 shares of our common stock indirectly through Robert Wood TTE.

As of February 15, 2023, the Company’s directors and executive officers beneficially owned 20.6% of our outstanding common stock (assuming conversion of all preferred stock to common stock). The percentage beneficially owned was calculated based on 84,246,673 shares of common stock and preferred stock convertible into 20,302,009 shares of common stock for a total of 104,548,682 shares outstanding on February 15, 2023.

Certain Beneficial Owners

The following table sets forth information regarding persons or groups known to the Company to be beneficial owners of more than 5% of our outstanding preferred stock or common stock as of February 15, 2023, including the business address of each.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Common Stock Outstanding
Mario Investments LLC(1) c/o Cornell Capital GP II LP 499 Park Avenue, 21st Floor New York, NY 10022	20,302,009	19.4%

The Vanguard Group(2) 100 Vanguard Blvd. Malvern, PA 19355	9,156,447	8.8%

BlackRock, Inc.(3) 55 East 52nd Street New York, NY 10055	6,615,808	6.3%

Pzena Investment Management, LLC(4) 320 Park Avenue, 8th Floor New York, NY 10022	5,422,342	5.2%

(1)

On June 12, 2018, Mario Investments LLC, Cornell Capital Special Situations Partners II LP, Cornell Capital GP II LP, Cornell Investment Partners LLC, and Henry Cornell filed a Schedule 13D reporting shared beneficial ownership of 363,000 shares of preferred stock convertible into 20,302,009 shares of common stock on an as-converted basis with shared voting and dispositive power.

(2)

Based on the Schedule 13G/A filed with the SEC on February 9, 2023, The Vanguard Group has sole dispositive power with respect to 8,939,542 shares of common stock, shared dispositive power with respect to 216,905 shares of common stock and shared voting power with respect to 144,581 shares of common stock.

(3)

Based on the Schedule 13G/A filed with the SEC on February 3, 2023, BlackRock, Inc. has sole dispositive power with respect to 6,615,808 shares of common stock and sole voting power with respect to 6,442,933 shares of common stock.

(4)

Based on the Schedule 13G/A filed with the SEC on January 24, 2023, Pzena Investment Management, LLC has sole dispositive power with respect to 4,095,913 shares of common stock and sole voting power with respect to 5,422,342 shares of common stock.

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Preferred Stock Issuance

In June 2015, we filed with the Secretary of State of the State of Delaware a Certificate of Designations, Preferences, Rights and Limitations of Series A Convertible Perpetual Preferred Stock (the “Certificate of Designations”) creating the Series A Convertible Perpetual Preferred Stock, par value $0.01 per share (the “preferred stock”), and establishing the designations, preferences, and other rights of the preferred stock. On June 10, 2015, we issued 363,000 shares of preferred stock and received gross proceeds of $363 million. In connection with the issuance, we entered into a shareholders’ agreement (the “Shareholders’ Agreement”) with Mario Investments LLC, the initial holder of the preferred stock (the “Initial Holder”). The following description is qualified in its entirety by reference to the full text of the Certificate of Designations and the Shareholders’ Agreement, each of which were filed as exhibits to our Current Report on Form 8-K, which was filed with the SEC on June 11, 2015.

Voting and Other Rights

The preferred stock ranks senior to our common stock with respect to dividend rights and rights on liquidation, winding-up and dissolution. The preferred stock has a stated value of $1,000 per share, and holders of the preferred stock are entitled to cumulative dividends payable quarterly in cash at a rate of 6.50% per annum.

The preferred stock does not create a dual class voting structure as it is does not constitute a second class of common stock with special voting rights. Holders of the preferred stock are entitled to vote together with the holders of the common stock as a single class, in each case, on an as-converted basis, except in rare instances when the law requires a separate class vote of the common stockholders. The preferred stockholders also have certain rights regarding the issuance of stock that is Parity Stock or Senior Stock (as each of those terms are defined in the Certificate of Designations). A vote of two-thirds of the preferred stock is required to:

●	amend or alter the Company’s certificate of incorporation to create or increase any class or series of Parity Stock or Senior Stock or adversely affect the rights of the preferred stock;

●	amend, alter or repeal any provision of the Company’s certificate of incorporation so as to adversely affect the rights, preferences, privileges or voting powers of the preferred stock; or

●	to consummate a share exchange, reclassification, merger or consolidation where:

●	the shares of the preferred stock do not remain outstanding, and the terms of the preferred stock are not amended or

●	the preferred stockholders do not receive preference securities in a transaction with the same or better terms than those in the preferred stock,

or, in either case, certain additional requirements are not met.

Pursuant to the Shareholders’ Agreement, the Initial Holder and certain related parties if the preferred stock is transferred to those parties (collectively, the “Original Holder’s Group”) are entitled to vote their shares in their discretion. Holders of the preferred stock have certain limited special approval rights, including with respect to the issuance of pari passu or senior equity securities of the Company.

Lapse of Certain Voting Requirements

Prior to June 10, 2020, the Original Holder’s Group agreed to vote their shares in favor of director nominees that the Board nominates. This provision has lapsed, and the Original Holder’s Group is no longer required to vote their shares in favor of director nominees that the Board nominates.

Sunset Provisions

The preferred stock is convertible at the option of the holders into shares of common stock at an initial conversion rate of 55.9284 shares of common stock for each share of preferred stock, which represents an initial conversion price of $17.88 per share of common stock, subject to adjustment. The Company currently has the option to redeem, in whole but not in part, all of the outstanding shares of preferred stock at par value, subject to certain redemption price adjustments. We may elect to convert

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the preferred stock, in whole but not in part, into the relevant number of shares of common stock if the last reported sale price of the common stock has been at least 150% of the conversion price then in effect for a specified period. The conversion rate is subject to customary anti-dilution and other adjustments.

Board Representation Rights

Pursuant to the Shareholders’ Agreement, for so long as the Original Holder’s Group maintained at least 33% of their original investment (whether in preferred stock or shares of common stock issued upon conversion of the preferred stock), the Original Holder’s Group has the right to appoint a single representative, in a non-voting observer capacity, to attend all meetings of the Board, subject to certain exceptions.

Pursuant to the Certificate of Designations and the Shareholders’ Agreement, on June 10, 2018, the Original Holder’s Group had the right to designate one person to serve as a director on the Board if the Original Holder’s Group maintained at least 33% of their original investment and shares of the preferred stock remained outstanding. The Original Holder’s Group met such requirement, and the Company was required to increase the size of the Board to accommodate the appointment of Henry Cornell, as a director designated by the Original Holder’s Group on June 10, 2018. The holders of the preferred stock also have certain Board representation rights if dividends payable on the preferred stock are in arrears for six or more quarterly periods, but in no event may the holders of the preferred stock appoint more than two directors. Also, pursuant to the Shareholders’ Agreement, if no shares of the preferred stock remain outstanding but the Original Holder’s Group maintains at least 33% of their original investment through their shares of common stock received upon conversion of the preferred stock, the Original Holder’s Group may designate one nominee to serve as a director on the Board (the “Investor Designee”), subject to the Investor Designee’s satisfaction of all applicable requirements regarding service as a director of the Company under applicable law, regulation or stock exchange rules and such other criteria and qualifications the Company maintained that is applicable to all directors as of the date of the issuance of the preferred stock. The Company is required to increase the size of the Board by one director and fill the vacancy with the Investor Designee. Thereafter, the Company is required to nominate the Investor Designee for election by the Company’s stockholders and recommend that the Company’s stockholders vote in favor of the election of the Investor Designee.

If for any reason the director that the Original Holder’s Group appointed or designated is no longer serving as a director, the Original Holder’s Group may appoint or designate a new person to fill the vacancy. At such time as the Original Holder’s Group owns less than 33% of their original investment, pursuant to the Shareholders’ Agreement, the rights of the Original Holder’s Group terminate, and the Investor Designee must resign.

Registration Rights

Pursuant to the Shareholders’ Agreement, the Original Holder’s Group has certain registration rights, including customary demand and piggyback registration rights in respect of the shares of preferred stock and any shares of common stock issued upon conversion of the preferred stock.

Preemptive Rights

Pursuant to the Shareholders’ Agreement, for so long as the Original Holder’s Group maintains at least 33% of their original investment (whether in preferred stock or shares of common stock issued upon conversion of the preferred stock), the Company is required to, prior to the issuance of equity securities to a third party (subject to certain exceptions), offer the Original Holder’s Group the right to acquire its pro rata portion of such equity securities.

Lapse of Standstill Obligations

The Original Holders’ Group was subject to certain standstill obligations until June 10, 2020. These obligations have now lapsed, and the standstill obligations are no longer effective.

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PROPOSAL I: ELECTION OF DIRECTORS

The directors of the Company are elected by the stockholders annually. The Board currently consists of 10 members but will be reduced to nine members immediately after the Annual Meeting. Eight directors will stand for re-election and be elected by holders of our common stock and preferred stock, voting together, and the holder of the Company’s preferred stock has designated and will designate the other director.

Pursuant to our Corporate Governance Guidelines, Dr. Cornelis A. Linse has reached the age of 73, and thus, under the Company’s Corporate Governance Guidelines, has not been renominated to stand for re-election to the Board. He will continue to serve on the Board until the Annual Meeting, when he will retire after 13 years of dedicated service. We appreciate Dr. Linse’s years of service to the Board and the Company and wish him the best in his future endeavors.

Each director’s term of office expires when his or her successor is elected and qualified at the Annual Meeting. At the Annual Meeting, our stockholders will elect the eight directors named below to hold office until the 2024 annual meeting of stockholders (the “2024 Annual Meeting of Stockholders”), or until their successors are elected and qualified, or their earlier retirement, removal or death. Each director has served continuously since the date of his or her appointment. All nominees have consented to being named in this Proxy Statement and to serve if elected. If any nominee should be unable or unwilling to stand for election as a director, it is intended that the common stock represented by proxies will be voted for the election of a substitute director that the Board may nominate.

As set forth in the Company’s Certificate of Designations and the Shareholders’ Agreement, the Original Holder’s Group has the right to designate one person to serve as a director on the Board. The Original Holder’s Group designated Henry Cornell to serve as a director on the Board effective June 10, 2018. The Original Holder’s Group, as holders of the preferred stock, have indicated to the Company their intent to continue to designate Mr. Cornell. Because the holders of the preferred stock designate Mr. Cornell, the holders of our common stock will not vote to elect him.

24	2023 Proxy Statement

Knowledge, Skills and Experience of Nominees Plus our Designated Director

The chart below summarizes the number of Board nominees plus the designated director that possess knowledge, skills and experiences covering areas we believe are important to our sustainable success and certain demographic information

DIRECTOR	Deborah Adams	Leonard Anthony	Henry Cornell	George Damiris	Barbara Duganier	Ronald Jadin	Anne McEntee	Robert Saltiel	Robert Wood

Independence

Independent Director	●	●	●	●	●	●	●		●

Competencies

CEO/Former CEO		●		●			●	●	●

Former CFO		●			●	●

Financial Acumen / Financial Expert	●	●	●	●	●	●	●	●	●

COO/Operations	●			●					●

Global/Intenational Exposure/Experience	●	●	●	●	●		●	●	●

PVF/Industrial Distribution Experience	●		●			●

Customer Experience

● Gas Utilities

● Downstream, Industrial & Energy Transition	●	●		●			●	●	●

● Upstream Production

● Midstream Pipeline	●			●

Oilfield Services/Equipment Sales Experience		●			●		●	●

Supplier/Supply Chain Experience	●	●				●	●

Technology Information Systems, Cyber & Information Security	●				●	●

Environmental & Climate	●				●		●

Personal/Demographics

Other Public Boards	2	0	0	1	1	0	0	0	2

Tenure (years as of meeting date)	5.6	10.6	4.0	1.6	8.0	1.6	0.6	2.2	7.8

Age	62	68	67	63	64	62	52	60	69

Gender (Male or Female)	F	M	M	M	F	M	F	M	M

Racially or Ethnically Diverse									●

Certain Information Regarding Nominees

Set forth below for each individual nominated for election as a director of the Company is biographical information and information regarding the business experience, qualifications and skills of each director nominee, including the information and qualifications that led the Board to conclude that the director nominee is qualified to serve on our Board. Board committees and leadership roles are listed for the 2022 – 2023 term as well as current committee and roles for 2023 – 2024, subject to re-election of each director.

25	2023 Proxy Statement

Director Since: 2015 Age: 69 2022-24 Chairman of the Board Independent

Robert L. Wood

Background. Since 2019, Mr. Wood has been a partner in the consulting firm The McChrystal Group, specializing in leadership development for business organizations. From 2004 to 2008, Mr. Wood was chairman, president and CEO of Crompton Corporation (which merged with Great Lakes Chemical to become Chemtura Corporation in 2005), a global, specialty chemicals company. He spent 27 years in a variety of sales, marketing and management roles within the Dow Chemical organization and ultimately became the business group president of Thermosets and Dow Automotive Group. In this role, Mr. Wood was named to Dow’s Corporate operating board, which was charged with setting corporate strategy and establishing corporate policies. Prior to that, Mr. Wood was the global vice president of Polyurethanes and global vice president of Engineered Plastics. He graduated from the University of Michigan with a Bachelor of Arts in 1976.

Other Active Public Company Boards. In addition to serving on our Board, Mr. Wood serves on the boards of directors of the following public companies:

	Company	Business
	Linde plc (NYSE: LIN)	Gas distribution
	Univar Solutions Inc. (NYSE: UNVR)	Chemicals distribution

Key Skills, Qualifications and Experience. Mr. Wood brings to the Board executive leadership experience through his more than 25 years of public company experience, including his leadership as CEO of Crompton. He also has significant expertise and insight into our downstream customer needs and desires because of his 30 years of global chemical industry experience, a prime market in the downstream sector for the Company’s products and services. Mr. Wood has worked in serving multiple international markets, including many of those that the Company services, and Mr. Wood has experience with global suppliers. Mr. Wood has served on a number of public and non-profit boards and has deep experience in governance. He has served our Board as Chairman of our Compensation & Human Capital Committee and his over seven years of experience on our Board has provided him the experience regarding the issues that our business faces.

26	2023 Proxy Statement

Director Since: 2017 Age: 62 Committees: 2022-24 Compensation & Human Capital (chair) ESG & Enterprise Risk Independent

Deborah G. Adams

Background. From 2014 until 2016, Ms. Adams served on the executive leadership team at Phillips 66 as senior vice president of health, safety and environmental, projects and procurement. From 2008 – 2014, she led the midstream operations of Phillips 66 and ConocoPhillips as the division president of transportation. She has also held various leadership posts including leading the international refining business for ConocoPhillips, serving as general manager of global downstream IT systems and serving on several of ConocoPhillips’ joint venture boards. In addition to the public companies listed below, Ms. Adams currently serves on the board of directors of Austin Industries, a privately held, employee-owned construction company, which she joined in May 2018. Ms. Adams served her alma mater, Oklahoma State University, as a member of the foundation board of trustees from July 2012 until June 2020 and continues to serve on the foundation board of governors. Ms. Adams has been inducted into the Oklahoma State University College of Engineering, Architecture and Technology Hall of Fame. Since May of 2021, Ms. Adams has served as a member of the Advisory Board for the TriCities Chapter of the National Association of Corporate Directors (“NACD”).

Other Active Public Company Boards. In addition to serving on our Board, Ms. Adams serves on the board of directors of the following public companies:

	Company	Business
	EnLink Midstream LLC (NYSE: ENLC)	Midstream energy services

	Amplify Energy Corp (NYSE: AMPY)	Oil and gas production and development

Key Skills, Qualifications and Experience. Ms. Adams has extensive leadership experience in midstream and downstream businesses, both key end sectors for the Company’s products and services. Her expertise in the procurement function from a customer view along with her experience in information systems adds to her qualifications to serve on our Board. Ms. Adams has worked abroad and has international experience in our end markets, which provides her insight into the business of the Company’s International segment. Ms. Adams has served on a number of public, private and non-profit company boards and has deep experience in governance.

27	2023 Proxy Statement

Director Since: 2008 Age: 68 Committees: 2022-23 ESG & Enterprise Risk (Chair) Audit 2023-24 Audit Compensation & Human Capital Independent

Leonard M. Anthony

Background. Mr. Anthony served as the president and CEO of WCI Steel, Inc., an integrated producer of custom steel products, from December 2007 to October 2008. He was also a member of the board of directors of WCI Steel from December 2007 to October 2008. Mr. Anthony retired in October 2008. He served as an executive vice president and chief financial officer of Dresser-Rand Group, Inc. from April 2005 to August 24, 2007. Mr. Anthony has more than 25 years of financial and operational management experience with various corporations, including oilfield equipment firms and steel producers. He was previously a director of privately-held The NanoSteel Company, an advanced materials company until April of 2022 and Tech Precision Corporation until April 2017. Tech Precision’s subsidiary, Rancor, Inc., provides high precision fabrication and machining. Mr. Anthony earned a bachelor of science in accounting from Pennsylvania State University and a masters of business administration from the Wharton School of the University of Pennsylvania. He also completed the Advanced Management Program (A.M.P.) from Harvard Business School.

Other Active Public Company Boards. None.

Key Skills, Qualifications and Experience. Mr. Anthony has extensive experience at multiple levels of financial control, planning and reporting and risk management for large corporate enterprises. Mr. Anthony has public company leadership experience with an oilfield equipment company, which shares the same upstream customer base as our Company. He also has experience in steel product industries. Most of the Company’s key products are made of steel, so Mr. Anthony’s steel experience provides him insight into our suppliers, products and customer product needs. Mr. Anthony has served on a number of public, private and non-profit company boards and has deep experience in governance. Mr. Anthony is the longest serving continuous director on our Board, and as such, has deep experience regarding the issues that our business faces. He has been designated as a financial expert on our Audit Committee.

28	2023 Proxy Statement

Director Since: 2021 Age: 63 Committees: 2022-24 Compensation & Human Capital ESG & Enterprise Risk Independent

George J. Damiris

Background. Mr. Damiris previously served as the president and chief executive officer of both HollyFrontier Corporation and Holly Energy Partners from 2016 until 2019. From 2007 until 2015, he served in various leadership roles with HollyFrontier, and before that, with Koch Industries. He holds a B.S. in Chemical Engineering and an MBA from Case Western Reserve University.

Other Active Public Company Boards. In addition to serving on our Board, Mr. Damiris serves on the board of directors of the following public company:

	Company	Business
	Eagle Materials (NYSE: EXP)	Building materials company

Key Skills, Qualifications and Experience. Mr. Damiris has extensive public company leadership experience in the refining and pipeline transportation industries, both of which are in our core customer base. His refining experience, in particular, is directly related to the downstream sectors that the Company serves. As CEO of HollyFrontier and Holly Energy Partners, Mr. Damiris has deep business leadership experience, having addressed the demands of investors and other stakeholders in a public company. Mr. Damiris has served on a number of public and non-profit company boards, providing him with deep governance experience.

29	2023 Proxy Statement

Director Since: 2015 Age: 64 Committees: 2022-23 Audit (Chair) ESG & Enterprise Risk 2023-24 ESG & Enterprise Risk (Chair) Audit Independent

Barbara J. Duganier

Background. From 2004 to 2013, Ms. Duganier was a managing director at Accenture, a multinational professional services company that provides services in strategy, consulting, digital technology and operations. She held various leadership and management positions in Accenture’s outsourcing business, including as global chief strategy officer, during which time she consulted for numerous clients in the energy, chemicals, mining and utilities industries. Prior to joining Accenture, Ms. Duganier, a certified public accountant, was an auditor and a consultant at Arthur Andersen, where she became a partner and held various leadership and management roles, including as global chief financial officer of Andersen Worldwide. She earned a B.S.B.A. in accounting from John Carroll University in 1979. Ms. Duganier is a director of privately held McDermott International, a multinational engineering, procurement and construction company, and privately held Pattern Energy, a renewable energy company. Ms. Duganier was previously a director of the general partner of Buckeye Partners, L.P., a midstream pipeline operator, and Noble Energy, an oil and natural gas exploration and production company.

Other Active Public Company Boards. In addition to serving on our Board, Ms. Duganier serves on the board of directors of the following public company:

	Company	Business
	Texas Pacific Land Corporation (NYSE: TPL)	Land resource management and water services company

Key Skills, Qualifications and Experience. Ms. Duganier’s training and extensive experience as a certified public accountant, her track record of leading large organizations, her business experience both within and outside of the energy industry, her information technology systems experience and her diversified board experience make her well-qualified to serve on our Board. Her service on the Pattern Energy board provides insight to the Company regarding energy transition projects, and her service on the McDermott board provides the Company with insights into engineering, procurement and construction firms, many of whom are Company customers. She has been designated as a financial expert on our Audit Committee. Ms. Duganier earned her CERT Certificate in Cybersecurity Oversight through NACD by completing the Cyber-Risk Oversight Program. In 2020, the NACD named her to the NACD’s Directorship 100. She received her NACD Directorship Certification in 2021.

30	2023 Proxy Statement

Director Since: 2021 Age: 62 Committees: 2022-23 Audit Compensation & Human Capital 2023-24 Audit (Chair) ESG & Enterprise Risk Independent

Ronald L. Jadin

Background. Mr. Jadin previously served as the chief financial officer of W.W. Grainger, Inc. from 2008 until 2018. From 1998 until 2008, he served in various finance and leadership roles with Grainger, and before that, with General Electric Company. He holds a B.A. in Economics from Yale University and an MBA from the University of Wisconsin – Whitewater.

Other Active Public Company Boards. None.

Key Skills, Qualifications and Experience. As a prior chief financial officer of a public company and finance professional, Mr. Jadin has extensive experience at multiple levels of financial control, planning and reporting and risk management for large corporate enterprises. W.W. Grainger is an industrial supply distribution company, and Mr. Jadin’s years of experience with W.W. Grainger provides the Company with key insights regarding other distributors and supply chain issues. Mr. Jadin has had experience in the implementation and improvement of information technology systems, which is relevant to the Company’s continued digital transformation in this area. Mr. Jadin has been designated as a financial expert on our Audit Committee.

Director Since: 2022 Age: 52 Committees: 2022-23 ESG & Enterprise Risk 2023-24 Audit Compensation & Human Capital Independent

Anne McEntee

Background. Dr. McEntee served as the chief executive officer of General Electric Company’s (“GE’s”) Digital Services unit of GE Renewable Energy from 2017 until 2023. From 2013 until 2017, she led the Onshore Wind unit of GE Renewable Energy and from 2011 until 2013 she led the Flow & Process Technologies division of GE Oil & Gas. Dr. McEntee joined GE in 1998 and has held various managerial and leadership roles at GE Power Systems and GE Energy. She holds a B.S. in Applied Mathematics, M.S. in Mathematics and PhD in Applied Mathematics, all from Rensselaer Polytechnic Institute.

Other Active Public Company Boards. None.

Key Skills, Qualifications and Experience. Dr. McEntee has extensive experience in renewable energy, working across GE’s broader portfolio of on- and offshore wind power generation, electric grid solutions, hybrid energy storage and hydropower businesses. These experiences provide her insight into the Company’s opportunities and role in the energy transition from carbon-generated energy into renewables. In addition, her experiences in the Flow & Process Technologies division of GE Oil & Gas are directly relevant to the Company’s products and services provided to customers in the oil and gas and downstream sectors. She has a Master Black Belt in Six Sigma training, and during her career at GE, she has led global sourcing functions. These experiences are directly relevant to provide insight to the Company regarding its business processes and supply chain function. Dr. McEntee has served on a number of public, private and non-profit company boards, providing her with deep governance experience.

31	2023 Proxy Statement

Position: President & CEO Director Since: 2021 Age: 60

Robert J. Saltiel, Jr.

Background. Mr. Saltiel is president and CEO of the Company beginning in March 2021. Prior to joining the Company, Mr. Saltiel was president and CEO and a member of the board of directors of Key Energy Services, Inc. from 2018 to 2019. Prior to that, Mr. Saltiel was president and CEO and a member of the board of directors of Atwood Oceanics, Inc. from 2009 to 2017. Prior to 2009, Mr. Saltiel held various roles with various industrial and energy companies. Mr. Saltiel earned a bachelor of science degree in chemical engineering from Princeton University and a masters of business administration from Northwestern University’s Kellogg School of Management.

Other Active Public Company Boards. None.

Key Skills, Qualifications and Experience. Mr. Saltiel is uniquely qualified to serve as one of our directors due to his extensive executive and leadership experience in the oil and natural gas industry, including oilfield services, his global experience and his experience leading publicly traded companies. Mr. Saltiel began his career at McKinsey & Company and, as a result, has a keen perspective on business processes, marketing and generating profits for investors. Early in his career, Mr. Saltiel has worked in a downstream refinery and his experiences have provided him insight into this important Company customer segment. He has worked in oilfield services and deeply understands the Company’s oil and gas customer base. Mr. Saltiel has lived and worked outside of the United States, which has also given him a perspective on our International segment and global business.

The Company’s bylaws provide that for a director nominee to be elected, the director must receive a plurality of the votes cast by the stockholders present in person or represented by proxy voting together as a single class with respect to that director nominee’s election at the Annual Meeting.

Abstention and broker non-votes will not be treated as “FOR” votes cast for any nominee, and therefore will have no effect on the outcome of Proposal I — Election of Directors. Any director who receives a greater number of “WITHHOLD” votes than “FOR” votes in an uncontested election is expected to tender to the Board the director’s resignation as a director promptly following the certification of election results pursuant to the Company’s Corporate Governance Guidelines. Pursuant to these guidelines, the Board must accept or reject such resignation within 90 days following the certification of election results and publicly disclose its decision.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” EACH, OR “FOR ALL”, OF THE ELECTION OF THE ABOVE NOMINEES.

32	2023 Proxy Statement

Director Designated by the Holder of the Company’s Preferred Stock

Director Since: 2018 Age: 67 Independent

Henry Cornell

Background. Mr. Cornell is the founder and senior partner of Cornell Capital LLC, a private investment firm formed in 2013 and previously served as a director of the Company from 2007 until he resigned from the board in 2015. From 1984 until May 2013, Mr. Cornell was employed by Goldman, Sachs & Co., where he was the vice-chairman of Goldman Sachs’ Merchant Banking Division. Mr. Cornell has over 40 years of experience across all aspects of private equity investing in a broad array of industries. He began his career as an attorney with Davis Polk & Wardwell before joining Goldman Sachs’ Investment Banking Division in 1984. He founded Goldman Sachs’ principal investment business in Asia. Under his leadership, Goldman Sachs made numerous landmark investments in the region. Mr. Cornell returned to New York in 2000 as the head of Private Equity Americas and Asia, and as a member of the Global Investment Committee. Mr. Cornell earned a bachelor of arts from Grinnell College in 1976 and a juris doctorate from New York Law School in 1981. Mr. Cornell is a member of the board of trustees of Mt. Sinai Hospital, the Whitney Museum, The Asia Society and the Navy SEAL Foundation and is a member of the Council on Foreign Relations.

Other Active Public Company Boards. None.

Experience. Mr. Cornell led Goldman Sachs’ acquisitions of its interest in the Company’s predecessor companies, including (among others) McJunkin Corporation, Red Man Pipe and Supply, Transmark and Midfield Supply, beginning in 2007. These companies were merged to form MRC Global before Goldman Sachs subsequently sold its entire interest through the Company’s initial public offering and subsequent follow-on offerings. As a result, he has deep knowledge regarding the Company, its markets and its business and operations. Given his career at Goldman Sachs, Mr. Cornell brings extensive experience in financial matters relating to both public and private companies. He has deep experience in capital markets and capital raising issues. He also has extensive prior experience serving on boards of directors of other significant companies including multi-national companies in the energy industry, which has provided him with relevant experience in a variety of industries and on a variety of corporate governance matters. Mr. Cornell has lived and worked outside of the United States, principally in Asia, and his experience has provided the Company with deep insights regarding the Company’s global business and International segment.

33	2023 Proxy Statement

CORPORATE GOVERNANCE MATTERS

The primary responsibility of our Board is to foster the long-term success of the Company by promoting the interests of our stockholders. Our Board believes that strong corporate governance is critical to achieving our performance goals and to maintaining the trust and confidence of investors, employees, customers, suppliers, business partners, regulatory agencies and other stakeholders.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines to help guide and promote our good corporate governance and responsible business practices. The Corporate Governance Guidelines provide a framework for the effective governance of MRC Global as a whole and also address the operation, structure, and practice of the Board and its committees. The Board’s ESG & Enterprise Risk Committee reviews these guidelines at least annually. Our Corporate Governance Guidelines can be found on the Company’s website at www.mrcglobal.com.

Strategic Planning

During the year, the Board meets with management to discuss and approve our strategic plans, financial goals and capital allocation, taking into account potential or existing disruptive forces, innovation, macroeconomic factors, customer end market trends, the competitive landscape and other factors critical to successful performance. The Board also conducts quarterly reviews of progress on objectives and strategies. During Board meetings, directors review key issues and financial performance. The Board meets privately with the CEO at least four times per year and meets in executive session without the CEO at each regular Board meeting and additionally as required. Further, the CEO communicates regularly with the Board on important business opportunities and developments. The Board and the CEO also annually discuss and collaborate to set the CEO’s performance goals and objectives. The Board meets at least annually in executive session to assess the CEO’s performance.

The Board maintains a process for planning orderly succession for the CEO and other executive officer positions and oversees executive officer development.

Board Membership and Qualifications

The Board regularly considers the long-term make-up of our Board, leadership structure and how the members of our Board change over time. The entire Board selects nominees for the Board in accordance with the procedures and criteria set forth in our Corporate Governance Guidelines. The Board will also consider director candidates from stockholders that have been properly nominated in accordance with our Corporate Governance Guidelines and as further detailed under Deadlines for Submitting Stockholder Proposals for 2024 Annual Meeting of Stockholders on page 12. The Board will consider these stockholder nominees in the same manner and by the same criteria as Board nominees. The Board strives to maintain an engaged, independent Board with broad and diverse experience and judgment that is committed to representing the long-term interests of our stockholders. The Board seeks a diverse group of candidates who possess the background, skills and expertise to make a significant contribution to the Board and the Company. The structure and composition of the Board are intended to leverage diverse perspectives of the Board members and promote effective oversight.

When reviewing director candidates, the Board considers each candidate’s qualifications for membership on the Board, including the enhanced independence, financial literacy and financial expertise standards that Audit Committee membership may require and assesses the performance of current directors who are proposed to be renominated to the Board.

34	2023 Proxy Statement

Board Diversity

The Board considers qualified candidates for membership on the Board without regard to race, color, religion, sex, ancestry, sexual orientation, national origin or disability. While the Board does not have a formal policy on diversity, in assembling our Board, our objective is to have wide diversity in terms of business experiences, functional skills, gender, race, ethnicity and cultural backgrounds. 50% (4 of 8) of our director nominees (which excludes the preferred stock designated director) are women or ethnically/racially diverse. Three of our Board members are women, and we have one director who is of a race other than white. 75% (3 of 4) of our Board leadership positions (including the Chairman of our Board) are women or of a race other than white.

Process for Identifying and Adding New Directors

The Board has added four new directors in recent years. In September of 2022, the board added one new director, Anne McEntee. In November of 2021, the Board added two new directors, George Damiris and Ronald Jadin. In February of 2021, the Board added our CEO who is also a director, Robert Saltiel. The ESG & Enterprise Risk Committee, which acts as our nominating and governance committee, identified, screened and recommended director candidates for nomination to the Board. The candidates were evaluated in light of the then-existing composition of the Board and the background and areas of expertise of existing directors and potential nominees. Throughout the process, the ESG & Enterprise Risk Committee and the Board were aided by an independent search firm that the Board engaged. The process for identifying and adding new directors is as follows:

Evaluate Board Composition. The ESG & Enterprise Risk Committee evaluates Board composition annually and identifies skills, experience and capabilities desirable for new directors in light of the Company’s business and strategy, including (among others) customer or end market experience, leadership experience, and experience in the areas of ESG and digital technology.

Identify a Diverse Pool of Candidates. A diverse pool of potential director candidates is identified using multiple sources such as independent search firms and director recommendations. The Board does not have a specific director diversity policy, but it fully recognizes that having a variety of points of view improves the quality of dialogue, contributes to a more effective decision-making process, and enhances overall culture in the boardroom.

Review Candidates. Potential candidates are comprehensively reviewed and are the subject of rigorous discussion during the ESG & Enterprise Risk Committee meetings and Board meetings. The candidates that emerge from this process are interviewed by members of the ESG & Enterprise Risk Committee and other Board members, including the Chairman and the CEO. During these meetings, directors assess candidates on the basis of their skills and experience, their personal attributes, and their expected contribution to the current mix of competencies and diversity of the Board. At the same time due diligence is conducted, the Chairman, as well as the ESG & Enterprise Risk Committee, solicits feedback from other directors and persons outside the Company.

Recommend Potential Director for Approval. The ESG & Enterprise Risk Committee recommends potential directors to the Board for approval. If a director is appointed between annual meetings of stockholders, the Board will approve the director’s appointment to an open position on the Board. Stockholders vote on director nominees at the Annual Meeting.

Onboard the New Director. For each new director, we conduct a comprehensive onboarding process to ensure that he or she has a full understanding of the business and to allow the director to make meaningful contributions quickly, which includes a combination of one-on-one sessions with management and other Board members, facility site visits, written materials and training.

Board Annual Self-Assessment and Continuing Education

The Board and each committee perform an annual self-assessment to evaluate its effectiveness in fulfilling its obligations. The ESG & Enterprise Risk Committee leads the Board in the self-assessment.

35	2023 Proxy Statement

Each year, our ESG & Enterprise Risk Committee discusses and considers the appropriate approach and approves the form of evaluation. Members of our Board and each of our Board committees participate in the formal evaluation process, responding to questions designed to elicit information to be used in improving Board and committee effectiveness. In response to feedback from the evaluation process, our Board and committees work with management to take steps to improve policies, processes and procedures to further Board and committee effectiveness.

As in past years, in 2022, the ESG & Enterprise Risk Committee retained outside counsel and the Company’s general counsel to assist the committee in tailoring a self-assessment survey to meet the needs of the Board. The outside counsel administered the self-assessment as an independent person to foster frank feedback regarding Board and committee performance. Outside counsel then collated the results of the survey and reviewed the results to provide legal advice to the Board regarding any areas of improvement. The Chair of the ESG & Enterprise Risk Committee discussed the results of the self-assessment and any legal advice, and the Board and each Committee implemented improvement steps or changes as needed.

During these assessments, the Board reviews the background and qualifications of each of their respective members, as well as an assessment of the Board’s and each of its committees’ composition in light of their respective needs and objectives after considering issues of judgment, diversity, age, skills, background and experience. Our Board also assesses its overall succession planning process and committee composition.

The Company provides membership in the National Association of Corporate Directors (NACD) to Board members, as well as the opportunity to attend director education programs at other institutions, to assist them in remaining current with exemplary board and committee practices and developments in corporate governance.

Communications with Directors

Any stockholder or other interested person may communicate with our Board, individually or as a group, by contacting our Corporate Secretary or the Chairman of the Board. This contact information is maintained on the Investors tab of our website at www.mrcglobal.com.

The current contact information for either the Corporate Secretary or the Chairman of the Board is as follows and should be addressed to either of their attention, as applicable:

MRC Global Inc.

1301 McKinney Street, Suite 2300

Houston, TX 77010

Communications to directors at this address will be forwarded to the relevant director(s) except for solicitations or other matters not related to MRC Global.

Code of Ethics

We have adopted a Code of Ethics that applies to our directors, officers and employees. The Code of Ethics sets forth guidelines for deterring wrongdoing and promoting conduct in accordance with ethical standards. Our Code of Ethics can be found on our Company’s website at www.mrcglobal.com. If we amend or waive provisions of this Code of Ethics, we intend to also disclose the same on our website.

Director Independence

The New York Stock Exchange (“NYSE”) listing standards and the Company’s Corporate Governance Guidelines require that a majority of our directors be independent. Additionally, all members of the Audit Committee, Compensation & Human Capital Committee and ESG & Enterprise Risk Committee (acting as our nomination and governance committee) are required to be independent. The NYSE

36	2023 Proxy Statement

listing standards include objective tests that can disqualify a director from being treated as independent, as well as a subjective element, under which the Board must affirmatively determine that each independent director has no material relationship with the Company or management. The Board and the ESG & Enterprise Risk Committee broadly considers all relevant facts and circumstances and apply the standards listed in Annex A of the Company’s Corporate Governance Guidelines in making independence determinations.

The Board has determined that each of our directors, other than Mr. Saltiel, qualifies as an independent director within the meaning of Section 303A.02 of the NYSE Listed Company Manual and under the independence requirements that our Board has adopted as set forth in our Corporate Governance Guidelines.

Board Leadership Structure

Robert Wood became our new independent, non-executive chairman immediately following the 2022 Annual Meeting of Stockholders upon his re-election to the Board. As chairman of the Board, he presides over all meetings of the Board and stockholders, reviews and approves meeting agendas, meeting schedules and other information, acts as a liaison between the outside directors and management, consults on stockholder engagement and governance matters and performs such other duties as the Board requires from time to time. The CEO is responsible for working with the Board in setting the Company’s strategic direction and day-to-day leadership and performance. Having an independent non-executive chairman allows management to deepen its focus on customers, growing the business, cost control, operational excellence and delivering stockholder value. The Board believes that having an independent, non-executive chairman:

(1)	increases the independent oversight of the Company and enhances the Board’s objective evaluation of our CEO;

(2)	provides our CEO with an experienced sounding board in the chairman; and

(3)	provides an independent spokesperson for the Company.

Our Compensation & Human Capital, Audit and ESG & Enterprise Risk Committees are currently comprised entirely of independent directors. The Board believes that having an independent, non-executive chairman of the Board and independent Compensation & Human Capital, Audit and ESG & Enterprise Risk Committees provides a structure for strong independent oversight of our management. Each committee chair presides over the chair’s committee meetings and reviews and approves meeting agendas, schedules and other information for the committee. We believe that the Board’s leadership structure, including its independent chair, majority of independent directors, and allocation of oversight responsibilities to appropriate committees, provides effective board-level risk oversight.

CEO and Senior Management Succession Planning

Our Board oversees management succession planning and talent development. At each meeting during the year, the Compensation & Human Capital Committee is engaged on topics related to leadership and talent development, with one meeting dedicated to an in-depth review of succession planning for key executive officer roles, including the CEO. The succession plans are reviewed with the full Board at least annually. The Board also reviews succession planning in the context of our overall business strategy. Potential leaders are visible to Board members through formal presentations and informal events to allow directors to personally assess candidates.

Our Board also establishes steps to address emergency CEO succession planning in extraordinary circumstances. Our emergency CEO succession planning is intended to enable our Company to respond to unexpected emergencies and minimize potential disruption or loss of continuity to our Company’s business and operations.

37	2023 Proxy Statement

Director Attendance at Meetings of the Board, Committees and Annual Meeting of Stockholders

Our Board Members are expected to attend our 2023 Annual Meeting of Stockholders.

All Board members standing for re-election who were then Board members at our 2022 Annual Meeting of Stockholders attended that meeting.

During 2022, the Board held 4 meetings. All directors attended 100% of the aggregate of the total number of meetings of the Board and meetings of the committees of the Board on which the person served.

The directors of the Board meet in regularly scheduled executive sessions at times and for reasons as they desire and set, with at least four executive sessions per year. During the sessions, the chairman presides.

The Board’s Role in the Oversight of Risk Management

The Board, as a whole, is responsible for overseeing our risk exposure as part of determining a business strategy that generates long-term stockholder value. The Board shapes our enterprise-wide risk policies, desire for risk taking and acceptable risk tolerance levels that provide the foundation for our overall business strategy. The Board recognizes that risk mitigation not only preserves value, but, when managed appropriately, can create value and opportunity for the Company.

The Board recognizes that purposeful and appropriate risk-taking in certain areas is important for the Company to be competitive and to achieve our long-term goals. Accordingly, the Board has established an enterprise risk management (“ERM”) framework through which it regularly identifies key risks that face the Company and carefully considers our appetite for each risk. This ERM framework is designed to identify, assess, prioritize, address, manage, monitor and communicate risks across the Company’s operations and foster a corporate culture of integrity and risk awareness.

As part of the Company’s strategic planning process, the Company maintains a Risk Management Committee that assists the Board in identifying key risks and the Board’s oversight responsibilities over risk management. Our Risk Management Committee is comprised of the following members of our management:

●	CEO

●	CFO

●	general counsel

●	senior vice president – North America operations and e-commerce

●	senior vice president – sales and marketing

●	senior vice president – supply chain

●	senior vice president – chief human resources officer

●	senior vice president – international

●	senior vice president – sustainability and assistant general counsel

●	vice president and chief accounting officer
●	vice president – business systems

●	vice president – tax

●	vice president, global finance – operations

●	vice president and chief information officer

●	vice president, investor relations & treasury

●	assistant general counsel and assistant secretary

●	senior director of information security

●	senior director of risk management

●	financial reporting director

The principal responsibilities of the Risk Management Committee are to review, assess and monitor any material risks or exposures associated with the conduct of our business, our corporate culture, the internal risk management processes or systems implemented to identify, mitigate, monitor or manage these risks or exposures and the Company’s policies and procedures for risk management.

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Consistent with this approach, one of the Board’s primary responsibilities is overseeing and interacting with senior management with respect to key aspects of the Company’s business, including risk assessment, monitoring, managing and risk mitigation of the Company’s top risks. Our Board meets with senior management at regular Board meetings and, if necessary, at other times to discuss the strategy and success in addressing our identified key risks and any potential disruptive forces along with any other risks that we may face.

In addition to the foregoing, the Board has tasked designated committees of the Board to assist with the oversight of certain categories of risk management, and the committees report to the Board regularly on these matters. All committees play significant roles in carrying out the risk oversight function that typically focuses in their areas of expertise. In general, the committees oversee the following risks:

●

Audit Committee: reviews and assesses the guidelines and policies governing the Company’s financial and accounting risk management and oversight processes and assists with the Board’s oversight of financial and accounting matters, including compliance with legal and regulatory requirements, and the Company’s financial reporting and internal control systems

●

Compensation & Human Capital Committee: reviews the Company’s employee compensation policies and human capital practices to assess whether such policies and practices encourage long-term focus, support the retention and development of executive talent and discourage excessive risk-taking behavior

●

ESG & Enterprise Risk Committee: reviews and assesses enterprise risks and opportunities that may be applicable to the Company from time to time, including (among others) risks from cyber incidents, reputational risks, ESG issues (including climate-related risks) and the risks set forth in our Annual Report on Form 10-K for the year ended December 31, 2022, that we filed with the SEC

Although these committees assist the full Board with risk oversight, ultimately the full Board oversees the Company’s enterprise risk management and our corporate culture with regular presentation and discussion.

In addition, throughout the year, the Board and the relevant committees receive updates from management with respect to various enterprise risk management issues, including (among others) market conditions, supply chains, geopolitical factors, safety, cybersecurity, company culture, ESG and other matters, and dedicate a portion of their meetings to reviewing and discussing specific risk topics in greater detail. The Company’s senior management engages with and reports to the Company’s Board and the relevant committees on a regular basis to address high-priority risks.

The Company believes that the Board’s leadership structure supports the risk oversight function of the Board by providing for open communication between management and the Board. In addition, strong independent directors chair the various committees involved in assisting with risk oversight, and all directors are involved in the risk oversight function.

Board Oversight of Cybersecurity and Information Security Risk

Our Board appreciates the importance of maintaining the confidence and trust of our customers, suppliers and employees. As part of the Board’s role as independent oversight of the key risks facing our Company, the Board devotes regular and thorough attention to our data, information technology (“IT”) systems and their development (including the Company’s e-commerce strategy and its implementation) and protection of our data and IT systems, including business resilience, compliance, cybersecurity and information security risk.

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The Board oversees the Company’s approach to IT and cybersecurity staffing, policies, processes and practices to gauge and address the risks associated with our data and IT systems’ protection. The Board has tasked the ESG & Enterprise Risk Committee with leading and assisting the full Board in its oversight of the Company’s efforts to protect its data and IT systems. Our Chair of the ESG & Enterprise Risk Committee, Barbara Duganier, was previously at Accenture, where she has experience in digital technologies and IT outsourcing. She also has earned a CERT certificate in cybersecurity from Carnegie Mellon. Our Board and ESG & Enterprise Risk Committee each receive regular presentations

Cybersecurity Governance Highlights

✓  Risk and posture reporting to our Board and ESG & Enterprise Risk and Audit Committees in response to key developments

✓  Cross-functional approach to addressing cybersecurity risk, with operations, legal, risk, finance, information technology, human resources, and corporate audit functions participating in and presenting on key topics

✓  Global presence, with technical operations coverage and visibility and reports throughout the year on MRC Global’s cybersecurity threats, audits and exercises to determine the sufficiency of defenses against cybersecurity threats, training and resilience and metrics. The presentations and reports also include regulatory developments, policies and practices, and information on security resources and organization.

Our Risk Management Committee has established a Cybersecurity Committee led by our general counsel, consisting of our head of information security, chief information officer and chief financial officer. Our general counsel, Daniel Churay, has also earned a CERT certificate in cybersecurity from Carnegie Mellon and began his career as a computer programmer/analyst. The Cybersecurity Committee takes steps to understand and mitigate information security risks by completing regular reviews and approvals of our information security program.

Each quarter, the ESG & Enterprise Risk Committee has received a report from a member of the Cybersecurity Committee, including reports from our head of information security, providing information on cybersecurity and information security risks, protective measures and controls, table top exercise, penetration testing and phishing test results and industry trends. In addition, our Audit Committee has received reports on the Company’s digitization, e-commerce and IT efforts and the impact of those efforts on the Company’s financial condition and results of operations.

Our Company has a team of information security employees and vendors who monitor and respond to security incidents, maintain oversight of third parties, and guide the business in disaster recovery and resiliency planning for cybersecurity risks. Each of our employees receives education and multi-media reminders on responsible information security practices through our security awareness program.

See page 14 of our Annual Report on Form 10-K for the year ended December 31, 2022, that has been filed with the SEC for detailed information on cybersecurity risks related to our business.

Board Oversight of ESG Risk

Our effective management of ESG factors is of long-term significance to our stockholders, employees and communities and is critical to our Company’s success. Our Board has tasked its ESG & Enterprise Risk Committee with assisting the full Board in its oversight of the Company’s efforts on ESG matters. Our Board reviews these matters on a quarterly basis. In addition, the Company has appointed a senior vice president – sustainability (SVP – Sustainability) and has an ESG Committee, comprised of members of management, that reports to the ESG & Enterprise Risk Committee. The management ESG Committee is responsible for monitoring, assessing and improving all relevant issues with respect to ESG. Our SVP – Sustainability chairs the ESG Committee, which is comprised of the executives representing various functions within our Company including operations, quality, safety, corporate services, marketing, human resources, legal, quality, investor relations and supply chain management leaders.

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Information on Standing Committees of the Board

The Company currently has three standing Board committees: an Audit Committee, a Compensation & Human Capital Committee, and an ESG & Enterprise Risk Committee (which acts as the Board’s nominating and governance committee). Each committee’s functions are described in detail in its respective charter, which is available on the Company’s website at www.mrcglobal.com.

Audit Committee

The Audit Committee met six times during 2022. Deborah Adams attended these meetings until May 5, 2022 when she left the Audit Committee to join the ESG & Enterprise Risk Committee. Cornelis Linse will serve on the committee until his retirement at the 2023 Annual Meeting on May 4, 2023. As described in its charter, the Audit Committee’s primary duties and responsibilities are to assist Board oversight of:

2023-24* Chair: Ronald L. Jadin Members: Leonard M. Anthony Barbara J. Duganier Dr. Anne McEntee Independent: 4 Financial Experts: 3	2022-23 Chair: Barbara J. Duganier Members: Leonard M. Anthony Ronald L. Jadin Dr. Cornelis A. Linse Independent: 4 Financial Experts: 3

O  the integrity of the Company’s financial statements

O  the integrity and adequacy of the Company’s auditing, accounting and financial reporting processes and systems of internal controls for financial reporting

O  the Company’s compliance with legal and regulatory requirements, including internal controls designed for that purpose

O  the independence, qualifications, engagement, compensation and performance of the Company’s independent auditor and other accounting and auditing firms that provide attestation services

O  performance of the Company’s internal audit function

O  the review of significant financial statement, control and compliance risks

O  other financial accounting firms that provide attestation services

O  related party transactions

O  the application of the Company’s codes of business conduct and ethics

*	Members and Chair for 2023-24 are subject to re-election.

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Compensation & Human Capital Committee

The Compensation & Human Capital Committee met four times during 2022. Robert Wood served as chair of the committee until he became Chairman of the Board after his re-election at the 2022 Annual Meeting on May 5, 2022. Deborah Adams began serving as chair of the committee on May 5, 2022. Ronald Jadin became a member of the committee on May 5, 2022. Cornelis Linse will serve on the committee until his retirement at the 2023 Annual Meeting on May 4, 2023. As described in its charter, the Compensation & Human Capital Committee’s primary functions include:

2023-24* Chair: Deborah G. Adams Members: Leonard M. Anthony George J. Damiris Dr. Anne McEntee Independent: 4	2022-23 Chair: Deborah G. Adams Members: George J. Damiris Ronald L. Jadin Dr. Cornelis A. Linse Independent: 4

O  establishing policies and periodically determining matters involving executive compensation

O  reviewing compensation of non-employee Board members

O  recommending changes in employee benefit programs

O  granting or recommending the grant of stock options, stock and other long-term incentive awards

O  assessing risk in compensation programs

O  providing counsel regarding key personnel selection

O  overseeing executive development and succession

O  overseeing the Company’s human capital practices

*	Members and Chair for 2023-24 are subject to re-election.

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ESG & Enterprise Risk Committee

The ESG & Enterprise Risk Committee (which is the Company’s nominating and governance committee) met four times during 2022. Robert Wood served on the committee until he became Chairman of the Board after his re-election at the 2022 Annual Meeting on May 5, 2022. Ronald Jadin served on the committee until May 5, 2022 and was replaced by Deborah Adams. As described in its charter, the ESG & Enterprise Risk Committee’s primary functions include:

2023-24* Chair: Barbara J. Duganier Members: Deborah G. Adams George J. Damiris Ronald L. Jadin Independent: 4	2022-23 Chair: Leonard M. Anthony Members: Deborah G. Adams George J. Damiris Barbara J. Duganier Dr. Anne McEntee Independent: 5

O  identifying individuals qualified to become members of the Board consistent with any criteria the Board approves from time to time

O  recommending to the Board director candidates for election at the annual meetings of stockholders or to fill vacancies pursuant to the bylaws

O  recommending to the Board director nominees for each Board committee

O  developing, annually reviewing and recommending to the Board a set of corporate governance guidelines for the Company

O  assisting the Board in assessing the independence of the members of the Board

O  leading the Board and other Board committees in their annual evaluation process

O  assisting the Board in evaluating any proposed changes to the Company’s charter, bylaws, or other governance issues

O  overseeing the Company’s enterprise risk management framework, policies and procedures, including (among other things) assisting the full Board with its oversight of cyber security

O  overseeing the Company’s efforts on ESG matters

*	Members and Chair for 2023-24 are subject to re-election.

No Legal Proceedings

To the best of our knowledge, there is no material proceeding to which any director, director nominee, executive officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or any associate of such director, nominated director, officer, affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

Non-Employee Director Compensation Table

As compensation for their services on the Board, we paid each non-employee director an annual cash retainer of $75,000. We paid the chair of the Audit Committee an additional annual cash retainer of $25,000, the chair of the Compensation & Human Capital Committee $20,000, and the chair of the ESG & Enterprise Risk Committee $15,000. Each committee member (other than the chairs) received a $2,000 annual retainer for each committee membership. For all, retainers were paid on a pro-rata basis based on the time of service. The Company also granted restricted stock awards to each non-employee director. The number of shares of which pursuant to the Director Compensation Plan is determined by dividing $125,000, or in the case of the non-executive chairman $225,000, by the

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20-day volume weighted average price (“VWAP”) as of the date immediately preceding the grant date. All directors are also reimbursed for travel expenses and other out-of-pocket costs incurred in connection with their attendance at meetings.

Our non-employee director compensation program is intended to be competitive to attract qualified directors to join our board and to align directors with stockholders’ interests. To that end, we annually benchmark our director compensation program against the same peer group used for executive compensation benchmarking (as described in “Compensation Discussion and Analysis”). We also design the program so that the majority of a director’s compensation is in the form of Company stock.

Total Director Compensation for 2022

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1) ($)	Total ($)

Deborah G. Adams	90,769	126,533	217,302

Leonard M. Anthony	92,000	126,533	218,533

Rhys J. Best(2)	25,962	—	25,962

Henry Cornell	75,000	126,533	201,533

George J. Damiris	79,000	126,533	205,533

Barbara Duganier	102,000	126,533	228,533

Ronald L. Jadin	79,000	126,533	205,533

Dr. Cornelis A. Linse	79,000	126,533	205,533

Anne McEntee	19,658	71,272	90,930

Robert L. Wood	82,615	227,756	310,371

(1)

Grants awarded on May 5, 2022. The fair value of the stock awards was $12.37 per share, which was greater than the 20-day VWAP of $12.22 as of the date immediately preceding the grant date. Dr. McEntee received a prorated grant under our Directors Compensation after she joined the Board on November 2, 2022. The fair value of this stock award was $10.16 per share, which was greater than the 20-day VWAP of $8.91 as of the date immediately preceding the grant date.

(2)	Rhys J. Best retired from the Board on May 5, 2022. The fees paid include a prorated second quarter payment.

The following table indicates the aggregate number of shares of our common stock subject to outstanding option and unvested stock awards that our non-employee directors held as of December 31, 2022:

Name	Stock Options (#)	Stock Awards (#)

Deborah G. Adams	—	10,229

Leonard M. Anthony	7,144	10,229

Rhys J. Best	7,144	—

Henry Cornell	9,415	10,229

George J. Damiris	—	10,229

Barbara Duganier	—	10,229

Ronald L. Jadin	—	10,229

Dr. Cornelis A. Linse	7,144	10,229

Anne McEntee	—	7,015

Robert L. Wood	—	18,412

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COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes the objectives and design of MRC Global’s compensation program for our 2022 named executive officers (NEOs), who are as follows:

Executive Officer	Age	Position (as of December 31, 2022)

Robert J. Saltiel, Jr.	60	President and Chief Executive Officer (CEO) 2021 – present

Kelly Youngblood	57	Executive Vice President and Chief Financial Officer (CFO) 2020 – present

Daniel J. Churay	60	Executive Vice President – Corporate Affairs, General Counsel and Corporate Secretary (GC) 2011 – present

Grant R. Bates	51	Senior Vice President – North American Operations & E – Commerce 2016 – present *

Rance C. Long	54	Senior Vice President – Sales & Marketing 2020 – present*

* Dates for Messrs. Bates and Long reflect dates of service as a senior vice president of the Company with varying responsibilities from time to time.

Executive Summary

MRC Global is the leading global distributor of pipe, valves, fittings (PVF) and other infrastructure products and services to diversified gas utility, energy and industrial end-markets. We provide innovative supply chain solutions, technical product expertise and a robust digital platform to customers globally through our leading position across each of our diversified end-markets including the following sectors:

●	gas utilities (storage and distribution of natural gas)

●	downstream, industrial and energy transition (crude oil refining, petrochemical and chemical processing, general industrials and energy transition projects)

●	upstream production (exploration, production and extraction of underground oil and gas)

●	midstream pipeline (gathering, processing and transmission of oil and gas)

MRC Global’s executive compensation program is designed to attract, motivate and retain our executives, including our NEOs, who are critical to the Company’s long-term success. Our executive compensation strategy is “pay for performance” and is focused on:

●	motivating executive officers to increase the economic value of the Company by strengthening our position as a global market leader in PVF supply and by aggressively pursuing profitable growth; and

●	aligning our executive officers’ interests and actions with the interests of our stockholders and key stakeholders.

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We provide our executive officers with a compensation package that consists primarily of:

●	a base salary,

●	short-term incentive (STI) in the form of annual cash payments based upon achievement of certain performance metrics and

●

long-term incentive (LTI) in the form of time-vested restricted stock units (RSUs) and performance share units (PSUs), which pay out based upon achievement of certain performance metrics over a three-year performance period.

2022 Company Performance Highlights

Our continued focus on creating business efficiencies and incremental profitability while aligning compensation to attract and retain talent has contributed to improved performance across several metrics including our 2022 total shareholder return of 68%.

We believe we have a strong management team and employee base that has consistently delivered positive results versus its peers even in challenging environments. Over the past three years, we have taken the following actions:

●	In 2020, we dramatically reduced selling, general and administrative expenses (“SG&A”), including reductions in compensation, to address the business impacts of the COVID-19 pandemic.

●

In 2021, we focused on maintaining our reduced cost structure while partially restoring compensation and benefits for our employees to address a strengthening market as the impacts of the COVID-19 pandemic waned. We maintained this cost focus notwithstanding the inflationary pressures that began to impact our business, especially in the latter half of 2021. We also welcomed our new CEO, Robert Saltiel, as our previous CEO retired.

●

In 2021, after reviewing the Company’s business and operations, Mr. Saltiel reorganized the Company’s management structure to be more efficient and focused in the areas of operations, business development and sales, supply chain and International operations. He also further emphasized employee and executive development.

●	In 2022, we have taken action to align our compensation to attract and retain talent during the broad recovery in our markets in 2022 while maintaining an efficient cost base.

●	Our focused long-term business strategy continues to position us well for future growth and success.

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In 2022, we delivered the following:

Increased sales 26% to $3.36 billion, compared to $2.67 billion in 2021	Gross profit percentage of 18.1% of sales compared to 15.6% in 2021 Adjusted gross profit percentage of 21.3%, of sales, compared to 20.1% in 2021*

Net income of $51.3 million compared to prior year’s net loss of $37.7 million Adjusted EBITDA of $261 million, a 79% increase over 2021 adjusted EBITDA of $146 million*	Generated 41% of the Company’s revenue through MRCGO™ digital platform/e-commerce

Year-end backlog of $742 million compared to year-end 2021backlog of $520 million	96% of 2022 valve sales (versus 94% in 2021) were “Low-E” valves, dramatically reducing fugitive emissions of methane and other greenhouse gases.

Ended the year with a leverage ratio of 1.2x, the lowest leverage ratio that the Company has had since its initial public offering in 2012*	The Company’s TSR for 2022 was 68%, improving from 4% in 2021.

*	See “Note on GAAP vs. Non-GAAP Measures” above for information about the non-GAAP measures: adjusted gross profit percentage, adjusted EBITDA, RANCE adjusted for LIFO, net debt and leverage ratio.

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The following graphs further illustrate the Company’s 2022 performance compared to the last two years.

See “Note on GAAP vs. Non-GAAP Measures” above for information about the non-GAAP measures: adjusted gross profit percentage, adjusted EBITDA, RANCE adjusted for LIFO, net debt and leverage ratio.

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In 2022, our improved performance allowed us to balance inflationary pressures, including market pressures on compensation, while maintaining the lower cost base that we achieved in 2020 and 2021.

2022 Executive Compensation Decisions

We have shaped our executive compensation to meet the changing demands of our business over the past three years. Two major events have impacted our Company in this period: first, the onset of, and recovery from, the COVID-19 pandemic and, second, the onboarding of our new CEO, Robert Saltiel, in early 2021.

2020

In 2020, like most companies, the COVID-19 pandemic dramatically and negatively impacted our business. Demand for oil and gas was drastically reduced as countries implemented various levels of lockdowns in response to the pandemic. Oil and gas commodity prices decreased, causing our customers to experience reduced revenue levels. This caused our customers to reduce their operating and capital expenditures for our products, which negatively impacted our revenue and profitability. In 2020, our revenue decreased to $2.560 billion, a 30% reduction from 2019. As a result, we took a number of steps to reduce our SG&A expenses, including compensation expense, to match the dramatically reduced level of business that we experienced from our end market environment.

These steps included the following:

●	We generally froze salaries and wages for employees, including for executive officers.

●	We generally froze hiring, and we reduced our workforce by 18.5% in 2020.

●	We closed 27 facilities, with resulting headcount reductions.

●	We dramatically reduced our contingent labor, consisting of certain temporary employees and contractors.

●

We reduced the target STI bonus percentages across our employee population, including the reduction of target bonuses for our executive officers in addition to capping 2020 payouts for our executive officers at 75% of those reduced targets.

●	We reduced our equity compensation to non-management Board members by 30% for 2020.

●	We suspended our defined contribution match in our U.S. 401(k) plan and in a similar plan in Canada in the second half of 2020.

●

We implemented a company-wide furlough for substantially all employees, including our executive officers, in the second half of 2020. The furlough was an unpaid day off every two weeks, which had the impact of reducing salaries and wages by approximately 10%.

●	We substantially reduced overtime hours for U.S. hourly employees.

●	Although our warehouse operations remained open throughout the COVID-19 pandemic, we closed our offices, and our employees worked remotely.

In 2020, in addition to a reduction of SG&A expenses, including compensation expenses, MRC Global focused on generating cash, reducing leverage and maintaining liquidity. In 2020, MRC Global generated $261 million in cash from operations and reduced net debt by 49% to $264 million, ended the year with a leverage ratio of 2.7x, achieved year end 2020 liquidity of $551 million and generated positive adjusted EBITDA of $97 million.

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2021

As 2021 began, it was unclear whether and at what rate business would recover. Given the uncertainty of the business outlook, MRC Global focused on maintaining the lower SG&A cost base that it achieved in 2020 while eliminating at the beginning of 2021 the prior year’s furlough. Our compensation arrangements remained generally static, although in October 2021, we restored one-half of the prior Company match for employee contributions to our North American defined contribution retirement plans. During 2021:

●	We reduced the size of long-term incentive (LTI) equity award grants for management as a percentage of salary, including for executive officers.

●	We did not implement an annual merit raise process, and our executive officer salaries remained frozen.

●	We maintained reduced STI and LTI targets for eligible employees, including our executive officers.

●	We reduced 2021 payouts under our annual STI plan by 50%, including for our executive officers.

●	We maintained a relatively flat headcount compared to the end of 2020.

In March 2021, we transitioned the leadership of the Company to a new CEO, Robert Saltiel, and our prior CEO retired. The Board, with the assistance of its Compensation & Human Capital Committee (the “Committee”), negotiated Mr. Saltiel’s starting compensation package with the assistance of the Committee’s compensation consultant, Meridian Compensation Partners, LLC (“Meridian”). The Board and the Committee benchmarked the package against CEO compensation for the Committee’s then chosen peer group as well as general industry surveys. Mr. Saltiel’s 2021 STI payouts were also reduced by 50%.

After reviewing the Company’s business and operations, Mr. Saltiel reorganized the Company’s management structure to be more efficient and focused in the areas of operations, business development and sales, supply chain and International operations. He also further emphasized employee and executive development.

In September 2021, we reopened our offices for our office staff. In the latter part of the year, we began to experience an uptick in voluntary attrition consistent with labor shortages that other businesses experienced as well as inflationary pressures on the costs of our products and on transportation. Except for new promotions and the phase out of an expatriate package, we did not make changes to the compensation of our executive officers, and we addressed needed compensation for our broader workforce towards the end of 2021 as local markets required.

As the year concluded, the 2019 – 2021 performance cycle concluded for the PSUs that were issued to executives in 2019. As neither the relative TSR nor the RANCE component met the threshold for payouts, the recipient executives, including the NEOs, received no payout for this cycle, and the shares were forfeited.

In 2021, our business began to recover, and our revenue increased to $2.666 billion, a 4% increase from 2020. In 2021, MRC Global reduced net debt by 6% to $249 million, ended the year with a leverage ratio of 1.7x, and generated positive adjusted EBITDA of $146 million, a 51% increase from 2020.

2022

2022 was a year of recovery in MRC Global’s markets, balanced by on-going inflationary pressures in a tight market for talent and labor, including executive talent. MRC Global anticipated a strong recovery at the beginning of the year and set stretch STI targets for its NEOs as a result. Our 2022 adjusted EBITDA target was $190 million compared to 2021 adjusted EBITDA of $146 million, a 30% increase,

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and the 2022 safety targets were the same targets as the 2021 targets. Our gas utilities sector continued to increase sales driven primarily by customer integrity spending as our customers replaced aging infrastructure. Likewise, our downstream and industrial sector also increased as customers increased maintenance turnarounds in their plants and started new projects that were previously delayed during the COVID-19 pandemic. Energy transition projects increased as customers invested in biofuels and new offshore wind energy projects. Our upstream and midstream sectors grew dramatically as economies opened up from COVID-19 restrictions and consumed more energy. In addition, the Russian invasion of Ukraine dramatically impacted the need for oil and natural gas production as countries sanctioned Russia, and Russia retaliated by curtailing oil and gas sales, particularly natural gas sales to Europe. This resulted in increased customer activity to supply Western oil and gas markets.

Given this market growth, the Company actively managed the attraction and retention of talent to meet the growing opportunity. To remain competitive, we increased employee compensation for most of our employees through merit and cost of living adjustments and restored the remaining Company match to our defined contribution retirement plans in North America that we had cut during the 2020 COVID-19 downturn. With respect to the NEOs, the Company adjusted base salaries upwards for Messrs. Bates and Long and increased contingent compensation opportunity for all the NEOs by increasing their target annual, short-term incentive (STI) percentage for 2022. In particular, the STI target payout percentages for Messrs. Youngblood and Churay were restored to their pre-pandemic levels. Prior to taking these actions, the compensation of these executives was below the market median of benchmarked compensation.

For 2022, our STI goals for our NEOs in 2022 were weighted 87.5% on adjusted EBITDA and 12.5% on safety measures. Adjusted EBITDA has long been a primary driver of our business. This measure encompasses most cost and sales decisions of the Company, and we focused our management, including the NEOs, to increase adjusted EBITDA and take advantage of the market opportunities in 2022. In addition, safety is a core value of our company, and we continued to include safety targets as a component of our STI program. The use of safety measures underscores our commitment to a safe workplace and our desire to continually focus on and improve upon our safety results.

Our long-term incentive (LTI) grants consisted of 50% of three-year, graded vesting restricted stock units (RSUs) and three-year cliff vesting PSUs. Since 2018, 50% of the PSUs vested based on results against a three-year target for return on average net capital employed (“RANCE”), and 50% of the PSUs vested based on the Company’s relative three-year TSR performance measured against the TSR of companies in the OSX index plus NOW, Inc. NOW, Inc. is a direct competitor in certain of our market segments.

For 2022, we modified our approach to the performance share units (PSUs) that we granted the NEOs by making three changes:

●

First, we added the Russell 2000 (Total Return) Index as an additional TSR comparator in the PSUs to recognize that MRC Global competes against a broad group of equity alternatives for investors in addition to the companies in the OSX index and Now, Inc.

●

Second, we moved to measuring PSUs 100% on relative TSR rather than 50% on relative TSR and 50% on a RANCE target. We determined that relative TSR better aligns with shareholder outcomes and is a more comprehensive measure than RANCE. Additionally, in our cyclical operating environment, it can be difficult to set long-term goals for financial metrics. In 2021, we capped TSR payouts at 100% if the Company’s TSR was negative even if the Company outperformed other companies, incorporating an element of absolute performance into the relative TSR plan. This prevents excessive payouts if the comparator companies as a whole are experiencing poor TSR. We continued this cap in 2022.

●

Finally, we also modified the TSR measurement periods in the PSUs. In prior years, the measurement period was a full three-year period. However, we compete in a cyclical industry, and a significant market swing at the end of a three-year cycle can disproportionately impact

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our TSR payouts, regardless of TSR performance in other parts of the cycle. We desire to provide an incentive for sustained performance throughout the cycle. To offset this cyclicality, we provided for four separate TSR measurement periods, each with 25% of the target payouts. The four periods consist of each of the first (2022), second (2023) and third (2024) years of the 3-year period in addition to the full three-year period (2022-24). This provides executive incentives to sustain TSR performance each year as well as for the longer three-year cycle and aligns executive performance throughout the three-year period with increasing the value of our shares for the benefit of our stockholders. By maintaining a three-year period for 25% of the PSU and limiting each individual year to 25%, excessive payouts are limited if the Company experiences good TSR in one or two years but not across the entire three-year period.

“—2022 Company Performance Highlights” above describes our Company’s performance in 2022, which outperformed both revenue and adjusted EBITDA expectations and produced a TSR for the year of 68%.

Overview of the Company’s Executive Compensation Design

Compensation Philosophy and Objectives

Our executive compensation programs are structured to reward the achievement of our specific annual and strategic performance goals and our long-term objective of increasing shareholder value. Accordingly, the executive compensation philosophy of the Compensation & Human Capital Committee is threefold:

●

To attract and retain talented executive officers by providing competitive total compensation, and to motivate them to achieve the Company’s short-term and long-term financial and strategic goals and objectives;

●	To align the interests of our executive officers with those of our stockholders; and

●	To provide performance-based cash and stock incentive awards to recognize and reward executive officers who demonstrate sustained exceptional performance.

Pay for Performance Program

Our Compensation & Human Capital Committee, which is composed solely of independent directors, believes in a pay for performance philosophy. While the Committee sets target compensation for the executive officers each year based on market practices and internal considerations, the executive officers’ realized compensation is strongly dependent on the Company’s performance relative to pre-determined and measurable financial metrics and stock price performance.

●	As illustrated in the graphic below, a substantial portion of the 2022 target compensation for executive officers was at risk.

●

Under our 2022 STI plan, 87.5% of NEO performance was based on an adjusted EBITDA target, 6.25% was based on a total recordable incident rate (“TRIR”) safety target and 6.25% was based on a lost workday rate (“LWDR”) safety target. Our adjusted EBITDA target was a stretch target, and our safety targets were the same as the prior year. Our 2022 adjusted EBITDA target was $190 million compared to 2021 adjusted EBITDA of $146 million, a 30% increase.

●	There would not be a payout relative to each of the performance metrics in the STI plan unless the threshold for payout was achieved for each respective metric.

●	The 2022 LTI equity grant consisted of time vested RSUs and PSUs for NEOs. Vesting of the PSUs depends on performance based upon the Company’s TSR relative to companies in the

52	2023 Proxy Statement

OSX index plus NOW, Inc. and the Russell 2000 (Total Return) Index. 25% of the relative TSR performance is measured on TSR for each of 2022, 2023, 2024 and the three-year period, 2022-24. The time vested RSUs provide retention value, and the value of the units is also tied to performance because it increases or decreases depending on our stock price at vesting. The time vested RSUs vest ratably over a three-year period.

Target Compensation

Our compensation programs are designed to align management’s incentives with shareholder objectives with 84% of CEO target compensation and an average of 68% of the 2022 target compensation of our other active NEOs at risk.

The following illustration represents the elements of our 2022 base compensation package at target to reflect the CEO’s compensation and an average for the other active NEOs.

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Key Features of our Executive Compensation Program

What We Do
✓	We pay for performance – 84% of CEO ongoing pay and an average of 68% of other active NEOs 2022 target base compensation is at risk, and target total direct compensation is achieved only when performance objectives are achieved.
✓	We benchmark pay relative to the market and review the peer group used for market benchmarking on an annual basis.
✓	We set objectives for our annual STI plan that are measurable, determined in advance and aligned with stockholder interests. Our 2022 STI targets were stretch targets – Our 2022 adjusted EBITDA target was $190 million compared to 2021 adjusted EBITDA of $146 million, a 30% increase, and the 2022 safety targets were the same targets as the 2021 targets.
✓	Our LTI equity compensation plan is designed to be strongly tied to Company performance. We award PSUs to tie payouts to relative TSR. We award RSUs to tie realized value to stock price and to provide retention value.
✓	Beginning in 2021, we added a 100% cap on PSU payouts based on relative TSR if the Company’s TSR is negative.
✓	Beginning in 2022, we added a Russell 2000 ETF to the companies used in the relative TSR calculation for PSUs to better reflect our performance against the broader market and acknowledge the broader competition for investor capital.
✓	We have equity ownership guidelines that provide for significant executive officer equity ownership.
✓	We have a clawback policy in place to recoup certain compensation from the covered employees in the event of restatement of our financial statements due to theft, fraud, willful misconduct or negligence.
✓	We have a fully independent Compensation & Human Capital Committee.
✓	Our Compensation & Human Capital Committee engages a compensation consultant that is independent of management and the Company.
✓	We have an annual Say-on-Pay vote.

What We Don’t Do
No guaranteed minimum incentives
No excise tax gross ups
No re-pricing of stock options or stock appreciation rights permitted without approval from stockholders
No hedging or derivative transactions with respect to our shares by executive officers or directors permitted
No pledging of MRC Global securities by executive officers or directors permitted

Peer Group

We benchmark our executive compensation against a selected group of peers as well as industry surveys.

In August 2021, the Compensation & Human Capital Committee reviewed our compensation peer group and made appropriate changes to the existing peer group for 2022 to reflect acquisitions of some of the prior peers and changes in some of the peers’ enterprise values. The Committee removed HD Supply Holdings Inc. (due to its acquisition), Oil States International Inc. and RPC Inc. (as their respective enterprise values and size were small in comparison with the Company and other peers), and Watsco, Inc. and Wesco International Inc. (as their enterprise values and size had grown

54	2023 Proxy Statement

disproportionately large compared to the Company and other peers). The Committee also added H&E Equipment Services, Inc., NexTier Oilfield Services, Inc. and Weatherford International plc. as more appropriate peers.

These peers were chosen as representative of our competition for executive talent. Specifically, these companies:

●	Are distributors or sellers of industrial or energy products of a similar character to those that we sell
●	Have similar distribution or energy product business models to our business model
●	Serve similar end markets as we do (e.g., gas utilities, downstream and industrial, upstream oil and gas and midstream pipelines)

We also considered the relative size and complexity of the companies compared to MRC Global, primarily measured by revenues, enterprise value and assets. We excluded from our peers distributors that do not sell products in our oil and gas end markets such as distributors of commercial or consumer goods, swimming pool supplies, roofing materials, office supplies and dental appliances, and companies with dramatically different size as measured by revenues, enterprise value or assets.

		(values in millions)

Company	Ticker	Revenue*	Enterprise Value*	Assets*
Applied Industrial Technologies, Inc.	AIT	$3,065	$3,965	$2,305
ChampionX Corporation	CHX	$2,323	$5,437	$3,476
Dril-Quip Inc.	DRQ	$350	$668	$1,127
DXP Enterprises Inc.	DXPE	$950	$875	$869
Flowserve Corporation	FLS	$3,692	$6,360	$4,810
H&E Equipment Services, Inc.	HEES	$1,162	$2,214	$2,054
Helix Energy Solutions Group Inc.	HLX	$679	$978	$2,418
Herc Holdings Inc.	HRI	$1,922	$5,256	$3,683
Kennametal Inc.	KMT	$1,705	$3,554	$2,615
Liberty Oilfield Services Inc.	LBRT	$1,538	$2,422	$1,975
MSC Industrial Direct Co. Inc.	MSM	$3,160	$5,721	$2,424
NexTier Oilfield Services, Inc.	NEX	$803	$989	$1,133
NOW Inc.	DNOW	$1,376	$657	$1,026
Weatherford International plc	WFRD	$3,302	$2,875	$5,295
25th Percentile		$1,003	$981	$1,344
Median		$1,621	$2,649	$2,362
75th Percentile		$2,880	$4,933	$3,261

MRC Global Inc.	MRC	$2,375	$1,539	$1,827
Percentile Rank		70%	42%	37%
*	Enterprise Value and Market Cap are from S&P Capital IQ as of July 15, 2021, and Assets and Revenue are as of most recently reported prior to July 15, 2021.

In November 2021, Meridian, the Committee’s independent compensation consultant, made a report to the Committee on publicly disclosed executive pay data, which the Committee considered when making its 2022 compensation decisions. Meridian used compensation peer data from the above companies for each position that our executive officers hold to the extent available.

Meridian also provided data from the following two third-party general industry surveys for companies with revenue amounts similar to those of the Company as an additional reference point to validate the peer-company specific data:

●	2021 Aon Total Compensation Measurement Executive Report

●	Willis Towers Watson 2021 General Industry Executive Survey Report

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Meridian presented compensation at each quartile of the data (both peer-company specific data as well as third party market survey data) to the Committee with respect to total compensation and major elements of compensation (i.e., base salary, annual cash incentive and long-term equity compensation) for each of the executive officer’s positions.

The Compensation & Human Capital Committee used this data to determine whether its compensation decisions were within the market for each executive officer; however, the Committee did not set any compensation for any executive officer at a specific level within the peer group range for each executive officer (such as pegging the compensation to a 50th percentile level). The Committee exercised its discretion considering the following factors:

● the executive’s contributions and performance	● market levels of compensation for positions comparable to the executive’s position

● the executive’s roles and responsibilities, including the executive’s tenure in such role	● the executive’s compensation history and compensation mix, including that with prior employers

● the Company’s need for the executive’s skills	● the executive’s potential and readiness to contribute in the executive’s current role

● the executive’s experience and management responsibilities

The Committee did not necessarily weigh any particular factor more or less than any other factors.

Participants in the Compensation Process

Role of the Compensation & Human Capital Committee

The Compensation & Human Capital Committee establishes policies and has decision-making authority with respect to compensation matters for executive officers (other than the CEO), including determination of the compensation and benefits and LTI grants. With respect to the CEO, the Committee recommends compensation decisions, including the grant of LTI compensation, to the full Board, which then makes decisions regarding CEO compensation.

Pursuant to the Committee’s charter, its duties include:

●

Reviewing and recommending to the Board, the annual salary, bonus and LTI awards and other compensation, incentives and benefits, direct and indirect, of the CEO, and reviewing and determining compensation, incentives and benefits of the other executive officers who file reports pursuant to Section 16 of the Exchange Act (“executive officers”). With respect to the CEO, the full Board makes decisions regarding CEO compensation, taking into account (among other things) the Committee’s recommendations;

●

Reviewing and approving corporate goals and objectives relevant to compensation of the CEO and the other executive officers, evaluating the CEO’s and the executive officers’ respective performance in light of those goals and objectives on an annual basis and (either separately or together with other independent directors as the Board directs) recommending to the Board the CEO’s compensation level and determining the other executive officers’ respective compensation levels based on this evaluation;

●

Reviewing and authorizing, and with respect to the CEO, recommending to the Board to authorize, as the case may be, the Company to enter into, amend or terminate any employment, consulting, change in control, severance or termination, or other compensation agreements or arrangements with the CEO and other executive officers of the Company (and at the option of the Committee, other officers and employees of the Company);

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●	Periodically reviewing and considering the competitiveness of the Company’s executive compensation;

●

Reviewing new executive compensation programs, reviewing on a periodic basis the operation of the Company’s existing executive compensation programs to determine whether they integrate appropriately and establish and periodically reviewing policies for the administration of executive compensation programs;

●

Reviewing, amending, modifying or adopting proposals relating to the incentive compensation plans, deferred compensation plans and any other plans, programs or arrangements that the Company or any of its subsidiaries sponsors or maintains for the CEO and executive officers as well as equity-based compensation plans for any employees (including the CEO and executive officers), directors, consultants or others, including proposals relating to the establishment, amendment, modification or termination of those plans, programs or arrangements or recommending to the Board with respect thereto, as the Committee determines;

●	Overseeing the overall structure of annual compensation and incentive plans with respect to employees of the Company and its subsidiaries on an annual basis;

●	Overseeing executive development and succession;

●	Providing counsel regarding key personnel selection;

●	Overseeing the Company’s organizational plans, employee recruitment, retention and development programs and other human capital strategies;

●	Reviewing the Company’s diversity and inclusion metrics and plans;

●	Assessing risks in compensation programs; and

●	At least annually, conducting a review of compensation for non-employee directors and recommending changes, if any, to the Board.

Role of Compensation Consultant

Pursuant to the Compensation & Human Capital Committee’s charter, the Committee has the authority to retain or terminate compensation consultants and engage other advisors. Since 2010, the Compensation & Human Capital Committee has engaged Meridian, an independent consultant specializing in executive compensation, to formulate a report and make recommendations to the Committee regarding executive and director compensation based on peer group, other market data, industry trends and current practices.

The Compensation & Human Capital Committee evaluated the SEC’s and NYSE’s six independence factors to determine that the service Meridian provided to the Committee was free of any actual or perceived conflicts of interest. Meridian does not provide any other services to the Company or its executive leadership team.

Role of Executive Officers

Our CEO, GC and senior vice president – chief human resources officer (CHRO) provide support and information as the Compensation & Human Capital Committee requests. In August 2022, our CHRO resigned, and our GC assumed the duties of interim CHRO. These officers make quarterly presentations to the Committee with respect to issues and developments regarding compensation and our compensation programs. They develop current and historical summary compensation data (including each element of compensation) for our executive officers and provide this data on a regular basis to the Committee.

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Our CEO provides the Compensation & Human Capital Committee with an evaluation of the annual performance of each of the executive officers that report to the CEO and makes preliminary recommendations for base salary and incentive target levels for them. Recommendations for base salary, annual performance, incentive target levels and incentive payouts for the CEO are left entirely to the Committee’s discretion.

The Committee then determines appropriate changes in compensation for the upcoming year. Each year, the Committee approves the executive officers’ annual STI awards (expressed in each case as a percentage of base salary) and the performance metrics and goals for annual STI awards that the Company would pay in respect of performance during the year. The Committee makes decisions with respect to LTI equity-based compensation awards that the Company grants to our executive officers. With respect to CEO compensation decisions, the Committee makes its recommendations to the entire Board for final approval.

Stockholder Engagement

85% APPROVAL	Stockholders showed strong support of our executive compensation programs, with 85% of the votes cast for the approval of the “say-on-pay” proposal at our 2022 annual meeting of stockholders.

We have a long history since our initial public offering in 2012 of engaging with current and prospective stockholders. In 2022, we had interactions with investors in the following ways:

●	Quarterly earnings calls
●	Investor conferences and events, including discussions with both portfolio managers and ESG analysts
●	One-on-one investor discussions
●	Annual stockholders meeting
●	Our website
●	Press releases
●	Our SEC filings
●

Participation in various evaluations, ratings and rankings, such as the Carbon Disclosure Project (CDP) sponsored by CDP Global, an international non-profit organization, S&P Global, Sustainalytics, ISS and MSCI.

During these discussions, some investors have engaged with us regarding our executive compensation, and investors have been supportive of our compensation practices with 85% of votes cast approving our 2022 Say-On-Pay proposal. We have also had discussions with investment managers, sell-side analysts and governance analysts.

2022 Executive Compensation Program

Elements of Compensation

The principal components of compensation for our executive officers are:

●	Base salary;

●	STI annual cash awards;

●	LTI (equity awards); and

●	Benefits and perquisites – including health, welfare and retirement benefits and expatriate benefits.

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In addition to base salary, our 2022 executive compensation was comprised of STI annual cash incentives and LTI equity awards as well as certain benefits and perquisites. Consistent with our pay-for-performance philosophy, the table below summarizes how performance in 2022 impacted pay in 2022.

Compensation Element	STI	LTI (Equity Awards)

What was the plan designed to achieve?	Motivate executive officers to achieve the Company’s annual financial and operational goals, which in turn are designed to achieve long-term profitability and value for stockholders.	Motivate executive officers to increase share price and long-term economic value of the Company.

What were the performance measures?	• 87.5% on adjusted EBITDA • 6.25% on TRIR • 6.25% on LWDR

For 2022, PSU grants that cliff vest at the end of 2024, all based on TSR performance relative to companies in the OSX index plus NOW Inc. and Russell 2000

•     25% on 3-year, 2022-24 performance

•     25% on 1-year 2022 performance

•     25% on 1-year 2023 performance

•     25% on 1-year 2024 performance

How did we perform?	• adjusted EBITDA: 137% of target • TRIR: better than target • LWDR: performed at maximum payout level

Performance for the 2021 and 2022 PSU grants is still to be determined since the three-year measurement period has not been completed.

2020-2022 PSU performance: no payout as we performed below thresholds

How did performance impact compensation?	Based on Company outperformance, our NEOs achieved a payout of 173% of target.	For the 2020 PSU grant, both the TSR and RANCE[1] components were below payout thresholds, so no shares of the 2020 PSU grants vested.

[1]

Return on average net capital employed (RANCE) is calculated as cumulative net income plus tax effected interest expense plus preferred stock dividend over the three-year period, divided by average net capital employed for the three-year period, which quotient is then divided by three.

Base Salary

We provide our executive officers with a base salary to compensate them for services they provide and to provide a market competitive base level of pay commensurate with the skills and experience of our executives. The Compensation & Human Capital Committee, with the CEO, reviews the base salary for each executive officer based on the CEO’s recommendations on an annual basis and approves any increases based on each executive officer’s position, responsibilities, contributions, leadership, performance, current compensation (both individually and as compared to other executives) and survey data. Increases are not automatic or guaranteed and do not always take place each year. The Committee, on a similar basis, also reviews the CEO’s salary and makes a recommendation whether to implement an increase to the full Board.

Our NEOs (with the exception of Mr. Saltiel, who joined the Company in March 2021, and Mr. Bates) were subject to a salary freeze from 2019 through 2021, due to the downturn in the oil and gas environment and impact of the COVID-19 epidemic. Mr. Bates, an Australian citizen, received his permanent residence status in the U.S., and the Company phased out his expatriate benefits by the

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end of 2021. To recognize the competitive environment for talent and recognizing that the base salaries of Messrs. Bates and Long were significantly below market, we increased their salaries effective April 1, 2022.

Name	2021 Base Salary	Salary Increase in 2022	Base Salary Effective 4/1/2022
Robert J. Saltiel, Jr.	$825,000	0.0%	$825,000
Kelly Youngblood	$500,000	0.0%	$500,000
Daniel J. Churay	$425,000	0.0%	$425,000
Grant R. Bates	$350,000	11.4%	$390,000
Rance C. Long	$300,000	20.0%	$360,000

Annual STI Cash Incentive

Our annual STI plan is a performance-based plan, which provides cash compensation to eligible employees (including the executive officers), based on performance relative to certain financial and operational metrics. In 2022, a majority of our salaried employees participated in the STI plan. An employee’s annual STI bonus is determined by multiplying the employee’s annual salary by the employee’s annual STI target percentage then by the performance percentage relative to performance metrics.

Annual STI Targets

The Compensation & Human Capital Committee reviews STI targets for the executive officers, including the NEOs, annually and approves annual STI target percentages for the executive officers based on its review of market data and other internal factors, subject to the terms of any employment agreements between the Company and the executives. In 2020, the STI target percentages were reduced for the CEO and other NEOs to align with business objectives, including expense reduction. These reduced target percentages were maintained in 2021 with no increases. However, in 2022, to recognize the competitive environment for talent, we increased the target STI percentage for each of the NEOs to better align with market competitive levels. With respect to Messrs. Youngblood and Churay, their STI target percentages were restored to the levels that they were prior to the beginning of the COVID-19 pandemic.

Name	2021 STI Target %	2022 STI Target %	The annual cash incentive amount payable to each executive is calculated as follows: Annual Cash Incentive = Base Salary x STI Target % x Performance Relative to Performance Metrics
Robert J. Saltiel, Jr.	100%	125%
Kelly Youngblood	75%	80%
Daniel J. Churay	60%	75%
Grant R. Bates	60%	75%

Rance C. Long	50%	75%

2022 STI Plan Performance Metrics

For 2022, our STI targets for our NEOs in 2022 were 87.5% on adjusted EBITDA and 12.5% on safety measures. Adjusted EBITDA has long been a primary driver of our business. This measure encompasses most cost and sales decisions of the Company, and we focused our management, including the NEOs, to increase adjusted EBITDA and take advantage of the market opportunities in 2022. Adjusted EBITDA has been a prime measure of our STI programs even since before we became a public company through our initial public offering in 2012. We expected a recovery in our markets in 2022 as lockdowns ended following the initial phase of the COVID-19 pandemic. In addition, we reduced our cost structure during 2020 and 2021, creating efficiencies to generate more incremental profit. Given this, we set our adjusted EBITDA target at $190 million compared to 2021 adjusted EBITDA of $146 million, a 30% increase.

In addition, safety is a core value of our company, and we continued to include safety targets as a component of our STI program. The use of safety measures underscores our commitment to a safe

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workplace and our desire to continually focus on and improve upon our safety results. For 2021, the safety targets included a total recordable incident rate (TRIR) target of 0.90 or less and a lost workday rate (LWDR) target of 0.32 or less. These 2021 safety targets were stretch targets below the 2020 targets notwithstanding that the Company had the best recorded TRIR and LWDR in the Company’s recorded history as of 2020. In 2021, the Company’s TRIR performance of 1.09 compared favorably to the 2020 U.S. Bureau of Labor Statistics (“BLS”) average of 3.5 for wholesalers of metal products, and its LWDR of 0.48 compared favorably to the BLS average of 2.3 for wholesalers of metal products. Even so, the Company did not meet its 2021 safety targets, and the Committee desired for a continued focus to achieve safety performance. Therefore, the Committee repeated these targets for 2022. For 2022, the Company overachieved its target safety metrics, including a record low LWDR.

The following table sets forth the components of the 2022 STI plan, including the performance metrics, weighting of each, the targets at threshold, target and maximum performance, the payouts at each and the final payout calculation. Strong financial performance resulted in formulaic payouts of 173.3% of target. These payouts are reflected under the Non-Equity Incentive Plan Compensation column in “Proposal II: Advisory Approval of Named Executive Officer Compensation—Summary Compensation Table for 2022”.

2022 STI Plan Metrics, Performance & Payouts

(in millions except for percentages and safety metrics)

Payout %*		25%	100%	200%
Performance Metric	Weighting	Threshold	Target	Maximum	Performance	Performance %	Payout %	Weighted Payout %
Adjusted EBITDA	87.5%	95.0	190.0	285.0	261.0	137%	175%	152.9%
LWDR	6.25%	0.35	0.32	0.16	0.12	150%	200%	12.5%
TRIR	6.25%	0.99	0.90	0.45	0.78	113%	127%	7.9%

	100.0%				Final Payout			173.3%

*	Between Threshold and Target, and Target and Maximum, payouts are interpolated on a straight-line basis.

Long-Term Incentive Compensation

Our LTI equity compensation is granted on an annual basis to our executive officers and is designed to align the interests of management with those of our stockholders. Our long-term incentive (LTI) grants consist 50% of three-year, graded vesting restricted stock units (RSUs) and three-year cliff vesting PSUs. Since 2018, 50% of the PSUs vested based on results against a three-year target for return on average net capital employed (RANCE), and 50% of the PSUs vested based on the Company’s relative three-year TSR performance measured against the TSR of companies in the OSX index plus NOW, Inc.

For 2022, we modified our approach to the performance share units (PSUs) that we granted the NEOs by making three changes:

●

First, we added the Russell 2000 (Total Return) Index as an additional TSR comparator in the PSUs to recognize that MRC Global competes against a broad group of equity alternatives for investors in addition to the companies in the OSX index and Now, Inc.

●

Second, we moved to measuring PSUs 100% on relative TSR rather than 50% on relative TSR and 50% on a RANCE target. We determined that relative TSR better aligns with shareholder outcomes and is a more comprehensive measure than RANCE. Additionally, in our cyclical operating environment, it can be difficult to set long-term goals for financial metrics. In 2021, we capped TSR payouts at 100% if the Company’s TSR was negative even if the Company outperformed other companies, incorporating an element of absolute performance into the relative TSR plan. This prevents excessive payouts if the comparator companies as a whole are experiencing poor TSR. We continued this cap in 2022.

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●

Finally, we also modified the TSR measurement periods in the PSUs. In prior years, the measurement period was a full three-year period. However, we compete in a cyclical industry, and a significant market swing at the end of a three-year cycle can disproportionately impact our TSR payouts, regardless of TSR performance in other parts of the cycle. We desire to provide an incentive for sustained performance throughout the cycle. To offset this cyclicality, we provided for four separate TSR measurement periods, each with 25% of the target payouts. The four periods consist of each of the first (2022), second (2023) and third (2024) years of the 3-year period in addition to the full three-year period (2022-24). This provides executive incentives to sustain TSR performance each year as well as for the longer three-year cycle and aligns executive performance throughout the three-year period with increasing the value of our shares for the benefit of our stockholders. By maintaining a three-year period for 25% of the PSU and limiting each individual year to 25%, excessive payouts are limited if the Company experiences good TSR in one or two years but not across the entire three-year period.

In 2022, LTI awards were made based on a review of market data as well as overall compensation for each NEO with Messrs. Youngblood and Bates receiving increased awards at a level they received before the 2020 COVID-19 pandemic, and Mr. Churay receiving a partial restoration of his award level, closer to pre-pandemic awards.

Alignment of LTI Compensation to Performance

Our LTI equity compensation is strongly linked to stock price performance.

●

The realized value of PSUs is tied to long-term performance because the value is directly related to the Company’s relative TSR and, for 2020 and 2021, RANCE performance. Because the PSUs pay out in the form of shares, the realized value of the shares that vest are tied to stock price performance. This also aligns NEO pay with shareholder value. The PSUs also provide retention value by vesting at the end of a three-year performance period.

●

The primary purpose of the RSUs is to support retention and continuity of executive officers. The RSUs vest over a multi-year period. The realized value of the RSUs is also tied to stock price performance because the value of RSUs increases or decreases depending on our stock price at vesting.

2022 Long-Term Incentive Grants

The table below shows the details of 2022 grants to the NEOs:

Grant Year 2022	RSUs	PSUs

Weighting	50% of grant value	50% of grant value

Vesting Schedule	Vesting 34% in year one and 33% in each of years two and three	Vesting at the end of three years, percentage of stock vested depends on relative TSR performance (compared to the companies in the OSX index plus NOW Inc. and the Russell 2000) in four performance periods (2022, 2023, 2024 & 2022-24) each equally weighted by 25%

2022 PSU Grants

All of the target PSUs granted to NEOs in 2022 are based on relative TSR compared to companies in the OSX index plus NOW Inc. and the Russell 2000 (Total Return) Index. The performance will be weighted equally (25%) for each of four performance periods:

●	January 1, 2022 until December 31, 2022

●	January 1, 2023 until December 31, 2023

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●	January 1, 2024 until December 31, 2024

●	January 1, 2022, until December 31, 2024.

The number of shares awarded upon vesting at the end of 2024 is based on the scale below for each of the performance periods. This scale has remained the same since grants made in 2016.

BEGINNING WITH THE 2021 PSU GRANTS, THE COMPENSATION & HUMAN CAPITAL COMMITTEE CAPPED THE PSU PAYOUT FOR THE TSR COMPONENT AT 100% IF ACTUAL COMPANY TSR OVER THE PERFORMANCE PERIOD IS NEGATIVE.

BEGINNING IN 2022, WE ADDED A RUSSELL 2000 ETF TO THE COMPANIES USED IN THE RELATIVE TSR CALCULATION FOR PSUS TO BETTER REFLECT OUR PERFORMANCE AGAINST THE BROADER MARKET AND ACKNOWLEDGE THE BROADER COMPETITION FOR INVESTOR CAPITAL.

The following table sets forth the percentile performance and percentage of target PSUs earned at each percentile.

Relative TSR	% Target PSUs Earned*
≥ 90th percentile	200%
70th percentile	150%
50th percentile	100%
30th percentile	50%

< 30th percentile	0%

*For any performance levels between the levels specified above, percentage of target shares earned will be interpolated on a straight- line basis.

Because the Company’s TSR did not meet the threshold performance for the 2019-21 and 2020-22 PSU awards, there was no payout on the TSR component.

We compare our TSR to companies in the OSX index plus NOW Inc. because investors generally compare MRC Global to companies that also have customers in the oil and gas business, with volatile spending patterns depending on commodity prices. Based on a review by Meridian, the Compensation & Human Capital Committee’s independent compensation consultant, TSR correlation of companies in the OSX index plus NOW Inc. compared to the Company’s TSR is greater than other alternatives that the Committee considered. In addition, we often compete for talent with these companies. Each of our CEO, CFO and GC, for instance, have previously worked for oilfield service companies. Finally, many energy investors and sell-side analysts follow our Company along with the companies in the OSX. The companies in the OSX index are currently comprised of the following:

OSX Company	Ticker	OSX Company	Ticker
Cactus, Inc.	WHD	Liberty Energy, Inc.	LBRT
ChampionX Corporation	CHX	NOV, Inc.	NOV
Core Laboratories N.V.	CLB	Nabors Industries Ltd.	NBR
Drill-Quip, Inc.	DRQ	Oceaneering International, Inc.	OII
Golar LNG Limited	GLNG	Oil States International, Inc.	OIS
Halliburton Company	HAL	Schlumberger Limited	SLB
Helmerich & Payne, Inc.	HP	Transocean Ltd.	RIG
Hess Corporation	HES	USA Compression Partners, LP	USAC

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In addition to the companies in the OSX Index, NOW, Inc. is an equal comparator with each of those companies for the PSUs. NOW is a direct competitor in certain of our market segments. We also added the Russell 2000 (Total Return) Index as an additional TSR comparator in the 2022 PSUs to recognize that MRC Global competes against a broad group of equity alternatives for investors in addition to the companies in the OSX index and Now, Inc. The Russell 2000 (as an index rather than each company in the index) is an equal comparator with the OSX companies and NOW.

The following table sets forth the number of RSUs and PSUs granted to each NEO in 2022. The Compensation & Human Capital Committee determined a dollar value amount of RSUs and PSUs that it desired to grant each NEO (or in the case of the CEO, recommend to the Board to grant). This dollar value amount was then divided by the 20-day VWAP of $7.70 as of the grant date in February 2022, for the NEOs to determine the number of units to be granted.

Name	RSU Grant Target Value*	Number of RSUs	Total PSU Grant Target Value*	Number of PSUs at Target

Robert J. Saltiel, Jr.	$1,650,000	214,286	$1,650,000	214,286

Kelly Youngblood	$ 500,000	64,935	$ 500,000	64,935

Daniel J. Churay	$ 297,500	38,636	$ 297,500	38,636

Grant R. Bates	$ 214,500	27,857	$ 214,500	27,857

Rance C. Long	$ 198,000	25,714	$ 198,000	25,714

* Grant values vary from the values in the Summary Compensation Table because grant values represent the dollar value of the grant that the Compensation & Human Capital Committee desired to award, which is divided by the 20-day VWAP on the date of grant to determine the number of shares awarded and the values in the Summary Compensation Table represent the fair market value of the award calculated by the different methodology set forth in FASB ASC Topic 718.

2020-22 PSU Grant Performance

THERE WAS NO PAYOUT FOR THE PSUs GRANTED IN 2020 WHEN THE PERFORMANCE PERIOD COMPLETED AT THE END OF 2022.

The 2020-2022 PSUs granted in 2020 completed their performance period at the end of 2022. The NEOs received no payout for either the relative TSR measure or the RANCE measure for the 2020-2022 performance period as the requisite threshold performance was not achieved for either measure.

Benefits and Perquisites

The Compensation & Human Capital Committee reviews the benefits and perquisites provided to certain of the executive officers on an annual basis to review the reasonableness of these programs. We provide competitive health, welfare and retirement benefits to our Company’s employees. Other than as outlined below, our current NEOs do not receive any additional benefits or perquisites.

Mr. Bates, an Australian citizen, received tax equalization payments and tax preparation fee reimbursements in 2022 as the remaining portion of his prior expatriate package. He currently receives no additional expatriate benefits.

The Company provides Mr. Long, as its chief sales and marketing leader, a country club membership to entertain representatives of customers. Mr. Long may use this membership for personal use as well but must pay the related charges for personal use. Mr. Long receives an imputed benefit of the Company-paid dues for personal use in addition to the specific personal charges for which he personally pays.

Mr. Bates receives a car allowance, and Mr. Long receives use of a company vehicle that can be used for business or personal purposes.

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The Company provides a paid executive physical for its executive officers, including the NEOs. In 2022, Messrs. Saltiel and Long participated in this benefit.

Company-paid parking was provided for Messrs. Saltiel, Youngblood, Churay and Bates.

Each NEO may participate along with all other employees in Company benefits such as our employee health, dental and prescription drug plans, defined contribution pension plan and group life insurance and disability plans.

These benefits are outlined under the “All Other Compensation” column of the “Summary Compensation Table for 2022” and related footnotes.

We provide our current NEOs with certain severance payments and benefits pursuant to an executive separation policy or individual employment agreements in the event of a termination of their employment under certain circumstances. We designed these agreements to promote stability and continuity of senior management. For additional information, see “Potential Payments upon Termination or Change in Control”.

Realized Pay

The Compensation & Human Capital Committee strongly believes that our executive compensation programs must demonstrate long-term alignment of pay with our performance. This requires that the amount earned by our executive officers must depend upon achieving our demanding performance objectives designed to enhance long-term stockholder value. Each year a significant portion of each NEO’s compensation is “at-risk” in the form of STI and LTI.

Since 2018, our PSUs have vested on average at 57.5% of the target opportunity granted. During this period, our business has experienced significant downturns in our oil and gas end markets. In the last three years, our PSU payouts have decreased as our stock price has absorbed the impacts of these downturns. In particular, there have been no payouts on the PSUs for the 2019-21 and 2020-22 grants.

We have also set stretch targets to reach annual STI bonus payouts. From 2018 through 2022, our STI plan has paid out at 83.1% of target. With the exception of 2022, these payouts have been below 100% for target performance and reflective of the difficult operating environment that our Company has faced.

The following charts illustrates these payouts for both our PSUs and our STI annual incentives.

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The following NEOs had the following unexercised options that were granted in 2011 and 2012:

Expired Forfeited Options
NEO	Grant Date
	2011	2012
Daniel Churay	83,751	48,000
Grant Bates	—	47,505
Rance Long	1,657	—

In 2021 and 2022, respectively, these options expired without being exercised, and each NEO forfeited the options as their respective strike prices were above current market.

The Compensation & Human Capital Committee believes that the Company has consistently set stretch goals for its executive officers, which have often resulted in payouts below target when those goals were not met. The Committee believes that its compensation practices are aligned with shareholder interests and stock performance and that the historic reduced payout percentages have been aligned with declines in our stock price during the Company’s cyclical downturns.

Other Matters Related to Compensation

Equity Ownership Guidelines

The Compensation & Human Capital Committee believes that the Company’s executive officers and directors should own and hold a position in the common stock of the Company to further align their interests and actions with the interests of the Company’s stockholders. In addition, the Committee believes that the investment community values officer and director stock ownership, and that stock ownership demonstrates a commitment to and belief in the success and long-term profitability of the Company. Our active executive officers and directors owned approximately 20.6% of the Company’s outstanding common stock as of February 15, 2022 (including the preferred stock that director Henry Cornell directs on an “as-converted” basis). The Committee has adopted the Equity Ownership Guidelines described below.

Position	Equity Ownership Guidelines

Chief Executive Officer	5 times base salary

Executive Vice Presidents	3 times base salary

Senior Vice Presidents	3 times base salary

Non-employee Directors	5 times annual cash Board retainer (excludes committee retainers)

The Committee intends for executive officers and directors who are or become subject to these guidelines to achieve the applicable ownership guideline within five years from the date of adoption of the guidelines or the date the participant becomes subject to the guidelines. If an executive officer or director becomes subject to a greater ownership amount, due to promotion or an increase in base salary (or annual cash retainer), the executive officer (or director) is expected to meet the incrementally higher ownership amount within the later of three years from the effective date of the promotion or increase in base salary or cash retainer and the end of the original five-year period. The three-year period to achieve the incremental guideline begins in January following the year of the promotion or increase in base salary or cash retainer.

If an executive officer or director is not in compliance with the guidelines, the Compensation & Human Capital Committee may determine the appropriate action to take, which may include holding requirements on new grants of shares or the payment of a portion of the annual cash incentive or cash retainer in shares of our common stock. Any additional restrictions on previous awards must be agreed

66	2023 Proxy Statement

to by the executive officer or director. These guidelines may be waived, at the discretion of the Committee, if compliance would create severe hardship or prevent an executive officer or director from complying with a court order, as in the case of a divorce settlement.

All our executive officers and directors met the equity ownership guidelines as of December 31, 2022.

Anti-Hedging and Anti-Pledging Policy

Pursuant to the Company’s Securities Trading and Disclosure Policy, directors and executive officers of the Company that are subject to the requirements of Section 16(b) of the Exchange Act are prohibited from engaging in short-term or speculative transactions involving Company securities including:

●	Engaging in short sales;

●	Engaging in transactions in put options, call options or other derivative securities related to Company securities on an exchange or in any other organized market;

●	Engaging in hedging or monetization transactions related to Company securities, including through the use of financial instruments such as prepaid variable forwards, equity swaps and collars; and

●	Holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan.

Prohibition on Re-pricing of Stock Options and Stock Appreciation Rights without Stockholder Approval

Pursuant to the terms of the Omnibus Incentive Plan, as amended, the Committee has no authority to make any adjustment (other than in connection with a change in capitalization or other transaction where an adjustment is permitted or required under the terms of the plan) or amendment and no adjustment or amendment shall be made, that reduces or would have the effect of reducing the option price of an option or the grant price of a stock appreciation right previously granted under the plan whether through amendment, cancellation or replacement grants or other means, unless the Company’s stockholders approve the adjustment or amendment.

Clawback Policy

Pursuant to the Company’s Clawback Policy, the Company can recoup certain compensation from covered employees in the event of a restatement of our financial statements due to theft, fraud, willful misconduct or negligence. All employees receiving any short-term or long-term equity compensation are subject to this policy.

This policy covers all incentive and performance-based stock awards granted after the effective date of the policy under any Company equity incentive plan (e.g. stock options, RSUs and PSUs) and all cash performance awards (e.g. annual bonuses and other cash incentives) granted after the effective date of the policy. The recouped amount resulting from the restatement generally will be the difference between the amount of covered compensation previously awarded or earned and what would have been awarded or earned under the restated financial statements.

The New York Stock Exchange recently released their version of the SEC’s new clawback rules and the Company is awaiting the SEC’s approval of the same. Once approved, the Company expects to review its long-standing existing Clawback Policy and make appropriate modifications.

Compensation & Human Capital Committee Interlocks and Insider Participation

Our Compensation & Human Capital Committee is comprised solely of independent members of the Company’s Board and includes Ms. Adams, Messrs. Damiris and Jadin and Dr. Linse. No member of the Committee was an officer or employee of the Company during 2022, and no member of the Committee was formerly an officer of MRC Global or any of its subsidiaries. None of our executive officers served as a member of a compensation committee or board of directors of any other company where one of our Board members is an executive officer.

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Compensation & Human Capital Committee Report

The Compensation & Human Capital Committee reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with Meridian, management and with the Board. Based on such review and discussion, the Committee, on behalf of the Board, has recommended that this Compensation Discussion and Analysis be included in this Proxy Statement for fiscal year 2022, ended December 31, 2022.

The 2022-23 Compensation & Human Capital Committee

Deborah G. Adams, Chair
George J. Damiris
Ronald L. Jadin
Dr. Cornelis A. Linse

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PROPOSAL II:

ADVISORY APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION

We are required by Section 14A of the Exchange Act to, and accordingly, request our stockholders to approve, on an advisory basis, a non-binding resolution approving our named executive officer (NEO) compensation as disclosed in accordance with the SEC’s rules in this Proxy Statement. This proposal is commonly known as a “Say-on-Pay” proposal.

As discussed in the “Compensation Discussion and Analysis” as well as in the tables, our compensation programs are designed to attract and retain the talent needed to drive stockholder value and help each of our businesses meet or exceed financial and performance targets. Our compensation programs are intended to reward our executive officers for successfully implementing our strategy to grow our business and create long-term stockholder value. We believe our programs effectively link executive pay to the financial performance of the Company while also aligning the interests of our executive officers with the interests of our stockholders.

We are seeking our stockholders’ support for our NEO compensation as this Proxy Statement details. This proposal is solicited in response to SEC requirements and seeks our stockholders’ views on our NEO compensation. It is not intended to address any specific element of compensation, but rather the overall compensation provided to our NEOs including our pay philosophy, our pay principles and pay practices as this Proxy Statement describes. The Board asks for you to approve, on a non-binding basis, the following advisory resolution:

RESOLVED, that the stockholders of MRC Global Inc. (the “Company”) approve, on an advisory and non-binding basis, the compensation of the Company’s named executive officers as disclosed in the Company’s Proxy Statement pursuant to the compensation disclosure rules of the Securities Exchange Act of 1934, as amended, including the Compensation Discussion and Analysis, the compensation tables, and any related narrative discussion contained in this Proxy Statement.

Because your vote is advisory, it will not be binding on the Board and will not overrule any decision by the Board or require the Board to take any action. However, the Board will take into account the outcome of the vote when considering future executive compensation decisions for NEOs. We currently conduct annual advisory votes on executive compensation and the next advisory vote following the vote at the Annual Meeting on our compensation of our NEOs will take place at our 2024 Annual Meeting.

To be approved, this proposal must be approved by a majority of the votes cast by the stockholders present virtually or represented by proxy, meaning that the votes cast by the stockholders “FOR” the approval of the proposal must exceed the number of votes cast “AGAINST” the approval of the proposal. Abstentions from voting on this proposal and broker non-votes will not be treated as votes cast and, therefore, will have no effect on the outcome of this proposal.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RESOLUTION APPROVING THE COMPANY’S NEO COMPENSATION.

Risk in Relation to Compensation Programs

We have performed a review of all of our material compensation plans and have concluded that there are no plans that provide meaningful incentives for employees, including the NEOs, to take risks that would be reasonably likely to have a material adverse effect on us. Because our current compensation

69	2023 Proxy Statement

plans have a cap on the amount of incentive compensation that can be paid under the plans, risk of excessive compensation is negligible. This limit also has the effect of not encouraging operational or strategic decisions that expose the Company to undue risk.

Summary Compensation Table for 2022

The following table, footnotes and the narrative discussion above in “Compensation Discussion and Analysis” set forth information with respect to compensation earned during each of the fiscal years ended 2020, 2021 and 2022 by our NEOs.

	Year	Salary ($)	Non-Equity Incentive Plan Compensation ($) (1)	Stock Awards ($) (2)	All Other Compensation ($) (3)	Total ($)
Robert J. Saltiel, Jr. (4)	2022	825,000	1,787,156	3,578,576	15,287	6,206,019
President and Chief Executive Officer	2021	666,346	444,984	4,804,408	7,139	5,922,877
Kelly Youngblood	2022	500,000	693,200	1,064,285	13,137	2,270,622
Executive Vice President and	2021	500,000	202,266	1,428,999	8,314	2,139,579
Chief Financial Officer	2020	488,461	281,250	962,043	14,089	1,745,843
Daniel J. Churay	2022	425,000	552,394	633,244	15,759	1,626,397
Executive Vice President –	2021	425,000	137,541	931,640	7,911	1,502,092
Corporate Affairs, General Counsel & Corporate Secretary	2020	415,192	191,250	613,317	12,819	1,232,578
Grant R. Bates	2022	380,000	493,905	456,576	65,465	1,395,946
Senior Vice President –	2021	350,000	113,269	604,087	163,604	1,230,960
North America Operations & E-Commerce	2020	317,500	146,250	421,956	221,296	1,107,002
Rance C. Long	2022	345,000	448,414	421,452	27,265	1,242,131
Senior Vice President – Sales & Marketing

Notes to Summary Compensation Table for 2022

(1)	See “Compensation Discussion and Analysis – 2022 STI Plan Performance Metrics” for a discussion of the 2022 annual cash incentive payouts.

(2)

The amounts in this column represent the grant date fair value of the RSU and PSU awards at target performance, calculated pursuant to FASB ASC Topic 718. For 2020 and 2021, the PSUs vest at the end of a three-year performance period with payouts ranging from 0% - 200% for both the relative TSR component and the RANCE component. For 2022, the PSUs vest at the end of a three-year period based on relative TSR performance for each of four periods with payouts ranging from 0% - 200%. For PSU awards based on relative TSR, the fair value is estimated on the date of grant based on a multifactor Monte Carlo valuation model that simulates our stock price and TSR relative to companies in the OSX index (plus NOW Inc. and, for 2022, the Russell 2000 Index). For example, for 2021 grants, this model produced a fair value per share of $14.08 for the relative TSR component of Mr. Saltiel’s PSUs, which was above the $9.98 fair value of his RSUs and the RANCE component of his PSUs.

For more information on the calculations used to determine stock-based compensation, please see Notes 1 and 13 of our 2022 Audited Financial Statements filed with the Company’s Form 10-K for the year ended December 31, 2022, filed with the SEC on February 14, 2023.

The NEOs, had a one-time modification to the RANCE component of their PSUs granted in 2021 to adjust the impact of LIFO expense or benefit on the RANCE calculation in the PSUs. See “Compensation Discussion & Analysis – 2021 Executive Compensation Program – 2021 PSU Grants (RANCE)” in the Company’s Proxy Statement for its 2022 Annual Meeting of Stockholders that has been filed with the SEC. The amount disclosed under “Stock Awards” for these modifications, made in 2021, represent the sum of the following:

(a)	the grant date fair value of the RSUs and PSUs granted to each executive in the ordinary course of business (computed as described in the preceding paragraph); and

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(b)	the incremental fair value of certain modified awards calculated as of the modification date in accordance with FASB ASC Topic 718.

The incremental non-cash expense of these awards resulting from the modification was $173,624 for Mr. Saltiel, $50,385 for Mr. Youngblood, $30,592 for Mr. Churay and $18,138 for Mr. Bates.

(3)	Amounts in this column for 2022 include:

●	Company matching contributions made to the MRC Global Retirement Plan, a 401(k) plan of $7,625 for each NEO

●	The imputed value for Company-provided group life insurance of $4,902 for Messrs. Saltiel, $4,902 and Youngblood, $7,524 for Mr. Churay, and $2,622 for Mr. Bates and Long

●	Vehicle allowance of $12,000 for Mr. Bates and the imputed value of personal use of Company vehicle for Mr. Long of $4,314.

●	Tax equalization payment to Mr. Bates of $37,802 and related tax preparation fees in the amount of $5,206

●	The imputed portion of dues for personal use of a country club membership for Mr. Long of $10,555

●	Company-paid parking in the amount of $610 for Messrs. Saltiel, Youngblood and Churay and $210 for Mr. Bates

●	Company-paid executive physicals in the amount of $2,150 for Messrs. Saltiel and Long

(4)	Mr. Saltiel’s salary paid in 2021 reflects his start date in March 2021.

Grants of Plan-Based Awards in Fiscal Year 2022

The following table summarizes grants of RSUs, PSUs and annual STI cash awards provided to NEOs in 2022. The material terms of the Company’s annual cash incentive and long-term equity compensation programs are described in the “Compensation Discussion and Analysis” of this Proxy Statement.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Options Awards ($)(3)
Name	Grant Date(s)	Threshold ($)(1)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Robert J. Saltiel, Jr.	2/8/2022	257,813	1,031,250	2,062,500				214,286	—		1,635,002
	2/8/2022				107,143	214,286	428,572				1,943,574
Kelly Youngblood	2/7/2022	100,000	400,000	800,000				64,935	—		489,610
	2/7/2022				32,467	64,935	129,870				574,675
Daniel J. Churay	2/7/2022	79,688	318,750	637,500				38,636	—		291,315
	2/7/2022				19,318	38,636	77,272				341,929
Grant R. Bates	2/7/2022	73,125	292,500	585,000				27,857	—		210,042
	2/7/2022				13,928	27,857	55,714				246,534
Rance C. Long	2/7/2022	63,000	270,000	504,000				25,714	—		193,884
	2/7/2022				12,857	25,714	51,428				227,569

(1)

Under the STI plan each NEO’s bonus is based 87.5% on adjusted EBITDA and 12.5% on 2022 safety measures (TRIR and LWDR, which are weighted at 6.25% each). The amounts in this column reflect the threshold payout for the NEO if the Company had only achieved one of the two safety measures and failed to achieve a payout on the adjusted EBITDA measure.

(2)

LTI equity grants included PSUs, which will vest at the end of three years based on relative total shareholder return performance (compared to companies in the OSX index plus NOW Inc. and the Russell 2000 Index) in four separate performance periods, each weighted at 25%. Payouts may range from 0% to 200% of target shares.

(3)

The amounts in this column represent the grant date fair value of the stock awards and performance-based awards, calculated pursuant to FASB ASC Topic 718. See “Compensation Discussion and Analysis – 2022 Long Term Incentive Compensation” for a discussion of the 2022 LTI grants.

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Outstanding Equity Awards at 2022 Fiscal Year-End

			Option Awards			Stock Awards

Name	Grant Date	Securities Underlying Unexercised Options (#) Exercisable	Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Shares of Stock that Have Not Vested (#)	Market Value of Shares of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Robert J. Saltiel, Jr.	3/15/2021					178,140(4)	2,062,861	184,978(2)	2,142,045
	2/8/2022					214,286(1)	2,481,432	214,286(2)	2,481,432

Kelly Youngblood	2/10/2020					13,762(1)	159,364	41,701(2)	482,898
	2/8/2021					35,430(1)	410,279	53,681(2)	621,626
	5/5/2021					18,033(1)	208,822
	2/7/2022					64,935(1)	751,947	64,935(2)	751,947

Daniel J. Churay	3/7/2013	34,952	—	$29.35	3/7/2023	—	—
	2/18/2014	25,109	—	$29.30	2/18/2024	—	—
	2/10/2020					8,774(1)	101,603	26,585(2)	307,854
	2/8/2021					21,511(1)	249,097	32,592(2)	377,415
	5/5/2021					15,328(1)	177,498
	2/7/2022					38,636(1)	447,405	38,636(2)	447,405

Grant R. Bates	3/7/2013	4,925	—	$29.35	3/7/2023	—	—
	2/18/2014	4,046	—	$29.30	2/18/2024	—	—
	2/10/2020					14,481(3)	167,690	13,553(2)	156,944
	2/8/2021					12,755(1)	147,703	19,325(2)	223,784
	5/5/2021					12,624(1)	146,186
	2/7/2022					27,857(1)	322,584	27,857(2)	322,584

Rance C. Long	3/7/2013	6,524	—	$29.35	3/7/2023
	2/18/2014	2,636	—	$29.30	2/18/2024
	2/10/2020					2,751(1)	31,857
	7/1/2020					8,164(5)	94,539
	2/8/2021					10,933(1)	126,604	16,564(2)	191,811
	2/7/2022					25,714(1)	297,768	25,714(2)	297,768

(1)	RSUs granted in February 2020, 2021, 2022 and May 2021 vest 34% on the first anniversary of the date of grant and 33% on each of the second and third anniversaries of the date of grant.

(2)

PSUs granted in February 2020, 2021, 2022 and March 2021 cliff vest in three years after the completion of the relevant performance periods and the achievement of pre-established performance targets, upon the determination and certification by the Compensation & Human Capital Committee that such targets have been met.

(3)

RSUs granted in February 2020 vest 34% on the first anniversary of the date of grant and 33% on each of the second and third anniversaries of the date of grant. With respect to the additional RSU grant to Mr. Bates in February 2020 as a retention incentive, the RSUs vest in full on the third anniversary of the date of grant.

(4)

RSUs granted in March 2021 vest 34% on the first anniversary of the date of grant and 33% on each of the second and third anniversaries of the date of grant. With respect to the additional RSU grant to Mr. Saltiel in March 2021 as an inducement grant to become employed as CEO, the RSUs vest in full on the third anniversary of the date of grant.

(5)	With respect to Mr. Long’s July 2020 RSU grant as a retention incentive, the RSUs vest in full on the third anniversary of the date of grant.

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Stock Vested During 2022

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Robert J. Saltiel, Jr.	62,892	720,742
Kelly Youngblood	78,492	807,079
Daniel J. Churay	35,628	311,745
Grant R. Bates	20,987	192,021
Rance C. Long	10,974	84,760

(1)	This column reflects RSUs or PSUs that vested on February 8, 2022, February 10, 2022, February 11, 2022, March 15, 2022, May 5, 2022 and November 18, 2021.

(2)

The value realized upon vesting is based on the closing price of our common stock on February 8, 2022 of $7.67, February 10, 2022 of $7.79, February 11, 2022 of $7.77, March 15, 2022 of $11.46, May 5, 2022 of $12.31, November 18, 2022 of $11.98 per share.

No options were exercised by NEOs in 2022.

CEO Pay Ratio

For 2022, the CEO to median employee pay ratio is 75:1. We calculated the CEO pay ratio for MRC Global in 2022 in accordance with the SEC disclosure requirements of executive compensation under Item 402(u) of Regulation S-K. In accordance with Item 402(u), we selected a new median employee by calculating the median for 2022 total target cash compensation (which includes base salary or pay and annual cash incentive at target) for all full and part time employees of MRC Global as of December 31, 2022, excluding our CEO. We included employees from all countries where we operate in this calculation, without exception. We believe that total target cash compensation is an appropriate measure to identify the median employee, since the use of long-term equity compensation is not widespread at MRC Global. Less than 5% of MRC Global employees receive long-term equity compensation.

We calculated 2022 annual total compensation for both our current CEO, Robert Saltiel, and the median employee, using the same definition for total compensation as set forth in the Proxy Statement’s Summary Compensation Table (“SCT”) plus the value of benefits not reported in the SCT. The CEO pay ratio was then determined by dividing the total compensation as calculated above for the CEO by the total compensation for the median employee.

Type of Compensation	CEO	Median Employee

Base Salary or Pay	$825,000	$53,443

Annual Incentive Compensation	$1,787,156	$6,614

Long Term Equity Awards	$3,578,576	$0

All Other Compensation	$15,287	$1,337

Benefits Not Reported in SCT*	$8,767	$21,786

Total	$6,214,786	$83,180

CEO to Median Employee Pay Ratio	75:1

*Benefits Not Reported in the SCT include Company contributions to the medical, dental, accidental death and dismemberment, short-term disability and long-term disability plans, and the portion of group term life insurance premium that is not imputed income.

73	2023 Proxy Statement

Pay Versus Performance
The following table sets forth certain compensation information for the Company’s two principal executive officers (“PEOs”) during the
2020-22
period (CEOs, Andrew Lane and Robert Saltiel), the average compensation during each year in that period for the other NEOs, the cumulative total shareholder return of MRC Global and the companies in the Philadelphia Oil Services Index (expressed as the annual amount of $100 invested in each at the end of 2019) and MRC Global’s annual
Net Income and adjusted EBITDA
.

Pay vs. Performance (1)
							Value of Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for First PEO	Summary Compensation Table Total for Second PEO	Compensation Actually Paid to First PEO (2) (4)	Compensation Actually Paid to Second PEO (3) (4)	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid for Non-PEO NEOs (4) (5)	Total Shareholder Return (6)	Philadelphia Oil Services Index Total Shareholder Return (6)	Net Income	Adjusted EBITDA (7)
2022	—	$6,206,019	—	$11,019,566	$1,633,774	$2,549,179	$85	$107	$ 75,000,000	$261,000,000
2021	$1,067,972	$5,922,877	-$ 103,009	$ 4,521,852	$1,491,918	$1,211,125	$50	$ 67	-$ 14,000,000	$146,000,000
2020	$8,436,273	—	$2,407,746	—	$1,113,767	$ 175,299	$49	$ 57	-$274,000,000	$ 97,000,000

(1)
MRC Global’s first principal executive officer (“PEO”) for
2020-21
was Andrew Lane. MRC Global’s second principal executive officer for
2021-22
was Robert Saltiel. MRC Global’s other NEOs for 2020 were Kelly Youngblood, Daniel Churay, Grant Bates, Robert Stein and James Braun. MRC Global’s other NEOs for 2021 were Kelly Youngblood, Daniel Churay, Grant Bates, John Bowhay and Karl Witt. MRC Global’s other NEOs for 2022 were Kelly Youngblood, Daniel Churay, Grant Bates and Rance Long.

(2)
For MRC Global’s first PEO, Andrew Lane, 2021 compensation actually paid reflects 2021 total compensation reported in Summary Compensation Table of $1,067,972 with the following modifications: (i) less the aggregate equity compensation reported in the 2021 Summary Compensation Table of $797,807 (ii) plus the aggregate change in equity fair value accrued for equity awards outstanding as of fiscal year-end
of -$972,078 (iii) plus the aggregate change in equity fair value up to any applicable vesting event for equity awards vesting during the fiscal year of $598,904. 2020 compensation actually paid reflects 2020 total compensation reported in Summary Compensation Table of $8,436,273 with the following modifications: (i) less the aggregate equity compensation reported in the 2020 Summary Compensation Table of $6,862,393 (ii) plus the aggregate change in equity fair value accrued for equity awards outstanding as of fiscal year-end
of $1,784,801 (iii) plus the aggregate change in equity fair value up to any applicable vesting event for equity awards vesting during the fiscal year of -$950,935.

(3)
For MRC Global’s second PEO, Robert Saltiel, 2022 compensation actually paid reflects 2022 total compensation reported in Summary Compensation Table of $6,206,019 with the following modifications: (i) less the aggregate equity compensation reported in the 2022 Summary Compensation Table of $3,578,576 (ii) plus the aggregate change in equity fair value accrued for equity awards outstanding as of fiscal year-end
of $8,104,077 (iii) plus the aggregate change in equity fair value up to any applicable vesting event for equity awards vesting during the fiscal year of $288,045. 2021 compensation actually paid reflects 2021 total compensation reported in Summary Compensation Table of $5,922,877 with the following modifications: (i) less the aggregate equity compensation reported in the 2021 Summary Compensation Table of $4,804,408 (ii) plus the aggregate change in equity fair value accrued for equity awards outstanding as of fiscal year-end
of $3,403,383.

(4)
The fair value as of the applicable fiscal year end (prior to vesting) for RSUs and PSU awards at target performance was calculated pursuant to FASB ASC Topic 718. For 2020 and 2021, the PSUs vest at the end of a three-year performance period with payouts ranging from 0% - 200% for both the relative TSR component and the RANCE component. For 2022, the PSUs vest at the end of a three-year period based on relative TSR performance for each of four periods with payouts ranging from 0% - 200%. For PSU awards based on relative TSR, the fair value is estimated at year end based on a multifactor Monte Carlo valuation model that simulates our stock price and TSR relative to companies in the OSX index (plus NOW Inc. and, for 2022, the Russell 2000 Index).With respect to the RANCE component, to the extent it becomes likely that the RANCE component will be above or below target, the number of shares for the RANCE component was adjusted to take into account the performance.

(5)
For MRC Global’s
non-PEO
NEOs, 2022 average compensation actually paid reflects 2022 average total compensation reported in Summary Compensation Table of $1,633,774 with the following modifications: (i) less the average aggregate equity compensation reported in the 2022 Summary Compensation Table of $643,889 (ii) plus the aggregate change in equity fair value accrued for equity awards outstanding as of fiscal year-end
of $1,461,652 (iii) plus the aggregate change in equity fair value up to any applicable vesting event for equity awards vesting during the fiscal year of $97,642. 2021 average compensation actually paid reflects 2021 average total compensation reported in Summary Compensation Table of $1,491,918 with the following modifications: (i) less the average aggregate equity compensation reported in the 2021 Summary Compensation Table of $780,052 (ii) plus the aggregate change in equity fair value accrued for equity awards outstanding as of fiscal year-end
of $439,798 (iii) plus the aggregate change in equity fair value up to any applicable vesting event for equity awards vesting during the fiscal year of $59,462. 2020 average compensation actually paid reflects 2020 average total compensation reported in Summary Compensation Table of $1,113,767 with the following modifications: (i) less the average aggregate equity compensation reported in the 2020 Summary Compensation Table of $463,921 (ii) plus the aggregate change in equity fair value accrued for equity awards outstanding as of fiscal year end of -$341,654 (iii) plus the aggregate change in equity fair value up to any applicable vesting event for equity awards vesting during the fiscal year of -$132,893.

(6)	Total shareholder return is based on an assumed $100 investment as of December 31, 2019 and the reinvestment of any issued dividends.

(7)
The Board, and its Compensation & Human Capital Committee, determined that Adjusted EBITDA was the most important financial performance measure that the Company used to link compensation actually paid to our NEOs to financial performance for 2022. The Company and investors use Adjusted EBITDA to assess the performance of MRC Global’s business over time and against similar companies. Adjusted EBITDA directly impacts the executive annual cash bonus payments. We believe adjusted EBITDA provides investors a helpful measure for comparing our operating performance with the performance of other companies that may have different financing and capital structures or tax rates. We believe it is a useful indicator of our operating performance without regard to items, such as amortization of intangibles, which can vary substantially from company to company depending upon the nature and extent of acquisitions.

7 4	2023 Proxy Statement

The following table sets forth the six principal compensation measures that the Company used to measure the performance of its executive officers, including the NEOs, during 2022.

2022 Compensation Performance Measures
Adjusted EBITDA
TRIR
LWDR
3-Year RANCE
3-Year RANCE, adjusted for LIFO
3-Year Relative TSR
See “Compensation, Discussion & Analysis – 2022 Executive Compensation Program” for more details.
The following graph shows the relationship between each of Net Income and adjusted EBITDA and compensation actually paid for our PEOs and the average of the other NEOs in each year. Compensation actually paid does not reflect the compensation that the N
E
Os will ultimately realize as it includes changes in unvested equity value.

7 5	2023 Proxy Statement

The following graphs show the relationship between MRC Global’s cumulative total shareholder return since December 31, 2019 each year through the end of 2022 and the cumulative total shareholder return of the companies in the Philadelphia Oil Services Index as well as Compensation Actually Paid as set forth in the Pay vs Performance Chart above. For further information see page 24 of the Company’s Annual Report on Form
10-K
for the year ended December 31, 2022 that has been filed with the SEC.

Employment and Other Agreements
Each of Robert J. Saltiel, Jr., President and CEO, and Kelly Youngblood, the Company’s Executive Vice President and Chief Financial Officer, have entered into an employment agreement with the Company. Mr. Saltiel’s agreement commenced in March 2021, and Mr. Youngblood’s agreement commenced in November 2019, when each of them respectively started with the Company. In addition to the terms of these agr eeme
nts described below, the employment agreements provide for certain severance payments and benefits following a termination of employment under certain circumstances. These benefits are described in the section titled “Potential Payments upon Termination or Change in Control”.
Each of Messrs. Churay, Bates and Long do not have an active employment agreement. Messrs. Churay, Bates and Long will receive certain severance payments and benefits following a termination of employment under certain circumstances pursuant to the Company’s Executive Separation Policy and the terms of RSU and PSU award agreements. These benefits are described in the section titled “Potential Payments upon Termination or Change in Control”.
Mr. Saltiel’s employment agreement had an initial term of two years and has and will be extended on each subsequent anniversary for one additional year, unless either party gives ninety days’ written notice of non-renewal.
Mr. Youngblood’s employment agreement had an initial term of one year and has and will be extended on each subsequent anniversary for one additional year, unless either party gives ninety days’ written notice of non-renewal.
Mr. Saltiel’s agreement set his base salary ($825,000 per year in 2022), to be reviewed annually. The Board (or a committee of the Board) may adjust upward his base salary at its discretion. Mr. Saltiel’s agreement also provides for an annual cash incentive opportunity, for each completed fiscal year, to be based upon individual or Company performance criteria that the Board establishes. His 2022 target annual incentive opportunity was 125% of base salary. Mr. Youngblood’s agreement provided for an initial base salary ($500,000 per year in 2022), to be reviewed annually. Mr. Youngblood’s agreement also provides for an annual cash incentive opportunity, for each completed fiscal year, to be based upon individual or Company performance criteria that the Board (or a committee of the Board) establishes. His 2022 annual incentive opportunity was 80% of his base salary. Both of Mr. Saltiel and Mr. Youngblood are subject to covenants prohibiting competition, solicitation of customers and employees and interference with business relationships during their employment and for 24 months, in the case of Mr. Saltiel, and 18 months, in the case of Mr. Youngblood, thereafter and are subject to perpetual restrictive covenants regarding confidentiality, non-disparagement
and proprietary rights.

7 6	2023 Proxy Statement

The employment agreements
do not
contain any of the following provisions:

●	Multi-year guaranteed salary increases

●	Guaranteed non-performance bonuses or equity compensation

●	Excise tax gross-ups
Potential Payments upon Termination or Change in Control
Each of Messrs. Saltiel and Youngblood have an employment agreement with MRC Global that entitles them to certain payments and benefits following a termination of employment under certain circumstances and upon a change in control. Upon termination of employment under certain circumstances, each of Messrs. Churay, Bates and Long will receive certain separation benefits pursuant to the Company’s Executive Separation Policy. In addition, all of these executives would fully vest in their equity awards upon a change in control;
provided
that any PSUs would be subject to certain performance requirements for vesting. These benefits are summarized below and reflect obligations pursuant to employment agreements as well as pursuant to other compensatory arrangements.
Voluntary Separation
In the event of an executive’s voluntary separation (other than retirement) from employment, all unvested stock options and unvested RSU and PSU awards that the executive holds would be forfeited unless the executive meets the “retirement” provisions of the applicable award agreement as described in the following paragraph.
Subject to the matters discussed in the immediately following paragraph, under terms of the options and RSUs and PSUs granted under the Omnibus Incentive Plan, as amended (the “Omnibus Incentive Plan”), if a current NEO retires and either:
(a) the current NEO is at least 65 years of age, or
(b) the current NEO’s age plus years of service is equal to at least 80, the options, RSUs and PSUs will continue to vest and become exercisable as if the current NEO remained employed with the Company;
provided
that the current NEO remains employed with the Company on or after the first anniversary of the date of grant unless the Company waives this requirement. None of the current NEOs is 65 years of age, and, with the exception of Mr. Long, none of the current NEOs age plus years of service is at least 80. With respect to PSUs granted in 2021, 2022 and 2023, continued vesting after such “retirement” would be prorated for the retiring executive’s time of service during the applicable performance period.
Pursuant to their respective employment agreements, if either of Messrs. Saltiel or Youngblood remains employed through March 15, 2026 or November 18, 2024, respectively (for each, the “Target Date”) and voluntarily leaves or retires from employment on that date or thereafter, or if the Company decides to terminate their employment other than for Cause (as defined in their respective employment agreements), death or Disability (as defined) prior to their respective Target Date, the executive will be deemed to have satisfied any “retirement” requirement for the purposes of any options, RSUs or PSUs that the Company granted to them prior to their departure and are to be considered “retired” when they leave the Company’s employment. After each of them so “retires”, he will continue to vest in any options or RSUs that the Company granted to them and will be eligible to receive shares based on the performance formula set forth under any PSU award that the Company granted them prior to their departure, prorated for the length of their service during any applicable performance period. To receive the retirement benefit of continued vesting upon “retirement”, each of them must meet the Company’s Equity Ownership Guidelines and continue to adhere to the restrictive covenants in each award agreement, including those that require them to refrain from competition with the Company and to refrain from the solicitation of employment of Company employees until the award is fully vested during retirement.

77	2023 Proxy Statement

If a NEO voluntarily terminated his employment as of December 31, 2022, each of the current NEOs would have been entitled to unpaid obligations as of that date including salary and accrued but unused vacation time as of the termination date, each as set forth in the table below. There would have been no accelerated vesting of equity at that date.

Name	Accrued Obligations ($)(1)	Total ($)(2)

Robert J. Saltiel, Jr.	—	—

Kelly Youngblood	—	—

Daniel J. Churay	8,173	8,173

Grant R. Bates	5,250	5,250

Rance C. Long	—	—

(1)	These amounts represent accrued but unused vacation time as of December 31, 2022.

(2)
Except for a change in control, the Company’s equity agreements do not provide for accelerated vesting. In certain instances, equity will continue vesting upon “retirement” or pursuant to employment agreements or the Company’s executive separation policy. However, the value of that equity upon future vestings is not possible of reasonable estimation.

Termination without Cause or Resignation for Good Reason
Each of Mr. Saltiel’s and Mr. Youngblood’s employment agreements provides that if his employment is terminated other than for “Cause”, death or “Disability” (each term, as defined in their respective agreements) or if he resigns for “Good Reason” (as defined), the executive is entitled to the following severance payments and benefits:

●	All accrued, but unpaid, obligations (including salary, unpaid annual cash incentive for prior periods, expense reimbursement and vacation pay)

●
Monthly payments equal to 1/12
th
of annual base salary at the rate in effect immediately prior to termination and 1/12 th
target annual cash incentive for 24 months, in the case of Mr. Saltiel, and for 18 months, in the case of Mr. Youngblood, following termination

●	Continuation of medical benefits through reimbursement of premiums for 24 months in the case of Mr. Saltiel, and for 18 months, in the case of Mr. Youngblood

●	A pro-rata annual cash incentive for the fiscal year in which termination occurs based on actual performance through the end of the fiscal year; and

●
If the executive is not afforded “retirement” treatment as described above, his RSUs and PSUs will continue to vest for 24 months in the case of Mr. Saltiel, and for 18 months, in the case of Mr. Youngblood, after his termination of employment.

These payments and the provision of benefits are generally subject to the execution of a release and compliance with restrictive covenants prohibiting competition, solicitation of employees and interference with business relationships during employment and thereafter during the applicable restriction period. These restrictions apply during employment and for 24 months following Mr. Saltiel’s termination and for 18 months following Mr. Youngblood’s termination. In addition, Mr. Youngblood is subject to perpetual restrictive covenants regarding confidentiality, non-disparagement
and proprietary rights.
Each of Messrs. Churay, Bates and Long are participants in the Company’s Executive Separation Policy. In the event of the Company terminating the employment of any of them without Cause (as defined in the policy) or if any of them terminates their own employment for Good Reason (as defined), the terminated executive is entitled to the following severance payments and benefits:

●	All accrued, but unpaid, obligations (including salary, annual cash incentive, expense reimbursement and vacation pay);

78	2023 Proxy Statement

●
Monthly payments equal to 1/12th of annual base salary at the rate in effect immediately prior to termination for 18 months, in the case of Mr. Churay, and 12 months, in the case of Messrs. Bates or Long, following termination

●	Continuation of health, dental and vision benefits through the reimbursement of premiums for 18 months, in the case of Mr. Churay, and 12 months, in the case of Messrs. Bates or Long;

●	A pro-rata annual cash incentive for the fiscal year in which termination occurs based on actual performance through the end of the fiscal year; and

●	Each of their RSUs and PSUs will continue to vest for 18 months, in the case of Mr. Churay, and 12 months, in the case of Messrs. Bates or Long, after termination of employment.
These payments and the provision of benefits are generally subject to the execution of a release and compliance with restrictive covenants prohibiting competition, solicitation of employees and interference with business relationships during employment and thereafter during the applicable restriction period. These restrictions apply during employment and for 18 months following Mr. Churay’s termination and for 12 months following the termination of Messrs. Bates and Long.
“Good Reason” as defined in the employment agreements and the Executive Separation Policy does not contain any trigger for benefits tied to bankruptcy or other actions indicative of a performance failure.
These payments and benefits are applicable, except for certain terminations in connection with a change in control of the Company are described under “– Change in Control” below.
The following table sets forth the payments and benefits provided to each NEO upon a separation without Cause or leaving for Good Reason as if such a termination occurred on December 31, 2022.

Name	Accrued Obligations ($)(1)	Separation Payments ($)	Pro Rata Incentive ($)	Value of Medical Benefits ($)	Value of Accelerated Equity Vesting ($)(2)	Total ($)

Robert J. Saltiel, Jr.	—	3,712,500	1,787,156	25,670	—	5,525,326

Kelly Youngblood	—	1,350,000	693,200	19,252	—	2,062,452

Daniel J. Churay	8,173	637,500	552,394	19,252	—	1,217,319

Grant R. Bates	5,250	390,000	493,905	12,835	—	901,990

Rance C. Long	—	360,000	448,414	12,835	—	821,249

(1)	These amounts represent accrued but unused vacation time as of December 31, 2022.

(2)
The Company’s equity agreements do not provide for accelerated vesting. Pursuant to the equity award agreements each of the employment agreements of each of Messrs. Saltiel and Youngblood, in certain instances, equity will continue vesting for the executive as if they had retired, if such executive meets the definition for retirement under the applicable award agreement. If the executive does not meet such definition, he will continue vesting for a certain period after termination.

79	2023 Proxy Statement

Termination for Cause
Under the Omnibus Incentive Plan, upon a termination for Cause (as defined in the Omnibus Incentive Plan), pursuant to the applicable award agreements, unvested stock options and unvested RSUs and PSUs that the current NEOs hold would be forfeited immediately for no consideration. Each of the current NEOs would also be paid the value of any accrued but unused vacation time as of the termination date.

Name	Accrued Obligations ($)(1)	Total ($)

Robert J. Saltiel, Jr.	—	—

Kelly Youngblood	—	—

Daniel J. Churay	8,173	8,173

Grant R. Bates	5,250	5,250

Rance C. Long	—	—

(1)	These amounts represent accrued salary and accrued but unused vacation time as of December 31, 2022.
Termination Due to Death or Disability
Pursuant to the employment agreements with Messrs. Saltiel and Youngblood, upon termination of employment due to death or Disability (as defined in the agreements), they (or their beneficiaries) would be entitled to receive a pro-rata
portion of the annual cash incentive for the fiscal year in which termination occurs, based on actual performance through the end of the fiscal year.
Under the Omnibus Incentive Plan, pursuant to the applicable award agreements, in the event of a termination due to death or Disability (as defined in the Omnibus Incentive Plan), any vested stock options that the executive holds would remain vested and would be exercisable until the first anniversary of the date of termination. The executive’s RSUs would accelerate and vest with respect to an additional 33% of the shares subject to the award agreement for awards granted prior to 2023 and would accelerate and vest with respect to any remaining shares subject to the award agreement for awards granted beginning in 2023.
With respect to PSUs, the number of the shares awarded to the executive will be based on performance at the end of the applicable PSU performance period, prorated based on the number of years the Company employed the participant in the performance period prior to participant’s death or Disability, rounded up to the nearest whole year. Each of the NEOs (or their beneficiaries) would also be paid the value of any accrued but unused vacation time as of the termination date.
The following table sets forth what each current NEO would receive upon death or Disability under current employment arrangements as if the death or Disability occurred on December 31, 20
22.

Name	Accrued Obligations ($)(1)	Pro Rata Incentive ($)	Value of Accelerated Equity Vesting ($)(2)	Total ($)
Robert J. Saltiel, Jr.	—	1,787,156	1,764,755	3,551,911
Kelly Youngblood	—	693,200	724,549	1,417,749
Daniel J. Churay	8,173	552,394	462,527	1,023,094
Grant R. Bates	5,250	493,905	421,070	920,225
Rance C. Long	—	448,414	287,955	736,369

(1)	These amounts represent accrued salary and accrued but unused vacation time as of December 31, 2022.

(2)
The amount in this column includes the value of the acceleration of the vesting of an additional 33% of the unvested RSUs as of December 31, 2022. With respect to PSUs, the number of the shares awarded will be based on performance at the end of the applicable PSU performance period, prorated based on the number of years the Company employed the participant in the performance period prior to participant’s death or Disability, rounded up to the nearest whole year. It is not possible to predict actual performance for the 2021-2023 PSUs and 2022-2024

80	2023 Proxy Statement

PSUs; however, as of the date of the table above, the performance for the 2020-2023 PSUs is known and included in the table. In all cases, the value of the accelerated vesting is based on the closing price on December 30, 2022, of our common stock of $11.58.

Change in Control
Under our employment agreements with each of Messrs. Saltiel and Youngblood, if upon a Change in Control (as defined below), or within 24 months following a Change in Control, the Executive’s employment is terminated by the Company other than for Cause, death or Disability, or by the executive for Good Reason (each as defined in the agreements), the executive would be entitled to the following:

●	All accrued, but unpaid obligations (including, salary, unpaid annual cash incentive for completed periods, expense reimbursement and vacation pay);

●	Payment of an amount equal to the sum of two times base salary plus target annual cash incentive, as in effect on the date of termination; and

●	Medical Continuation (as defined in each employment agreement) for 24 months.
Each of Messrs. Churay, Bates and Long are participants in the Company’s Executive Separation Policy. Irrespective of whether in connection with a Change in Control, if the Company terminates the employment of any of them without Cause (as defined in the policy) or if any of them terminates their own employment for Good Reason (as defined), the terminated executive would receive the benefits described under “– Termination Without Cause or Resignation for Good Reason” above.
Additionally, pursuant to the Omnibus Incentive Plan and applicable award agreements, all options and RSUs outstanding on the date of a Change in Control (as defined in the Omnibus Incentive Plan) would accelerate and vest. For PSUs, the end of each performance period is changed from the third anniversary to the beginning of the performance period to the date that the Change in Control has occurred, and the TSR and RANCE measures are then applied to determine the payout under the PSU awards, which fully vest on that basis.
Each of Messrs. Saltiel’s and Youngblood’s employment agreements, the Executive Separation Policy and the Omnibus Incentive Plan defines a Change in Control as:

(a)
An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term “person” is used for purposes of Section 13(d) or 14(d) of the Exchange Act), immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule
13d-3
under the Exchange Act) of more than fifty percent of:

(i)	the then-outstanding shares of common stock of the Company and any other securities into which those shares are changed or for which those shares are exchanged (“Shares”); or

(ii)	the combined voting power of the Company’s then-outstanding Voting Securities;
provided
, that in determining whether a Change in Control has occurred, the acquisition of Shares or Voting Securities in a
Non-Control
Acquisition (defined below) shall not constitute a Change in Control;

(b)
The consummation of a merger, consolidation or reorganization (x) with or into the Company or (y) in which securities of the Company are issued (a “Merger”), unless the Merger is a
“Non-Control
Transaction” (defined below);

(c)	A complete liquidation or dissolution of the Company; or

81	2023 Proxy Statement

(d)
The sale or other disposition of all or substantially all of the assets of the Company and its subsidiaries taken as a whole to any Person (other than (x) a transfer to a Related Entity (defined below) or (y) the distribution to the Company’s stockholders of the stock of a Related Entity or any other assets).

Notwithstanding the foregoing, a Change in Control will not be deemed to occur solely because any person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding shares or voting securities as a result of the acquisition of shares or voting securities by the Company which, by reducing the number of shares or voting securities then outstanding, increases the proportional number of shares beneficially owned by the Subject Person;
provided
that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of shares or voting securities by the Company and, after such acquisition by the Company, the Subject Person becomes the beneficial owner of any additional shares or voting securities and such beneficial ownership increases the percentage of the then outstanding shares or voting securities beneficially owned by the Subject Person, then a Change in Control will occur.
A
“Non-Control
Acquisition” means an acquisition by:

(a)	an employee benefit plan (or a trust forming a part thereof) maintained by:

(i)	the Company; or
(ii)
any corporation or other Person the majority of the voting power, voting equity securities or equity interest of which is owned, directly or indirectly, by the Company (for purposes of this definition, a “Related Entity”),

(b)	the Company or any Related Entity, or

(c)	any Person in connection with a Non-Control Transaction (defined below).
A
“Non-Control
Transaction” means a Merger in which:

(a)
the shareholders of the Company immediately before the Merger own directly or indirectly immediately following the Merger at least a majority of the combined voting power of the outstanding voting securities of:

(i)
the corporation resulting from the Merger (the “Surviving Corporation”), if there is no Person that Beneficially Owns, directly or indirectly, 50% or more of the combined voting power of the then-outstanding voting securities of the Surviving Corporation (a “Parent Corporation”), or

(ii)	if there is one or more than one Parent Corporation, the ultimate Parent Corporation;

(b)	the individuals who were members of the Board immediately prior to the execution of the agreement providing for the Merger constitute at least a majority of the members of the board of directors of:

(i)	the Surviving Corporation, if there is no Parent Corporation, or
(ii)	if there is one or more than one Parent Corporation, the ultimate Parent Corporation; and

(c)	no Person other than:

(i)	the Company or another corporation that is a party to the agreement of Merger,
(ii)	any Related Entity,
(iii)	any employee benefit plan (or any trust forming a part thereof) that, immediately prior to the Merger, was maintained by the Company or any Related Entity, or
(iv)	any Person who, immediately prior to the Merger had Beneficial Ownership of 50% or more of the then outstanding Shares or Voting Securities, has Beneficial Ownership,

82	2023 Proxy Statement

directly or indirectly, of fifty percent (50%) or more of the combined voting power of the outstanding voting securities or common stock of:
(x)	the Surviving Corporation, if there is no Parent Corporation, or
(y)	if there is one or more than one Parent Corporation, the ultimate Parent Corporation.
The following table sets forth what each current NEO would receive upon a Change in Control as if the Change in Control occurred on December 31, 2022 and the NEO were terminated with Cause or resigned for Good Reason upon the Change in Control.

Name	Accrued Obligations ($)(1)	Lump Sum Payment ($)	Pro Rata Incentive ($)	Value of Medical Benefits ($)	Value of Accelerated Equity Vesting ($)(2)	Total ($)

Robert J. Saltiel, Jr.	—	3,712,500	—	25,670	9,986,638	13,724,808

Kelly Youngblood	—	1,800,000	—	25,670	3,152,122	4,977,792

Daniel J. Churay	8,173	637,500	552,394	19,252	1,948,069	3,165,388

Grant R. Bates	5,250	390,000	493,905	12,835	1,436,974	2,338,964

Rance C. Long	—	360,000	448,414	12,835	1,138,615	1,959,864

(1)	These amounts represent accrued but unused vacation time as of December 31, 2022.

(2)
Equity accelerates upon a Change in Control even if the NEO is not terminated from employment. Therefore, the amounts in this column would have been payable upon a Change in Control on December 31, 2022, even if the amounts in the other columns were not payable because the NEO had not yet terminated employment. The amounts in this column include the value of the acceleration of the unvested RSUs and unvested PSUs. For PSUs, the end of the performance period is changed from the third anniversary of the beginning of the period to the date that the Change in Control has occurred. The TSR and RANCE measures are then applied to the shortened period to determine accelerated vesting amounts and payouts. For the purposes of the table, a December 31, 2022 Change in Control date was applied. As the 2020 – 2022 PSU performance is known as of December 31, 2022, the actual performance was used. For the 2021 – 2023 and the 2022 – 2024 PSU grants, the table above reflects results as of the shortened performance period, which results could vary significantly from actual results for the full three-year performance period. In all cases, the value of the accelerated vesting is based on the closing price on December 31, 2022 of our common stock of $11.58.

Certain Relationships and Related Transactions
This section describes material related party transactions between us and our directors, executive officers and 5% stockholders and their immediate family members that occurred in 2022.
Mario Investments LLC
See “Preferred Stock Issuance” for a discussion of our relationship with Mario Investments LLC, our preferred stockholder with which our director, Henry Cornell, is affiliated.
Related Employment
Mr. Bates’ wife is employed in the Marketing Department of the Company and has no direct reporting relationship to Mr. Bates. Her total compensation for 2022 was approximately $147,000.
Related Party Transaction Policy
We have in place a formal written Related Party Transaction Policy for the review, approval, ratification and disclosure of related party transactions. This policy applies to any transaction, arrangement or relationship (or any series of similar or related transactions, arrangements or relationships) in which we were, are or will be a participant and the amount involved exceeds $120,000, and in which any related party had or will have a direct or indirect material interest. The Audit Committee of the Board must review, and may approve and ratify a related party transaction that is subject to the Related Party

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Transaction Policy, if the transaction is consistent with the Related Party Transaction Policy and is on terms, taken as a whole, that the Audit Committee believes are no less favorable to us than could be obtained in an arm’s-length
transaction with an unrelated third-party, unless the Audit Committee otherwise determines that the transaction is not in our best interests. Our Audit Committee does not need to approve or ratify any related party transaction or modification of the transaction that the Board has approved or ratified by the affirmative vote of a majority of directors who do not have a direct or indirect material interest in such transaction. In addition, our Compensation & Human Capital Committee, rather than our Audit Committee, must approve related party transactions involving compensation of our directors and executive officers.
Our credit facilities also contain covenants which, subject to certain exceptions, require us to conduct all transactions with any of our affiliates on terms that are substantially as favorable to us as we would obtain in a comparable arm’s-length
transaction with a person that is not an affiliate.
Delinquent Section 16A Reports
Section 16(a) of the Exchange Act requires the Company’s directors and certain of its officers to file reports of their ownership of MRC Global common stock and of changes in such ownership with the SEC and the NYSE. Regulations also require MRC Global to identify in this Proxy Statement any person subject to this requirement who failed to file any such report on a timely basis. Stephen B. Smith, Senior Vice President, International was late in filing his initial Form 3 due to administrative issues.

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REPORT OF THE AUDIT COMMITTEE

The Company’s Audit Committee is composed entirely of non-management, independent directors. Our Board has determined that all of the members of the Audit Committee meet the independence and financial literacy requirements of the NYSE and additional, heightened independence criteria applicable to members of the Audit Committee under SEC and NYSE rules. In addition, the Board has determined that Ms. Duganier and Messrs. Anthony and Jadin all meet the definition of “audit committee financial expert” as defined by the rules and regulations of the SEC. In 2022, the Audit Committee held six meetings.

The Audit Committee has adopted, and annually reviews and assesses the adequacy of a charter outlining the practices it follows. The charter, which complies with all current regulatory requirements, can be viewed on the Company’s website, www.mrcglobal.com, by clicking on “Investors”, then “Corporate Governance”, then “Documents and Charters”, then “Audit Committee”.

In 2020, the Audit Committee and the Company assessed the benefits of outsourcing the Company’s internal audit function and selected KPMG LLP (the “IA Firm”) to provide these services. At each of its regularly scheduled meetings during 2022, the Audit Committee met with the senior members of the Company’s financial management team. The Audit Committee reviewed with senior members of the Company’s financial management team, the independent auditors and the IA Firm, the overall audit scope and plans, the results of internal and external audit examinations, evaluations by management and the independent auditors of the Company’s internal controls over financial reporting and the quality of the Company’s financial reporting. Additionally, the Audit Committee had, or provided the opportunity to have, separate private sessions without members of management present, during each of its regularly scheduled quarterly meetings, with the Company’s independent auditors and the IA Firm at which candid discussions regarding financial management, legal, accounting, auditing, and internal control matters took place. The Audit Committee also discussed the effectiveness of the Company’s compliance program and received status reports, including a review of hotline results, on compliance issues. Members of the Audit Committee also met in executive session during each of its regularly scheduled quarterly meetings. Finally, the Audit Committee Chair met periodically with members of management, the Company’s independent auditors and representatives of the IA Firm to review Audit Committee meeting agendas and discuss accounting and reporting matters.

The Audit Committee is updated periodically on management’s process to assess the adequacy of the Company’s system of internal controls over financial reporting and management’s conclusions on the effectiveness of the Company’s internal controls over financial reporting. The Audit Committee has also discussed with the independent auditors their evaluation of the Company’s system of internal controls over financial reporting.

The Audit Committee reviewed with senior members of management, representatives of the IA Firm, the general counsel, and the independent auditors, significant risks and exposures that management identified, the overall adequacy and effectiveness of the Company’s legal, regulatory and ethical compliance programs.

During 2022, the Audit Committee also discussed with the Company’s independent auditors the auditing standard report requiring external auditors to include a discussion of critical audit matters (“CAMs”) in their audit report. During those discussions, the independent auditors indicated their determination that the Company’s inventory valuation and the impact of its LIFO costing methodology on the valuation would again likely be a CAM matter for the Corporation based on the results of the 2022 audit and expectations for matters to be addressed during the remainder of the audit.

The Audit Committee formally evaluates the performance of the Company’s independent auditors, including the senior audit engagement team members, each year and determines whether to reengage the current independent auditors or consider other audit firms. In doing so, the Audit Committee considers the quality and efficiency of the services the auditors provided, the auditors’ global

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capabilities, the auditors’ technical expertise, tenure as the Company’s independent auditors, knowledge of the Company’s global operations and industry and reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee also reviews the process that the external auditing firm uses to monitor its independence. Based on this evaluation, the Audit Committee decided to engage Ernst & Young LLP (“E&Y”) as our independent auditors for the year ended December 31, 2023. Although the Audit Committee has the sole authority to appoint the independent auditors, the Audit Committee will continue its long-standing practice of recommending that the Board ask the stockholders, at their Annual Meeting, to ratify the appointment of the independent auditors (see Proposal III).

The Audit Committee is directly responsible for appointing, compensating, retaining and overseeing the work of MRC Global’s independent registered public accounting firm, including reviewing and evaluating the performance of the lead audit partner responsible for the Company’s audit, overseeing the required five-year rotation of the lead audit partner and reviewing and considering the selection of the new lead audit partner. E&Y’s lead audit partner’s five-year rotation was completed with the 2022 year-end audit. In anticipation of the need for a new lead audit partner, in the fall of 2021 the Audit Committee, its chair and management provided input to E&Y about MRC Global priorities, discussed candidate qualifications, interviewed potential candidates put forth by E&Y and selected a new lead audit partner to begin as the lead audit partner for the 2023 audit. During 2022, the newly selected lead audit partner shadowed the currently serving lead audit partner through the discourse of his duties with respect to MRC Global in preparation for his term beginning in 2023. E&Y has served as the Company’s independent registered public accounting firm continuously since 2007.

Management has reviewed and discussed the audited financial statements in the Company’s Annual Report on Form 10-K with the Audit Committee including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant accounting judgments and estimates and the clarity of disclosures in the financial statements. In addressing the quality of management’s accounting judgments, members of the Audit Committee asked for management’s representations and reviewed certifications that the chief executive officer and the chief financial officer prepared that the unaudited quarterly and audited consolidated financial statements of the Company fairly present, in all material respects, the financial condition, results of operations and cash flows of the Company, and have expressed to both management and the independent auditors their general preference for appropriate policies when a range of accounting options is available.

In its meetings with representatives of the independent auditors, the Audit Committee discussed those matters required to be discussed by the applicable requirements of the rules of the Public Company Accounting Oversight Board (the “PCAOB”), including the matters required to be discussed by Auditing Standard No. 1301, Communication with Audit Committees (AS1301). The Audit Committee received the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB regarding the independent auditors’ communication with the Audit Committee concerning independence and has discussed with the independent auditors their independence. The Audit Committee considered with the independent auditors whether the provision of non-audit services they provided to the Company during 2022 was compatible with their independence.

In performing all of these functions, the Audit Committee acts in an oversight capacity. The Audit Committee reviews the Company’s quarterly and annual reports on Form 10-Q and Form 10-K, respectively, prior to filing with the SEC. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for establishing and maintaining adequate internal controls over financial reporting and for preparing the financial statements, and other reports, and of the independent auditors, who are engaged to audit and report on the consolidated financial statements of the Company and subsidiaries and the effectiveness of the Company’s internal controls over financial reporting. The Audit Committee also relies upon the IA Firm in performing the internal audit function of testing internal controls over financial reporting.

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In reliance on these reviews and discussions, and the reports of the independent auditors, the Audit Committee has recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, for filing with the SEC.

Barbara J. Duganier, Chair

Leonard M. Anthony

Ronald L. Jadin

Dr. Cornelis A. Linse

Principal Accounting Fees and Services

The following table presents by category of service the total fees for services rendered by E&Y during the fiscal years ended December 31, 2022, and 2021.

	Year Ended December 31 (Dollars in thousands)
	2022	2021
Audit Fees (1)	$1,982	$1,973
Audit Related Fees (2)	43	71
Tax Compliance Fees	134	124
Tax Advisory Fees (3)	282	163
All Other Fees (4)	20	20

	$2,461	$2,351

(1)

Includes fees and expenses related to the audit of the Company’s annual consolidated financial statements, internal controls over financial reporting, statutory audit services required internationally and reviews of the Company’s quarterly financial statements.

(2)

Includes fees for the audit of the Company’s retirement plan and other assurance and related services with respect to the audit or review of the Company’s financial statements, which are not reported under Audit Fees.

(3)	Includes fees for planning and advice with respect to various domestic and foreign corporate tax matters.

(4)	Miscellaneous out-of-pocket expenditures in connection with services.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditors

The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of Ernst & Young LLP (E&Y), our independent registered public accounting firm, based upon the quality and efficiency of services provided by E&Y, their global capabilities, and their knowledge of and expertise concerning our operations. The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by our independent registered public accounting firm.

On an ongoing basis, our management presents specific projects and categories of service to the Audit Committee to request advance approval. The Audit Committee reviews those requests and advises management if the Audit Committee approves the engagement of E&Y. On a periodic basis, the actual spending for these projects and services compared to the approved amounts is reported to the Audit Committee. The Audit Committee may also delegate the authority to pre-approve audit and permitted non-audit services, excluding services related to the Company’s internal control over financial

87	2023 Proxy Statement

reporting, to the chair of the Audit Committee; provided that any pre-approvals are reported to the Audit Committee at a subsequent Audit Committee meeting. In 2021 and 2022, the Audit Committee approved all of E&Y’s services.

The Audit Committee’s pre-approval policy with respect to audit and non-audit services is an attachment to the Audit Committee Charter, which is available on our website at www.mrcglobal.com.

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PROPOSAL III: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is responsible for selecting our independent, registered public accounting firm. At a meeting held on February 6, 2023, the Audit Committee appointed Ernst & Young LLP (E&Y) as the independent auditors to audit our financial statements for calendar year 2023. A representative of E&Y will attend the Annual Meeting and will be available to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so. Stockholder approval of the appointment of E&Y is not required, but the Audit Committee and the Board are submitting the selection of E&Y for ratification to obtain our stockholders’ views. If a majority of the stockholders do not ratify the appointment of E&Y, the Audit Committee and the Board will consider the voting results and evaluate whether to select a different independent auditor.

To be approved, this proposal must be approved by a majority of the votes cast by the stockholders present virtually or represented by proxy, meaning that the votes cast by the stockholders “FOR” the approval of the proposal must exceed the number of votes cast “AGAINST” the approval of the proposal. Abstentions from voting on this proposal and broker non-votes will not be treated as votes cast and, therefore, will have no effect on the outcome of this proposal.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED ACCOUNTING FIRM FOR 2023.

89	2023 Proxy Statement

ENVIRONMENTAL AND SOCIAL RESPONSIBILITY

Our environmental and social responsibility focus is an integral part of our business and helps us identify goals as we pursue business opportunities and manage our Company’s risk. Our focus, which is illustrated below by our Company’s core values, enables us to better serve our customers, communities, stakeholders and employees and deliver long-term value through sustainable results.

Safety Leadership	Customer Satisfaction

Our number one focus is the safety of our employees, customers and those with whom we interact. Safety is both a core value and strategy, and safety leadership is part of our culture.	Our customers are at the center of everything we do, helping us to shape our strategic priorities.

Business Ethics	Operational Excellence

As a global leader, we always strive to operate with integrity and responsibility in all aspects of our operations.	Our operational excellence strategy helps us to continually find better and more efficient ways to conduct business and provide the best services at an affordable cost for our customers.

Employee Development	Financial Performance

We seek to maintain an environment that is open and diverse, provides equal opportunity and is inclusive and where our people feel valued, included and accountable. We want each person to be developed to his or her fullest potential.

We know that by being true to our values, we will continue to achieve our goals, positively impact our industry and the communities where we live and work and deliver long-term value to our stockholders.

Community and Charity Development	Teamwork

We support our communities through MRC Global Cares initiatives and our ESG Committee, detailed below.	MRC Global recognizes that our people are our greatest strength. We are a global team dedicated to our customers, our communities and each other.

Our core values drive environmental, social responsibility and governance (ESG) actions for all of our stakeholders and include:

Safety Performance

●	2022: The Company’s 2022 safety performance improved over 2021 and it exceeded its 2022 safety target expectations by achieving a 0.78 TRIR (target of 0.90) and a 0.12 LWDR (target of 0.32).

●	2022: The Company’s 2022 safety performance continues to compare favorably to the 2021 BLS average of a TRIR 3.4 and a BLS LTIR (LWDR) average of 1.6, in each case, for wholesalers of metal products.

Compensation of our NEOs and other members of our executive management team is based in part on the Company attaining certain safety performance goals.

Sustainable Environment

●

As the world, including many of the Company’s major oil and gas customers, transitions from fossil fuels to fuels with lower carbon emissions, the Company is continuously reviewing its product and customer mix to enable the Company and its customers to facilitate this transition. We are participating in significant new projects involving biofuels production, offshore windfarms, hydroelectric generation, carbon capture, utilization and storage and hydrogen production.

90	2023 Proxy Statement

●

Over $808 million in valve sales (96% of total valve sales) of our valve sales in 2022 were from the sale of “Low-E” valves, which substantially reduce fugitive emissions of methane and other greenhouse gases.

●	We added a senior vice president – sustainability (SVP – Sustainability) to our leadership team, reporting to the CEO.

●	We have aligned our GHG emissions reporting with the GHG Protocol and continued to improve our data processes to better track, report and manage Scope 1 and 2 emissions as well as water usage.

Supplier Quality Process (Processes, Policies & Audits)

●

We utilize supplier audits to increase ethical behavior in our supply chain, avoid improper labor practices and encourage sustainability. In 2022, we enhanced our supplier audit due diligence to include greater focus on ESG factors for greater visibility into our supplier’s ESG maturity.

Human Capital Management

●	We expanded our human capital management system to include recruiting operations, allowing us to further consolidate data and efficiency to a single platform.

●	We implemented a modern employee engagement survey with over 75% participation, providing actionable feedback for improved engagement

●	We pay our hourly employees in the U.S. at least $15 per hour beginning in their first year of employment and in other countries we pay prevailing wages for our industry.

Diversity and Inclusion

●	Immediately following our 2023 Annual Meeting, assuming all directors are re-elected, 44% of our Board of Directors and 75% of our Board leadership roles will be from diversity groups.

●	At the end of 2022, 33% of our directors and above were female, and 53% of our workforce in corporate functions were women.

The Company understands the importance of proper management of ESG factors and how critical meeting the high ESG standards are for MRC Global’s operations. Proper management of ESG matters is of long-term significance to our stockholders, employees and communities. Our Board understands and appreciates that conscientious management of ESG factors leads to better returns for our stockholders. Therefore, the Board has tasked its ESG & Enterprise Risk Committee with assisting the full Board in its oversight of the Company’s efforts on ESG matters and reporting to the entire Board on a quarterly basis.

The Company’s management has formed an ESG Management Committee. Our ESG Management Committee is spearheaded by our SVP – Sustainability and sponsored by our EVP – Corporate Affairs and is comprised of executives representing various functions within our Company including operations, finance, quality, safety, corporate services, marketing, human resources, investor relations and valve supply chain management leaders. We believe that proper management of ESG factors ultimately leads to greater returns and contributes to more engaged employees, resulting in a more effective organization. The ESG Management Committee identifies and discusses ESG issues material to MRC Global’s business, including our human capital management practices and product offerings. The SVP – Sustainability reports quarterly to our Board of Directors through the ESG & Enterprise Risk Committee and oversees disclosure to investors and stakeholders through our annual ESG Report, filings with the SEC and on our Company’s website. The ESG & Enterprise Risk Committee of the Board is comprised of non-executive directors providing oversight of governance, enterprise risk management and ESG matters. Members of the ESG & Enterprise Risk Committee assist the full Board in its oversight of the Company’s efforts on ESG matters and report to the Board on a quarterly basis.

Please see our 2022 Environmental, Social Responsibility & Governance Report on our website at https://www.mrcglobal.com, by clicking on “ESG”, then “2022 ESG Report”. Our 2023 ESG report will also be published at this link when available.

91	2023 Proxy Statement

MRC Global Cares

In 2022, MRC Global continued as a platform sponsor with the American Heart Association. We are proud that our Company and employees are supporting an organization fighting against the world’s leading cause of death. Our goal is to advance health, safety and well-being for our employees, customers and communities, and this sponsorship formalizes that commitment.

In addition, MRC Global has supported numerous charities and causes in each of the communities in which we operate.

92	2023 Proxy Statement

INCORPORATION BY REFERENCE

The Compensation & Human Capital Committee Report on Executive Compensation and the Report of the Audit Committee are not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings that MRC Global makes under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that MRC Global specifically incorporates this information by reference. In addition, the website addresses contained in this Proxy Statement are intended to provide inactive, textual references only. The information on these websites is not part of this Proxy Statement.

OTHER MATTERS

The Board has not received valid notice of any other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, all proxies that have been properly submitted will be voted in respect thereof as the proxyholders deem advisable.

It is important that proxies be returned promptly to ensure that your shares are represented at the Annual Meeting. Stockholders are urged to submit your proxy or voting instructions as soon as possible electronically over the internet, by telephone or, if you received a printed copy of the proxy materials, by completing, dating, signing and returning the enclosed proxy card or voting instruction form.

ACCESS TO REPORTS AND OTHER INFORMATION

We file our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements and other documents electronically with the SEC under the Exchange Act. You may obtain such reports from the SEC’s website at www.sec.gov.

Our website is www.mrcglobal.com. We make available free of charge through the Investor Relations tab of our website our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our Corporate Governance Guidelines, Code of Ethics for Senior Officers, Board committee charters, and the MRC Global Code of Ethics are also available on our website. We will provide, free of charge, a copy of any of our corporate documents listed above (i) upon written request to our Corporate Secretary at 1301 McKinney Street, Suite 2300, Houston, Texas 77010, or (ii) by email request to our Corporate Secretary at gc@mrcglobal.com, or (iii) by calling toll free at 877-294-7574.

Houston, Texas

March 22, 2023

93	2023 Proxy Statement

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies must be received by 11:59 p.m. Eastern Standard Time, on May 3, 2023
Vote by internet
• Go to www.investorvote.com/MRC
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
• Follow the instructions provided by the recorded message

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Proposals — The Board of Directors recommends a vote “FOR” the election of each of the Company nominees listed in Item I (A-H) below and “FOR” Proposals II and III.

I.	Election of eight Directors for a term to end as of the 2024 annual meeting

		For	Withhold
	1A. Deborah G. Adams	☐	☐
	1B. Leonard M. Anthony	☐	☐
	1C. George John Damiris	☐	☐
	1D. Barbara J. Duganier	☐	☐
	1E. Ronald L. Jadin	☐	☐
	1F. Anne McEntee	☐	☐
	1G. Robert J. Saltiel, Jr.	☐	☐
	1H. Robert L. Wood	☐	☐

II.	Approve a non-binding advisory resolution approving the Company’s named executive officer compensation.	For	Against	Abstain
		☐	☐	☐

III.	Ratification of Ernst & Young LLP as our independent registered public accounting firm for 2023.	For	Against	Abstain
		☐	☐	☐

B	Non-Voting Items

    Change of Address – Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

The signer hereby revokes all proxies previously given by the signer to vote at said Annual Meeting or any adjournments thereof. Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

2023 Proxy Statement

MRC GLOBAL INC.

Virtual Annual Meeting of Stockholders

via the Internet at https://www.meetnow.global/M5TXCV6

May 4, 2023

10:00 a.m. Houston, Texas time

Important notice regarding the internet availability of

proxy materials for the Annual Meeting of Stockholders.

The 2023 Proxy Statement and Annual Report are available at:

www.edocumentview.com/MRC

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy – MRC GLOBAL INC.

Proxy Solicited on Behalf of the Board of Directors of MRC Global Inc. for the Virtual Annual Meeting of Stockholders on May 4, 2023.

The stockholder of MRC Global Inc. (“MRC Global”) referenced on the reverse side hereof hereby appoints DANIEL J. CHURAY and KELLY YOUNGBLOOD, jointly and severally with full power of substitution, as proxies to represent and to vote all of the shares of MRC GLOBAL’s Stock the stockholder referenced on the reverse side hereof is entitled to vote at the Annual Meeting of Stockholders of MRC Global Inc. to be held on the 4th day of May, 2023, and at any and all adjournments thereof, on all matters coming before said meeting.

THIS PROXY, WHEN PROPERLY EXECUTED AND TIMELY RETURNED, WILL BE VOTED AS INDICATED. IF NO VOTING DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL LISTED COMPANY NOMINEES AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS ON THE OTHER MATTERS REFERENCED ON THE REVERSE SIDE HEREOF.

PLEASE SEE THE REVERSE SIDE FOR VOTING INSTRUCTIONS.

If you vote by telephone or the internet, please DO NOT mail back this proxy card.

THANK YOU FOR VOTING

2023 Proxy Statement